As filed with the Securities and Exchange Commission on November 8, 2001
                                                      Registration No. 333-69482
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                       PRE-EFFECTIVE AMENDMENT NO.2 TO THE
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933



                                AJS BANCORP, INC.
                 (Name of Small Business Issuer in Its Charter)

        Federal                          6712              (To be applied for)
(State or Jurisdiction             (Primary Standard        (I.R.S. Employer
  of Incorporation or     Industrial Classification Code   Identification No.)
     Organization)                      Number)

                            14757 South Cicero Avenue
                           Midlothian, Illinois 60445
                                 (913) 782-0026
          (Address and Telephone Number of Principal Executive Offices)

                            14757 South Cicero Avenue
                           Midlothian, Illinois 60445
     (Address of Principal Place of Business or Intended Principal Place of
                                    Business)

                                Thomas R. Butkus
                            14757 South Cicero Avenue
                           Midlothian, Illinois 60445
                                 (708) 687-7400
            (Name, Address and Telephone Number of Agent for Service)

                                   Copies to:

Alan Schick, Esq.                                   John J. Spidi, Esq.
Ned Quint, Esq.                                     Malizia Spidi & Fisch, PC
Luse Lehman Gorman Pomerenk &                       1100 New York Avenue, N.W.
Schick, P.C.                                        Suite 340 West
5335 Wisconsin Avenue, N.W.                         Washington, D.C. 20005
Suite 400
Washington, D.C. 20015

Approximate date of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, check the following box: [X]

If this Form is filed to register additional shares for an offering pursuant to Rule 462(b) under the Securities Act please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [_]

If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [_]


                                           CALCULATION OF REGISTRATION FEE
====================================================================================================================
                                                                                     Proposed
                                                                  Proposed           maximum
                                            Amount                maximum            aggregate
         Title of each class of              to be            offering price          offering           Amount of
       securities to be registered         registered             per share          price (1)       registration fee

--------------------------------------------------------------------------------------------------------------------
Common Stock, $0.10 par value per share       1,179,406           $10.00          $11,794,060       $2,949(2)
                                               shares
====================================================================================================================


_______________________

(1)   Estimated solely for the purpose of calculating the registration fee.

(2)   $2,641 has previously  been submitted.


The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS



                                AJS Bancorp, Inc.
         (Proposed holding company for A. J. Smith Federal Savings Bank)
                     Up to 1,025,570 Shares of Common Stock


     AJS Bancorp, Inc., a federally chartered savings and loan holding company, is offering its shares of common stock for a purchase price of $10.00 per share in connection with its mutual holding company reorganization. The shares we are offering represent 49% of the shares of common stock that will be outstanding following the reorganization. AJS Bancorp, Inc. will be the holding company for
A. J. Smith Federal Savings Bank. After the offering 51% of AJS Bancorp, Inc.'s outstanding common stock will be owned by AJS Bancorp, MHC, our federally chartered mutual holding company parent.

================================================================================

                              TERMS OF THE OFFERING

                             Price Per Share: $10.00
                   Expected Trading Market: OTC Bulletin Board
                          Expected Trading Symbol: AJSB
                       Minimum Purchase: 25 shares ($250)

                                                 MINIMUM            MAXIMUM
                                                 -------            -------

         Number of shares:                          758,030          1,025,570

         Gross offering proceeds:            $    7,580,300      $  10,255,700

         Estimated offering expenses:        $      550,000      $     550,000

         Estimated net proceeds:             $    7,030,300      $   9,705,700

         Estimated net proceeds per share:   $         9.27      $        9.46


================================================================================


With regulatory approval, we may increase the maximum number of shares by up to 15%, to 1,179,406 shares. We may not sell more than 1,025,570 shares unless the Office of Thrift Supervision approves the increase. You will not be notified of any increase in the number of shares that we sell. Management has indicated that they will make purchases in the offering. Such purchases will be included in determining whether the offering reaches the minimum number of shares offered for sale


    Please refer to "Risk Factors" beginning on page 9 of this document. An investment in the common stock is subject to various risks, including possible loss of principal.

     Neither the Securities and Exchange Commission, the Office of Thrift Supervision, nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     The shares of common stock offered hereby are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

     Trident Securities, a Division of McDonald Investments Inc., will use its best efforts to assist AJS Bancorp, Inc. in selling at least the minimum number of shares, but does not guarantee that this number will be sold. If we do not receive orders for the minimum number of shares offered, the offering will be terminated. Trident Securities is not obligated to purchase any shares of common stock in the offering. Trident Securities intends to make a market in the common stock.


     We have granted depositors and borrowers of A. J. Smith Federal Savings Bank as of certain dates the right to purchase our stock in a subscription offering before we sell any shares to the general public. If you wish to exercise your subscription rights, we must receive your order no later than 12:00 noon, central time, on December 11, 2001. We will offer any remaining shares in a community offering to persons who do not have these priority rights. We may commence or terminate the community offering at any time without notice to you. Orders submitted are irrevocable until the completion or termination of the reorganization, provided that persons who subscribe for common stock will have their funds promptly returned with interest, and all withdrawal authorizations will be cancelled if the reorganization and offering is not completed by January 25, 2002, unless extended with the permission of the Office of Thrift Supervision. With the approval of the Office of Thrift Supervision the reorganization and offering may be extended until December 19, 2003. We will place funds we receive for stock purchases in a separate interest-bearing account at A. J. Smith Federal Savings Bank until we complete or terminate the offering.



     For assistance, please contact the Stock Information Center at
(708)687-7410.




                               Trident Securities
                     A Division of McDonald Investments Inc.
                The date of this Prospectus is November 13, 2001

                                    Table of Contents

                                                                                          Page
                                                                                          ----
Summary .................................................................................    3

Risk Factors ............................................................................    8

Selected Financial Data .................................................................    13

Recent Developments .....................................................................    15

Proposed Management Purchases ...........................................................    21

Use of Proceeds .........................................................................    22

Dividend Policy .........................................................................    23

Market for Common Stock .................................................................    24

Historical and Pro Forma Regulatory Capital Compliance ..................................    25

Capitalization ..........................................................................    26

Pro Forma Data ..........................................................................    27

Management's Discussion and Analysis of
      Financial Condition and Results of Operations .....................................    31

AJS Bancorp, MHC ........................................................................    43

AJS Bancorp, Inc. .......................................................................    43

Business of A. J. Smith Federal Savings Bank ............................................    44

Regulation ..............................................................................    61

Taxation ................................................................................    67

Management ..............................................................................    68

The Reorganization and the Stock Offering ...............................................    74

Restrictions on the Acquisition of AJS Bancorp, Inc. and A. J. Smith Federal ............    87

Description of Capital Stock of AJS Bancorp, Inc. .......................................    89

Legal and Tax Matters ...................................................................    90

Experts .................................................................................    90

Transfer Agent ..........................................................................    90

Where You Can Find More Information .....................................................    91

Index to Financial Statements ...........................................................    F-1

           [Map of A. J. Smith Federal's Branch Network Appears Here]

                                     SUMMARY

         This summary explains the significant aspects of the reorganization and the stock offering. This summary may not contain all the information that is important to you. To understand the stock offering fully, you should read the prospectus carefully, including the consolidated financial statements and the notes to consolidated financial statements of A. J. Smith Federal.

The Companies

AJS Bancorp, MHC

         AJS Bancorp, MHC will, upon completion of the reorganization and stock offering, become the mutual holding company parent of AJS Bancorp, Inc. AJS Bancorp, MHC is not currently an operating company and has not engaged in any business to date. So long as AJS Bancorp, MHC exists, it will own at least 50.1% of the voting stock of AJS Bancorp, Inc.

AJS Bancorp, Inc.

         AJS Bancorp, Inc. will be the mid-tier stock holding company for A. J. Smith Federal following the reorganization and stock offering. AJS Bancorp, Inc. is not currently an operating company. AJS Bancorp, Inc. will be chartered under Federal law and will own 100% of the common stock of A. J. Smith Federal. Our executive office will be located at 14757 South Cicero Avenue, Midlothian, Illinois 60445, and our telephone number will be (708) 687-7400.

A. J. Smith Federal Savings Bank

         We were founded in 1892 by Arthur J. Smith as a building and loan cooperative organization. In 1924 we were chartered as an Illinois savings and loan association, and in 1934 we converted to a federal charter. In 1984 we amended our charter to become a federally chartered savings bank. We are a customer-oriented institution, operating from a main office located in Midlothian, Illinois, and one branch office located in Orland Park, Illinois. We intend to open a second branch location in Orland Park in 2002. Our primary business activity is the origination of one-to four-family real estate loans. Since 1994 we have originated a significant number of one-to four-family loans that are made to persons with weakened credit characteristics and are classified as "subprime loans" based upon Office of Thrift Supervision criteria. At June 30, 2001, $47.9 million, or 40.2% or our loan portfolio consisted of loans that were deemed to be subprime loans. To a lesser extent, we originate multi-family, commercial real estate and consumer loans. As part of our current business plan, we intend to develop our business banking by offering commercial loan and deposit products and services to business customers. We also invest in securities, primarily United States Government Agency securities and mortgage-backed securities. Through our wholly-owned subsidiary, A. J. S. Insurance, LLC, we offer insurance and investment services. We emphasize personal service for our customers, and believe that our ability to make prompt responses to customer needs and inquiries is an important element in attracting business. A full description of our products and services begins on page 44 of this prospectus.

Our Reorganization into a Mutual Holding Company and the Stock Offering

         In our current mutual form of ownership we do not have shareholders. Our depositors and certain of our borrowers currently have the right to vote on matters required to be put to a vote of members. The reorganization is a series of transactions by which we will convert from our current status as a mutual savings bank to the mutual holding company form of ownership. Following the reorganization, we will retain our current name, "A. J. Smith Federal Savings Bank," but we will be a subsidiary of AJS Bancorp, Inc., which in turn will be majority owned by AJS Bancorp, MHC. In addition, following the reorganization, we will become a stock form savings bank. Our depositors and certain borrower members will become members of AJS Bancorp, MHC, and will be entitled to vote on matters required to be put to a vote of members, such as the election of directors. The voting rights of depositors and certain of our borrowers have in AJS Bancorp, MHC are substantially the same as the rights such persons have in
A. J. Smith Federal in its present mutual form. As a stock savings association, we will continue to be subject to the regulation and supervision of the Office of Thrift Supervision and the Federal Deposit Insurance Corporation.

         As part of the stock offering, we are offering between 678,895 and 918,505 shares of AJS Bancorp, Inc.'s common stock. The purchase price will be $10.00 per share. All investors will pay the same price per share in the offering. We may increase the amount of stock to be sold to 1,056,281 shares without any further notice to you.

         We are undertaking the reorganization and offering at this time in order to have the funds available to diversify our business by expanding our branch network and establishing a commercial business lending and commercial banking presence in our market. For further information see "Management's Discussion and Analysis of Financial Condition and Results of Operations - Business Strategy". The offering proceeds will increase our capital and the amount of funds available to us for lending and investment. This will give us greater flexibility to diversify operations and expand the products and services we offer, including the opening of additional branches.

         Unlike a standard conversion transaction in which all of the common stock issued by the converting savings association is sold to the public, in a mutual holding company reorganization a majority of the outstanding voting stock must be held by the mutual holding company. Consequently, AJS Bancorp, MHC, our mutual holding company parent will own a majority of our outstanding shares of common stock. The shares that we are permitted to sell in the offering represents a minority of our outstanding shares. Based on these restrictions, our board of directors has decided that 49.0% of the shares outstanding after the reorganization will be sold in the offering, and 51.0% will be held by AJS Bancorp, MHC.

         The following chart shows our structure following the offering:

----------------------------------      --------------------------------

        AJS Bancorp, MHC                      Public Stockholders
----------------------------------      --------------------------------

                       51.0%                                 49.0%
                         of                                   of
                    common stock                         common stock
------------------------------------------------------------------------

                           AJS Bancorp, Inc.
------------------------------------------------------------------------

                                                100% of common stock
------------------------------------------------------------------------

                           A. J. Smith Federal
------------------------------------------------------------------------

How We Determined the Offering Range



         The offering range is based on an independent appraisal of our pro forma market value performed by Keller & Company, Inc., a firm experienced in appraisals of financial institutions. Keller & Company, Inc. has estimated that in its opinion as of August 24, 2001, as updated on October 18, 2001, the estimated pro forma market value of the common stock on a fully converted basis was between $13.9 million and $18.7 million, with a midpoint of $16.3 million.


         In preparing its appraisal, Keller & Company, Inc. considered the information contained in this prospectus, including the Consolidated Financial Statements. Keller & Company, Inc. also considered the following factors, among others:

         . the present and projected operating results and financial condition of AJS Bancorp, Inc. and A. J. Smith Federal and the economic and demographic conditions in A. J. Smith Federal's existing marketing areas;

         .  certain historical, financial and other information relating to A.
            J. Smith Federal; a comparative evaluation of the operating and financial statistics of A. J. Smith Federal with those of other similarly situated publicly traded thrifts and mutual holding companies;

         .  the aggregate size of the common stock offering;

         . the impact of the stock offering on AJS Bancorp, Inc.'s consolidated net worth and earnings potential; and

         . the trading market for securities of comparable institutions and general conditions in the market for such securities.

         In its review of the appraisal provided by Keller & Company, Inc., the board of directors reviewed the methodologies and the appropriateness of the assumptions used by Keller & Company, Inc. in addition to the factors listed above, and the board of directors believes that these assumptions were reasonable.


         The board of directors determined that the common stock should be sold at $10.00 per share and that of the shares outstanding immediately after the offering, 49.0% should be held by purchasers in the offering, and 51.0% should be held by AJS Bancorp, MHC. Based on the estimated valuation range and the purchase price, the number of shares of AJS Bancorp, Inc.'s common stock that will be outstanding upon completion of the stock offering will range from 1,547,000 to 2,093,000, and the number of shares of AJS Bancorp, Inc.'s common stock that will be sold in the stock offering will range from between 758,030 shares to 1,025,570 shares, with a midpoint of 891,800 shares. The number of shares that AJS Bancorp, MHC will own after the offering will range from 788,970 to 1,067,430. The estimated valuation range may be amended with the approval of the Office of Thrift Supervision, if required, or if necessitated by subsequent developments in the financial condition of A. J. Smith Federal or market conditions generally, or to fill the order of the employee stock ownership plan. We may be required to increase the amount of common stock offered for sale by up to 15%, up to a total of 1,179,406 shares.





         The appraisal will be updated before we complete the reorganization and stock offering. If the pro forma market value of the common stock at that time is either below $15.5 million or above $24.1 million, the new appraisal will be filed with the Securities and Exchange Commission. Under such circumstances, we will notify you, and you will have the opportunity to change or cancel your order.



         Two measures investors use to analyze an issuer's stock are the ratio of the offering price to the issuer's book value and the ratio of the offering price to the issuer's annual net income. Keller & Company, Inc. considered these ratios, among other factors, in preparing its appraisal. Book value is the same as total equity, and represents the difference between the issuer's assets and liabilities. The following table presents the ratio of the offering price to AJS Bancorp, Inc.'s pro forma book value and earnings per share for the periods indicated. See "Pro Forma Data" for a description of the assumptions we used in making these calculations.




                                                           At and For the Six Months Ended June 30, 2001
                                                    -----------------------------------------------------------
                                                       758,030        891,800       1,025,570       1,179,406
                                                     Shares Sold    Shares Sold    Shares Sold     Shares Sold
                                                      at $10.00      at $10.00      at $10.00       at $10.00
                                                      Per Share      Per Share      Per Share       Per Share
                                                    ------------  --------------   ------------   -------------
Pro forma price to book value ratio .............          59.67%         67.11%          73.96%         81.23%
                                                    ============   ============    ============   ============
Pro forma price to earnings ratio ...............          21.74x         25.00x          29.41x         33.33x
                                                    ============   ============    ============   ============

                                                           At and For the Year Ended December 31, 2000
                                                    -----------------------------------------------------------
                                                       758,030        891,800       1,025,570       1,179,406
                                                     Shares Sold    Shares Sold    Shares Sold     Shares Sold
                                                      at $10.00      at $10.00      at $10.00       at $10.00
                                                      Per Share      Per Share      Per Share       Per Share
                                                    ------------   -------------   ------------   -------------

Pro forma price to book value ratio .............          64.89%         68.63%          75.59%         82.92%
                                                    ============   ============    ============   ============
Pro forma price to earnings ratio ...............          10.99x         12.82x          14.71x         16.95x
                                                    ============   ============    ============   ============


         The independent appraisal does not indicate market value. Do not assume or expect that AJS Bancorp, Inc.'s valuation as indicated above means that the common stock will trade at or above the $10.00 purchase price after the stock offering.

Use of Proceeds

         AJS Bancorp, Inc. will use 50% of the net offering proceeds to buy all of the common stock of A. J. Smith Federal and will retain the remaining net proceeds for general business purposes. These purposes may include investment in securities, paying cash dividends or repurchasing shares of common stock. A. J. Smith Federal will use the funds it receives for general business purposes, including originating loans and purchasing securities. It is expected that in 2002 A. J. Smith Federal will add an additional branch location in Orland Park, a suburb of Chicago and we may add additional branch locations in the future.

         AJS Bancorp, Inc. will also loan an amount equal to 8% of the total dollar value of the common stock to be sold in the offering (which may be increased to 8% of 49.9% of the outstanding shares of common stock, if permitted by the Office of Thrift Supervision) to the employee stock ownership plan to fund its purchase of common stock in the offering.

         AJS Bancorp, Inc. and A. J. Smith Federal may also use the proceeds of the offering to expand and diversify their businesses, although they do not have any specific contracts, understandings or arrangements for the acquisition of other financial institutions or financial service companies or their assets. A.
J. Smith Federal has purchased property in Orland Park, Illinois for the purpose of building a branch facility. The branch is expected to be completed, and to open for business in 2002.


         Assuming we sell 891,800 shares in the offering, and our expenses are $550,000, we intend to distribute the net proceeds from the offering as follows:



         .  $4.2 million, or 50% of the net proceeds, will be contributed to A.
            J. Smith Federal;



         . $713,000, or 8% of the net proceeds, will be loaned to the employee stock ownership plan to fund its purchase of common stock; and



         . $3.5 million, or 42% of the net proceeds, will be retained by AJS Bancorp, Inc.


The Amount of Stock You May Purchase

         The minimum purchase is $250 (25 shares). No individual or individuals, exercising subscription rights through a single account, may purchase more than $50,000 (5,000 shares). If any of the following persons purchase stock, their purchases when combined with your purchases cannot exceed $200,000:

        .   relatives of you or your spouse living in your house

        . companies, trusts or other entities in which you have an interest or hold a position

        .   other persons who may be acting together with you

        .   accounts registered to the same address

We may decrease or increase the maximum purchase limitation without notifying you.

How We Will Prioritize Orders If We Receive Orders for More Shares Than Are Available for Sale

         You might not receive any or all of the shares you order. If we receive orders for more shares than are available, we will allocate stock, pursuant to our plan of reorganization, to the following persons or groups in order of priority:

         . ELIGIBLE ACCOUNT HOLDERS - Our depositors with a deposit balance of at least $50 at the close of business on March 31, 2000. Any remaining shares will be offered to:

         . OUR TAX-QUALIFIED EMPLOYEE PLANS - Any remaining shares will be offered to:

         . SUPPLEMENTAL ELIGIBLE ACCOUNT HOLDERS - Our depositors with a deposit balance of at least $50 at the close of business on September 30, 2001. Any remaining shares will be offered to:

         . OTHER MEMBERS - Our depositors as of October 31, 2001 and our borrowers as of April 16, 1984 who continue as borrowers as of the close of business on October 31, 2001. Any remaining shares will be offered to:

         .  OUR DIRECTORS, OFFICERS AND EMPLOYEES.

         If the above persons do not subscribe for all of the shares offered, we will offer the remaining shares to the general public in a community offering, giving preference to persons who reside in Cook and Will Counties, Illinois. We have the absolute right to accept or reject orders in the community offering. Orders submitted are irrevocable until the completion or termination of the reorganization, provided that all persons who subscribe for common stock will have their funds promptly returned with interest, and all withdrawal authorizations will be cancelled if the reorganization and offering is not completed by January 25, 2002, unless extended with the permission of the Office of Thrift Supervision. Under such circumstances, subscribers will have the right to maintain, increase, decrease or rescind their subscriptions previously submitted. With the approval of the Office of Thrift Supervision the reorganization and offering may be extended until December 19, 2003.


How You Can Pay For Stock

         You can pay for your shares by cash (only if delivered in person to our Stock Information Center), by check, bank draft or money order, or by authorization of withdrawal from deposit accounts you maintain at A. J. Smith Federal, without any penalty to you for early withdrawal. Although we will not withdraw your funds until the completion of the offering, you will not be able to otherwise use the funds you designated for withdrawal. If you wish to use an individual retirement account that you have at A. J. Smith Federal to pay for your shares, your individual retirement account funds will have to be transferred to a brokerage account. If you are interested in using your A. J. Smith Federal individual retirement account to purchase common stock, you must contact our Stock Information Center no later than December 4, 2001, as you must complete additional paperwork to use a A. J. Smith Federal individual retirement account.

Your Subscription Rights Are Not Transferable

         You may not assign or sell your subscription rights. Any transfer of subscription rights is prohibited by law. If you exercise subscription rights, you will be required to certify that you are purchasing shares for yourself and that you have no understanding or agreement to sell or transfer shares or your subscription rights. We intend to pursue any and all legal and equitable remedies if we learn of the transfer of any subscription rights. We will not accept orders that we determine to involve the transfer of subscription rights.

Benefits to Management from the Offering

         Our full-time employees will benefit from the offering through our employee stock ownership plan. This plan will buy shares of stock with a portion of the proceeds of the offering and then allocate the stock to employees over a period of time, at no cost to the employees. You can find more information about our employee stock ownership plan by reading the section of this document entitled "Management--Benefit Plans--Employee Stock Ownership Plan and Trust." Following the reorganization and offering, we also intend to implement a recognition and retention plan and a stock option plan, which will benefit our officers and directors. If our recognition and retention plan is approved by stockholders, our officers and directors will be awarded shares of common stock at no cost to them. If our stock option plan is approved by stockholders, stock options will be granted at no cost to officers and directors, but these persons will be required to pay the applicable option exercise price at the time of exercise in order to receive the shares of common stock. We expect that the recognition and retention plan and the stock option plan will purchase in the open market the shares to fund the awards.

          The following table summarizes the benefits that directors, officers and employees may receive from the reorganization and offering at the midpoint of the offering range:

                                                                                         Value of Shares
                                           Individuals Eligible          % of           Based on Midpoint
            Plan                            to Receive Awards         Shares Sold       of Offering Range
            ----                            -----------------         -----------       -----------------
Employee stock ownership plan                   Employees                  8%             $     713,440

Recognition and retention plan              Directors and officers         4%/(1)/        $     356,720

Stock option plan                           Directors and officers        10%                        --/(2)/



_______________
/(1)/ If we implement a recognition and retention plan within 12 months after the reorganization, Office of Thrift Supervision regulations would limit the plan to no more than 4% of the shares sold in the reorganization. The 4% limitation would not apply if we implement the plan more than 12 months after the reorganization.

/(2)/ Stock options will be granted with a per share exercise price at least equal to the market price of our common stock on the date of grant. The value of a stock option will depend upon increases, if any, in the price of our stock during the life of the stock option.

          The Office of Thrift Supervision has proposed regulations which would permit the employee stock ownership plan to purchase up to 8% of 49.9% of the outstanding shares of AJS Bancorp, Inc. common stock. The proposed regulations would also permit the (i) recognition and retention plan to award shares of common stock equal to 4% of the 49.9% of the outstanding shares of common stock; and (ii) stock option plan to grant options to purchase 10% of the 49.9% of the outstanding common stock. In addition, the proposed regulations permit a savings institution to obtain the approval of the recognition and retention plan and stock option plan at the time of the reorganization and offering, although actual awards may not be made until at least six months following completion of the reorganization. The proposed regulations have not yet been adopted and there can be no assurance that the final regulations will include the noted changes as proposed. In the event that the final regulations provide for the stock benefit plans to be funded at higher levels than is set forth in the table, then it is our intention to request Office of Thrift Supervision approval to fund these plans to the fullest extent permitted.

Restrictions on the acquisition of AJS Bancorp, Inc. and A. J. Smith Federal

          Federal regulation, as well as provisions contained in the charters and bylaws of AJS Bancorp, Inc. and A. J. Smith Federal restrict the ability of any person, firm or entity to acquire AJS Bancorp, Inc., A. J. Smith Federal, or their respective capital stock. These restrictions include the requirement that a potential acquirer of common stock obtain the prior approval of the Office of Thrift Supervision before acquiring in excess of 10% or 25% of the stock of AJS Bancorp, Inc. or A. J. Smith Federal. In addition, the charter and bylaws of AJS Bancorp, inc. include a provision that would, for a period of five years from the completion of the stock issuance, restrict the ability of any person other than AJS Bancorp, MHC from acquiring or offering to acquire the beneficial ownership of more than 10% of any class of equity security of AJS Bancorp, Inc. Because a majority of the shares of outstanding common stock of AJS Bancorp, Inc. must be owned by AJS Bancorp, MHC, any acquisition of AJS Bancorp, Inc. must be approved by AJS Bancorp, MHC. For further information see "Restrictions on the Acquisition of AJS Bancorp, Inc. and A. J. Smith Federal", beginning on page 88.


Possible Conversion of AJS Bancorp, MHC to Stock Form

          In the future, AJS Bancorp, MHC may convert from the mutual to capital stock form, in a transaction commonly known as a "second-step conversion." In a second-step conversion, members of AJS Bancorp, MHC would have subscription rights to purchase common stock of AJS Bancorp, Inc. or its successor, and the public stockholders of AJS Bancorp, Inc. would be entitled to exchange their shares of common stock for an equal percentage of shares of the converted AJS Bancorp, MHC. This percentage may be adjusted to reflect any assets owned by AJS Bancorp, MHC. AJS Bancorp, Inc.'s public stockholders, therefore, would own approximately the same percentage of the resulting entity as they owned prior to the second-step conversion. The board of directors has no current plan to undertake a "second-step conversion" transaction.

Our Policy Regarding Dividends

          We have not determined whether AJS Bancorp, Inc. will pay dividends on the common stock. If AJS Bancorp, Inc. pays dividends to its stockholders, it will also be required to pay dividends to AJS Bancorp, MHC unless AJS Bancorp, MHC elects to waive dividends. Any dividend waivers by AJS Bancorp, MHC are subject to Office of Thrift Supervision approval. We anticipate that AJS Bancorp, MHC will waive dividends, and under OTS regulations, such dividend waivers would not result in dilution to public stockholders in the event AJS Bancorp, MHC converts to stock form. See "Regulation--Holding Company Regulation."


                                  RISK FACTORS

          In addition to the other information in this document, you should consider carefully the following risk factors in deciding whether to purchase our common stock.

A Significant Portion of our Loan Portfolio Consists of Subprime Loans Which Present Greater Risk of Loss or Delinquency

          Since 1994 a significant portion of our loan originations have consisted of loans that have been made to borrowers with weakened credit characteristics such as prior loan payment delinquencies, foreclosure of prior loans, bankruptcies or prior non-payment of loans. Such borrowers may also appear to have a diminished capability to repay a loan based upon their debt-to-income ratio, the results of a credit review, or a review of other criteria that indicates that the borrower may have an insufficient credit history. These loans are characterized as "subprime loans" because of the higher risk associated with the type of borrower obtaining the loan. Our subprime loans are primarily secured by single family properties located throughout the Chicago metropolitan area. These loans are usually first or second mortgage loans. We try to minimize our risk of loss by ensuring that persons who obtain such loans satisfy our loan underwriting criteria in all respects except for the impaired credit history of the borrower and, in some instances higher debt to income ratios than are typical for loans that satisfy Fannie Mae underwriting criteria. However, our risks from such loans are reduced by the fact that borrowers of subprime loans have shown a tendency to refinance their loans frequently, and consequently subprime loans tend to remain in our portfolio for a shorter period of time than other one- to four-family loans. At June 30, 2001, $47.9 million, or 40.2% of our loan portfolio consisted of loans that were deemed to be subprime loans based upon Office of Thrift Supervision criteria.

          Subprime loans generally involve a greater degree of credit risk and loss than loan originations secured by one-to four-family properties where the borrowers do not have a poor credit history. Subprime loans, however, provide us with higher interest rates to compensate for the increased risk we are assuming. In the event that the economy in our market area experiences weakness, our subprime loans would be the most susceptible part of our loan portfolio to experience increased delinquencies and become nonperforming loans. Although we aggressively monitor our loan portfolio, there can be no assurance that our subprime loans will not experience higher delinquencies in the future.

We Intend To Develop A Commercial Business Loan Portfolio Which Will Increase Noninterest Expense And May Result In Losses

          Historically, we have not had, nor have we actively sought to develop, a significant commercial business loan portfolio. Recently, however, we have decided to develop our business banking activities, and in this regard, in May 2001 we hired an experienced commercial business lender to head up our commercial business lending program. In addition, we may hire additional employees with commercial business lending experience as circumstances warrant. The additional expense associated with increasing our personnel will adversely affect earnings until we can generate sufficient loan volume to cover the costs of developing our commercial business loan portfolio. We intend to increase our marketing efforts to attract commercial business borrowers from our existing customers and new customers. Because the yields on these types of loans are generally higher than yields on one- to four-family mortgage loans, our goal is to develop a significant commercial business loan portfolio consistent with safety and soundness considerations. Since we have had no significant commercial business lending program in the past, there can be no assurance that we will be successful in our efforts. Furthermore, although these loans offer higher yields than one- to four-family mortgage loans, they also involve greater risk. As we increase our portfolio of these loans, we may experience higher levels of nonperforming loans.

Our Low Return on Equity and Increased Non-Interest Expenses May Cause Our Common Stock Price to Decline

          Net income divided by average equity, known as "return on equity," is a ratio many investors use to compare the performance of a financial institution to its peers. We expect our return on equity to decrease as compared to our performance in recent years until we are able to invest our increased equity from the offering by adding loans, thereby increasing net interest income. Our return on equity will be reduced by increased equity from the offering and increased expenses due to the costs of being a public company, added expenses associated with our employee stock ownership plan, and, later on, our recognition and retention plan. In addition, we will incur additional noninterest expense associated with building a new branch office in Orland Park. It is expected that this branch will open in 2002. Until we can increase our net interest income and non-interest income, we expect our return on equity to be below the industry average, which may negatively impact the value of our common stock.

Changes in Interest Rates Could Hurt Our Profitability

          To be profitable, we have to earn more money in interest and other income than we pay as interest and other expenses. Our loan portfolio primarily consists of fixed rate loans that mature in more than five years. At June 30, 2001, our deposit accounts consisted of time deposit accounts, passbook accounts and demand deposits such as NOW accounts. Of our time deposits, $64.1 million, or 67.8% have remaining terms to maturity of one year or less. If interest rates rise, the amount of interest we pay on deposits is likely to increase more quickly than the amount of interest we receive on our loans and securities. This could cause our profits to decrease or could result in losses. If interest rates fall, many borrowers may refinance more quickly, and interest rates on interest-earning assets could fall, perhaps faster than the interest rates on our liabilities. This could also cause our profits to decrease or could result in losses. For additional information on our exposure to interest rates, see "Management's Discussion and Analysis of Financial Condition and Results of Operations--Management of Market Risk."

Recent terrorist attacks in the United States have affected the stock market and the general economy.

          On September 11, 2001, the World Trade Center in New York was destroyed and the Pentagon outside Washington, DC was damaged as a result of terrorist attacks. Following these attacks, stock prices declined in general, and questions were raised concerning the impact that the terrorist attacks and the United States' response would have on the national economy. These uncertainties have contributed to the existing slowdown in economic activity in the United States. To date, the terrorist attacks have not had an adverse effect on the financial position or operations of A. J. Smith Federal. Continuing weakness in the economy could, however, decrease our loan demand, increase our loan delinquencies and otherwise have an adverse impact on our business.

Strong Competition Both Within Our Market Area and from Internet Banks May Limit Our Growth and Profitability

          We conduct most of our business in Cook and Will Counties, Illinois. Competition in the banking and financial services industry in our market area is intense. Our profitability depends in large part on our continued ability to compete successfully. We compete with commercial banks, savings institutions, credit unions, finance companies, mutual funds, insurance companies, and brokerage and investment banking firms. In addition, we compete with internet banks, many of which are not located in our market area. Many of these competitors have substantially greater resources and lending limits than we do and offer certain services that we do not or cannot provide. This strong competition may limit our ability to grow in the future.

Our Employee Stock Benefit Plans Will Increase Our Costs, Which Will Reduce Our Income and Stockholders' Equity

          We anticipate that our employee stock ownership plan will purchase 8% of the common stock sold in the offering, with funds borrowed from AJS Bancorp, Inc. The cost of acquiring the employee stock ownership plan shares will be between $606,424 at the minimum of the offering range and $943,525 at the adjusted maximum of the offering range. We will record annual employee stock ownership plan expenses in an amount equal to the fair value of shares committed to be released to employees. If shares of common stock appreciate in value over time, compensation expense relating to the employee stock ownership plan would increase. We also intend to implement a recognition and retention plan. If the recognition and retention plan is implemented within 12 months after the reorganization, our officers and directors could be awarded, at no cost to them, up to an aggregate of 4% of the shares sold in the offering. These shares would be restricted as to transfer in accordance with the terms of the plan. In the event we implement the recognition and retention plan more than 12 months after the reorganization, the recognition and retention plan would not be subject to an Office of Thrift Supervision regulation limiting the plan to no more than 4% of the shares sold in the offering. Assuming the shares of common stock to be awarded under the plan are repurchased in the open market and cost the same as the purchase price in the offering, the reduction to stockholders' equity from the plan would be between $303,000 at the minimum of the offering range and $472,000 at the adjusted maximum of the offering range if 4% of the shares sold in the offering were awarded. See "Pro Forma Data " for a discussion of the increased benefit costs we will incur after the offering and how these costs will decrease our return on equity. In the event that a portion of the shares used to (i) fund the recognition and retention plan or (ii) satisfy the exercise of options from our stock option plan, is obtained from authorized but unissued shares, the issuance of additional shares will decrease our net income per share and stockholders' equity per share. This will also have a dilutive effect of up to 1.8% on the ownership interest of persons who purchase common stock in the offering.


An Increase in the Offering Range Would Be Dilutive to You

          We can increase the maximum of the offering range by up to 15% to reflect changes in market or financial conditions or to fill the order of our employee stock ownership plan. You will not be notified of any increase in the offering range. An increase in the offering will decrease our net income per share and our stockholders' equity per share. This would also increase the purchase price per share as a percentage of pro forma stockholders' equity per share and net income per share.

Our Valuation Is Not Indicative of the Future Price of Our Common Stock

          We cannot assure you that if you purchase common stock in the offering you will later be able to sell it at or above the purchase price in the offering. The final aggregate purchase price of the common stock in the conversion will be based upon an independent appraisal. The appraisal is not intended, and should not be construed, as a recommendation of any kind as to the advisability of purchasing shares of common stock. The valuation is based on estimates and projections of a number of matters, all of which are subject to change from time to time. See "The Reorganization and the Stock Offering--Stock Pricing and Number of Shares to be Issued" for the factors considered by Keller & Company, Inc. in determining the appraisal.

Our Stock Price May Decline

          The shares of common stock offered by this prospectus are not savings accounts or deposits, are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Savings Association Insurance Fund or any other government agency, and involve investment risk, including the possible loss of principal.

          Due to possible continued market volatility and to other factors, including certain risk factors discussed in this prospectus, we cannot assure you that, following the reorganization, the trading price of our common stock will be at or above the initial per share offering price. Publicly traded stocks, including stocks of financial institutions, have recently experienced substantial market price volatility. These market fluctuations may be unrelated to the operating performance of particular companies whose shares are traded. In several cases, common stock issued by recently converted financial institutions has traded at a price that is below the price at which the shares were sold in the initial offerings of those companies. The aggregate purchase price of the common stock in the offering is based on the independent appraisal by Keller & Company, Inc. After our shares begin trading, the trading price of our common stock will be determined by the marketplace, and may be influenced by many factors, including prevailing interest rates, investor perceptions and general industry and economic conditions.

Persons who purchase stock in the offering will own a minority of AJS Bancorp, Inc.'s common stock and will not be able to exercise voting control over most matters put to a vote of stockholders.

          Public stockholders will own a minority of the outstanding shares of AJS Bancorp, Inc.'s common stock. As a result, stockholders other than AJS Bancorp, MHC will not be able to exercise voting control over most matters put to a vote of stockholders. AJS Bancorp, MHC, through its board of directors, will own a majority of AJS Bancorp, Inc's common stock after the offering, and will be able to exercise voting control over most matters put to a vote of stockholders. The same directors and officers who manage AJS Bancorp, Inc. and
A. J. Smith Federal also manage AJS Bancorp, MHC. The only matters as to which stockholders other than AJS Bancorp, MHC will be able to exercise voting control include any proposal to implement a recognition and retention stock plan or stock option plan which is put to a vote of stockholders within one year of the offering, and any proposal to convert AJS Bancorp, MHC to the stock form of organization, although a proposal to convert AJS Bancorp, MHC to stock form would also require approval of depositors and others. In addition, AJS Bancorp, MHC could exercise its voting control to prevent a sale or merger transaction in which stockholders could receive a premium for their shares.

Limited Market for Our Common Stock May Lower Market Price

          We expect that our common stock will trade on the over the counter market with quotations available through the OTC Bulletin Board. It is not likely that an active and liquid trading market in shares of our common stock will develop. Persons purchasing shares may not be able to sell their shares when they desire if a liquid trading market does not develop or sell them at a price equal to or above the initial purchase price of $10.00 per share even if a liquid trading market develops.

The Offering May Extend Beyond December 11, 2001



          In the event that all shares of our common stock are not sold in the subscription offering and concurrent community offering, we may extend the community offering for a period of up to 45 days from the date of the expiration of the subscription offering, or until January 25, 2002. Further extensions are subject to Office of Thrift Supervision approval and may be granted for successive periods until December 19, 2003.


          A material delay in the completion of the sale of our common stock may result in a significant increase in the costs of completing the reorganization and offering. In the event of a delay, it is possible that you may not receive your shares or a refund quickly. In addition, during any delay, there may be significant changes in our operations and financial condition or the aggregate market value of the stock we will sell.

                             SELECTED FINANCIAL DATA

          The following tables set forth selected consolidated historical financial and other data of A. J. Smith Federal for the periods and at the dates indicated. In the opinion of management, all adjustments necessary for a fair presentation, consisting only of normal recurring adjustments, have been included in the information at and for the six months ended June 30, 2001 and 2000. The information is derived in part from, and should be read together with, the Consolidated Financial Statements and Notes thereto of A. J. Smith Federal contained elsewhere in this prospectus.

                                                 At June 30,                          At December 31,
                                                                       --------------------------------------------
                                                   2001                       2000                      1999
                                               -------------           -----------------         ------------------
                                                                       (In Thousands)
Selected Financial Condition Data:
----------------------------------

Total assets.............................      $   198,148               $   195,690               $   199,251
Loans receivable, net ...................          116,737                   107,769                   109,776
Mortgage-backed securities:
 Held to maturity .......................              412                       472                       556
  Available for sale ....................            9,363                    10,420                     9,305
Securities:
 Held to maturity .......................              324                       319                       388
  Available for sale ....................           45,441                    46,957                    37,153
Deposits ................................          162,508                   161,251                   161,793
Total borrowings ........................           12,000                    12,000                    17,500
Retained earnings .......................           19,125                    18,795                    17,456

                                                       Six Months Ended
                                                           June 30,                            Years Ended December 31,
                                                -----------------------------              -------------------------------
                                                    2001              2000                   2000                 1999
                                                -----------        ----------              ---------            ----------
                                                                              (In Thousands)
Selected Operations Data:
-------------------------

Total interest income....................       $    6,832          $   7,106              $  14,236            $   13,418
Total interest expense ..................            3,943              4,300                  8,504                 7,532
                                                ----------          ---------              ---------            ----------
  Net interest income ...................            2,889              2,806                  5,732                 5,886
Provision for loan losses ...............              120                 80                    300                   525
                                                ----------          ---------              ---------            ----------
Net interest income after
  provision for loan losses .............            2,769              2,726                  5,432                 5,361
Noninterest income ......................              542                543                  1,036                 1,164
Noninterest expense .....................            2,838              2,117                  4,463                 4,472
                                                ----------          ---------              ---------            ----------
Income before taxes .....................              473              1,152                  2,005                 2,053
Income tax provision ....................              143                395                    666                   791
                                                ----------          ---------              ---------            ----------
Net income ..............................       $      330          $     757              $   1,339            $    1,262
                                                ==========          =========              =========            ==========

                                                                                   At or for the
                                                                                     Six Months
                                                                                   Ended June 30,        Years Ended December 31,
                                                                                --------------------     -----------------------
                                                                                  2001        2000         2000           1999
                                                                                --------    --------     ---------      --------
Se1elected Financial Ratios and Other Data:
------------------------------------------
Performance Ratios:
  Return on assets (ratio of net income to
  average total assets) (1) ................................................      0.33%       0.74%       0.67%          0.65%
  Return on retained earnings (ratio of net income
  to average equity) (1) ...................................................      3.33        8.68        7.39           7.51
  Interest rate spread information:
  Average during period ....................................................      2.79        2.70        2.77           2.96
  Net interest margin (2) ..................................................      3.13        2.93        3.04           3.21
  Ratio of operating expense to average total assets .......................      2.88        2.08        2.23           2.30
  Efficiency ratio (3) .....................................................     82.72       63.21       65.94          63.43
  Ratio of average interest-earning assets to average interest-bearing
   liabilities .............................................................    107.87      105.10      105.84         105.95

Asset Quality Ratios:
  Non-performing assets to total assets
  at end of period .........................................................      0.82        0.77        0.77           0.84
  Allowance for loan losses to non-performing loans ........................    157.77      142.60      197.66         128.99
  Allowance for loan losses to loans receivable, gross .....................      1.91        2.00        2.15           1.93

Capital Ratios:
  Retained earnings to total assets at end of period .......................      9.65        8.68        9.60           8.76
  Average retained earnings to average assets ..............................     10.04        8.58        9.06           8.65

Other Data:
  Number of full-service offices ...........................................         2           2           2              2

__________________________________

(1)  Ratios for the six-month periods have been annualized.
(2)  Net interest income divided by average interest earning assets.
(3) Efficiency ratio represents non-interest expense as a percentage of net interest income plus non-interest income

                               RECENT DEVELOPMENTS

     The following tables set forth certain consolidated financial and other data of A. J. Smith Federal at and for the periods indicated. Consolidated financial data and financial ratios and other data at December 31, 2000 have been derived from and should be read in conjunction with the audited consolidated financial statements of A. J. Smith Federal and Notes thereto presented elsewhere in this prospectus. Consolidated financial and operating data and financial ratios and other data at and for the three and nine months ended September 30, 2001 and 2000 were derived from unaudited consolidated financial statements of A. J. Smith Federal which, in the opinion of management, include all adjustments (consisting of normal recurring accruals) for fair presentation of such information. The results of operations and ratios and other data presented for the three and nine months ended September 30, 2001 are not necessarily indicative of the results of operations for the fiscal year ending December 31, 2001.

                                           At September 30,   At December 31,
                                                 2001              2000
                                           ---------------     --------------
                                                        (In Thousands)

Selected Financial Condition Data:
---------------------------------

Total assets ............................   $ 200,940             $ 195,690
Loans receivable, net ...................     121,921               107,769
Mortgage-backed securities:
 Held to maturity .......................         385                   472
 Available for sale .....................       8,937                10,420
Investment securities:
 Held to maturity .......................         677                   319
 Available for sale .....................      45,737                46,957
Deposits ................................     163,960               161,251
Total borrowings ........................      12,000                12,000
Retained earnings - substantially
 restricted .............................      19,371                18,795

                                                    Three Months                        Nine Months
                                                 Ended September 30,                Ended September 30,
                                            ---------------------------         -------------------------

                                                2001           2000                2001           2000
                                            -----------     -----------         ----------     ----------
                                                                    (In Thousands)

Selected Operations Data:
------------------------

Total interest income ...................   $   3,424       $   3,593           $ 10,256       $  10,699
Total interest expense ..................       1,877           2,132              5,820           6,432
                                            ---------       ---------           --------       ---------
  Net interest income ...................       1,547           1,461              4,436           4,267
Provision for loan losses ...............         213              20                333             100
                                            ---------       ---------           --------       ---------
Net interest income after provision
  for loan losses .......................       1,334           1,441              4,103           4,167
Non-interest income .....................         288             238                830             781
Non-interest expense ....................       1,258           1,074              4,096           3,191
                                            ---------       ---------           --------       ---------
Income before taxes .....................         364             605                837           1,757
Income tax provision ....................         118             208                261             603
                                            ---------       ---------           --------       ---------
Net income ..............................   $     246       $     397           $    576       $   1,154
                                            =========       =========           ========       =========

                                                                                 Three Months ended         Nine Months ended
                                                                                    September 30,             September 30,
                                                                              -------------------------     ------------------
                                                                                2001            2000          2001      2000
                                                                              ----------    -----------     --------  --------
Selected Financial Ratios and Other Data:
----------------------------------------

Performance Ratios:
  Return on assets (ratio of net income to
    average total assets) (annualized) .................................          0.49%         0.80%         0.39%    0.76%
  Return on retained earnings (ratio of net income
    to average equity) .................................................          4.83          8.72          3.82     8.62
  Interest rate spread information:
  Average during period ................................................          2.90          2.72          2.83     2.75
  Net interest margin ..................................................          3.25          3.08          4.22     3.99
  Ratio of operating expense to average total assets
    (noninterest expense/assets) .......................................          2.51          2.17          2.75     2.11
  Efficiency ratio .....................................................         68.56         63.25         77.77    63.23
  Ratio of average interest-earning assets
    to average interest-bearing liabilities ............................        108.76        108.00        108.11   105.41

Asset Quality Ratios:
  Non-performing assets to total assets
    at end of period ...................................................          0.73          0.68          0.73     0.68
  Allowance for loan losses to non-performing loans ....................        168.62        161.15        168.62    61.15
  Allowance for loan losses to loans receivable, gross .................          1.98          1.96          1.98     1.96

Capital Ratios:
  Retained earnings to total assets at end of period ...................          9.64          9.34          9.64     1.96
  Average retained earnings to average assets ..........................         10.17          9.18         10.12     8.85

Other Data:
 Number of full-service offices .......................................              2             2             2        2

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF RECENT DEVELOPMENTS

Comparison of Financial Condition at September 30, 2001 and December 31, 2000

     Our total assets increased by $5.2 million, or 2.7%, to $200.9 million at September 30, 2001 from $195.7 million at December 31, 2000. The increase reflected growth in loans receivable, funded by an increase in deposits and decreases in cash and cash equivalents and securities. Loans increased by $14.1 million, or 13.1%, to $121.9 million at September 30, 2001 from $107.8 million at December 31, 2000. Our increase in loans resulted from a higher volume of one-to four-family mortgage loan originations reflecting increased demand as borrowers sought to take advantage of lower market interest rates. Cash and cash equivalents decreased $7.2 million, or 31.6%, to $15.6 million at September 30, 2001 from $22.8 million at December 31, 2000 to provide funding for loan originations. Securities classified as available-for-sale decreased by $2.7 million, or 4.7%, to $54.7 million at September 30, 2001 from $57.4 million at December 31, 2000. Total securities decreased as existing securities in our portfolio matured.

     Total deposits increased by $2.7 million, or 1.7%, to $164.0 million at September 30, 2001 from $161.3 million at December 31, 2000. While deposit levels were relatively stable, our transaction and savings deposits increased to $69.6 million from $65.3 million, while our certificate of deposit accounts decreased to $94.4 million from $95.9 million.

     Federal Home Loan Bank advances remained unchanged at $12.0 million at September 30, 2001 and December 31, 2000.

     Equity increased $1.4 million, or 7.5%, to $20.7 million at September 30, 2001 from $19.2 million December 31, 2000 reflecting income of $576,000 for the nine months ended September 30, 2001 and an $865,000 change in unrealized after-tax gains on securities available-for-sale, reflecting a lower interest rate environment in 2001.

Comparison of Operating Results for the Three Months Ended September 30, 2001 and 2000

     General. Net income for the three months ended September 30, 2001 was $246,000, a decrease of $151,000 or 38.0% from $397,000 for the three months ended September 30, 2000. The decrease in net income was primarily due to an increase of $141,000 in salaries and employee benefits, and a $193,000 increase in the provision for loan losses.

     Interest Income. Interest income decreased by $169,000 to $3.4 million for the three months ended September 30, 2001 from $3.6 million for the three months ended September 30, 2000. The decrease in interest income resulted primarily from a $129,000 decrease in interest received from interest-bearing deposits, a $110,000 decrease in interest income from securities, and a $60,000 decrease in income from federal funds sold. The decreases were partially offset by an increase of $132,000 in interest received from loans.

     Interest income from loans increased $132,000 or 5.7% to $2.4 million for the three months ended September 30, 2001 from $2.3 million for the three months ended September 30, 2000. The average yield on loans declined 46 basis points to 8.12% for the three months ended September 30, 2001 from 8.58% for the three months ended September 30, 2000. The decrease in average yield reflected a decrease in market interest rates generally, as well as the decrease in the balance of higher yielding subprime loans to $48.2 million at September 30, 2001, from $53.2 million at September 30, 2000. The effect of the decline in average yield on loans was more than offset by a $12.7 million increase in the average balance of loans outstanding for the same period.

     Interest income from securities decreased $110,000, or 11.7%, to $832,000 for the three months ended September 30, 2001 from $942,000 for the same period in 2000. The decrease was due to a 21 basis point decrease in the average yield of securities, as older, higher rate securities matured and were replaced in our portfolio with lower yielding securities, as well as a $5.2 million decrease in the average balance of securities outstanding during the three month period ended September 30, 2001.

     Income from our interest-bearing deposits at other financial institutions decreased by $129,000, or 63.9%, to $73,000 for the three months ended September 30, 2001 from $202,000 for the comparable period in 2000. The decrease in income from our interest-bearing deposits is primarily a result of the decrease in the average balance of interest-bearing deposits to $7.6 million from $11.9 million. Income from federal funds sold decreased $62,000, or 47.0% to $70,000 from $132,000, for the comparative three month periods. The decrease in income from federal funds reflects the decrease in the average balance to $6.8 million for the three months ended September 30,2001 from $9.0 million for the three months ended September 30, 2000. The decrease in the average balance of interest-bearing deposits at other financial institutions and federal funds sold reflects management's decision to use these sources of funds to fund our loan originations, as opposed to utilizing increased borrowings.

     Interest Expense. Total interest expense decreased by $255,000, or 12.0%, to $1.9 million for the three months ended September 30, 2001 from $2.1 million for the three months ended September 30, 2000. The decrease in interest expense resulted primarily from a decrease in the average cost of our interest-bearing liabilities to 4.28% from 4.85%, reflecting the decrease in market interest rates during the period.

     Interest expense on deposits decreased $253,000, or 13.0%, to $1.7 million for the three months ended September 30, 2001 from $1.9 million for the three months ended September 30, 2000. The average balance of deposits remained relatively stable, declining $273,000 to $163.5 million for the three months ended September 30, 2001 from $163.8 million for the three months ended September 30, 2000. In addition, the average cost of deposits decreased to 4.13% from 4.74%. The decrease in interest expense on deposits is primarily due to a decrease in the average balance of higher cost certificates of deposit accounts which decreased to an average balance of $94.3 million for the three months ended September 30, 2001 from an average balance of $98.9 million for the comparative period in 2000, as well as a decrease in the average cost of certificate of deposit accounts to 5.62% from 6.18%.

     Interest expense on Federal Home Loan Bank advances remained relatively stable, decreasing by $2,000, or 1.0% to $188,000 for the three months ended September 30, 2001 from $190,000 for the comparable period in 2000.

     Net Interest Income. Net interest income increased $86,000, or 5.9%, to $1.5 million for the three months ended September 30, 2001 from the three months ended September 30, 2000. Due to the activity noted above, the net interest spread increased 18 basis points to 2.90% from 2.72%, while the net interest margin increased 17 basis points to 3.25% from 3.08%.


     Provision for Loan Losses. We establish provisions for loan losses, which are charged to operations, at a level management believes is appropriate to absorb probable incurred credit losses in the loan portfolio. In evaluating the level of the allowance for loan losses, management considers historical loss experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower's ability to repay, estimated value of any underlying collateral, peer group information, and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available or as future events change. Based on our evaluation of these factors, management made provisions of $213,000 and $20,000 for the three months ended September 30, 2001 and 2000, respectively. The provisions for the three months ended September 30, 2001 and 2000 reflected management's evaluation of the loan portfolio within the context of the factors stated above as well as the higher rate of losses associated with our subprime loans. Originations of subprime loans during the three months ended September 30, 2001 and 2000 were $5.4 million and $2.9 million respectively. Net charge-offs totaled $25,000 and $47,000 for the same periods. The increase in the provision for loan losses is attributable to concerns regarding two mortgage loans secured by residential properties. The value of the properties securing the loans was impaired to a greater extent than management's initial assessment, resulting in a greater than expected provision. The allowance for loan losses was $2.5 million, or 1.99% of loans outstanding at September 30, 2001 as compared with $2.2 million, or 1.96% of loans outstanding at September 30, 2000. The level of the allowance is based on estimates and the ultimate losses may vary from the estimates.


     Management assesses the allowance for loan losses on a quarterly basis and makes provisions for loan losses as necessary in order to maintain the adequacy of the allowance. While management uses available information to recognize losses on loans, future loan loss provisions may be necessary based on changes in economic conditions. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the allowance for loan losses and may require us to recognize additional provisions based on their judgment of information available to them at the time of their examination. The allowance for loan losses as of September 30, 2001 is maintained at a level that represents management's best estimate of inherent losses in the loan portfolio, and such losses were both probable and reasonably estimable.

         Noninterest Income. Noninterest income increased $50,000 to $288,000 for the three months ended September 30, 2001 as compared to $238,000 for the three months ended September 30, 2000. The increase was attributable to an increase in the gain on sales of other real estate owned of $19,000 and a $22,000 increase in fees and service charges.

         Noninterest Expense. Noninterest expense for the three months ended September 30, 2001 was $1.3 million compared to $1.1 million for the three months ended September 30, 2000, an increase of $184,000, or 17.1%. The increase was a result of a $141,000 increase in salaries and employee benefits, and a $40,000 increase in occupancy and equipment expenses. Salaries and employee benefits is the largest component of noninterest expense and represented 53.3% and 49.3%, respectively, of total noninterest expense for the three months ended September 30, 2001 and 2000. The increase in salaries and employee benefits was due primarily to normal salary increases, bonuses and benefit plan accruals, and the hiring of a senior commercial business lender. The increase in occupancy expense resulted from increased maintenance and property tax expenses in 2001.

         Other noninterest expense increased $34,000, or 15.1%, to $258,000 during the three months ended September 30, 2001 from $224,000 during the comparable period in 2000. This increase reflects additional telephone expense of $12,000 reflecting our implementation of a banking-by-telephone program in 2001, and additional office supply expense of $11,000, which primarily was incurred in order to comply with the new privacy disclosure requirements.

         Provision for Income Taxes. The provision for income taxes decreased to $118,000 from $208,000, for the three months ended September 30, 2000. The decrease in the provision for income taxes reflects a decrease in A. J. Smith Federal's effective tax rate to 32.2% from 34.4%. The decrease in the effective tax rate is primarily attributable to a decrease in state income taxes resulting from purchases of United States government securities which are exempt from state taxation.

Comparison of Operating Results for the Nine Months Ended September 30, 2001 and 2000

         General. Net income decreased $578,000, or 50%, to $576,000 for the nine months ended September 30, 2001 from $1.2 million for the nine months ended September 30, 2000. The decrease in net income resulted from a decrease in interest income, an increase in the provision for loan losses and an increase in noninterest expense, partially offset by a decrease in interest expense.

         Interest Income. Total interest income decreased by $443,000, or 4.1%, to $10.3 million for the nine months ended September 30, 2001 from $10.7 million for the nine months ended September 30, 2000. The decrease in interest income resulted primarily from decreases in interest on federal funds sold and interest-bearing deposits in other financial institutions, partially offset by an increase in interest from loans receivable.


         Interest income on loans receivable increased $193,000, or 2.8%, to $7.1 million for the nine months ended September 30, 2001 from $6.9 million for the nine months ended September 30, 2000. The increase resulted from a $7.7 million, or 7.1%, increase in the average balance of loans to $115.6 million from $107.9 million, as loan originations exceeded repayments, reflecting generally lower interest rates in 2001. The average yield on loans receivable decreased to 8.18% from 8.52%, reflecting decreased market interest rates. The average yield on loans receivable is also affected by the level of subprime loans in our portfolio. The average yield on subprime loans was 9.30% and 9.43% for the nine months ended September 30, 2001 and 2000, respectively. The balance of subprime loans declined to $48.2 million or 48.3% of total loans at September 30, 2001 from $53.2 million, or 39.1% of total loans at September 30, 2000, reflecting management's decision to de-emphasize the origination of subprime loans.


         Interest income on securities remained relatively stable, increasing $20,000, or 0.8%, to $2.6 million for the nine months ended September 30, 2001.

         Interest income from interest-bearing deposits decreased $300,000, or 55.2%, to $243,000 for the nine months ended September 30, 2001 from $606,424 for the nine months ended September 30, 2000. The decrease resulted from a decline in the average yield to 4.95% from 6.78%, reflecting lower market interest rates in 2001. Interest income from federal funds sold decreased $356,000 or 51.6% to $334,000 for the nine months ended September 30, 2001 from $690,000 for the same period in 2000. The decrease was attributable to a decrease in the average balance of federal funds sold to $7.8 million from $14.4 million.


         Interest Expense. Total interest expense decreased $612,000, or 9.5%, to $5.8 million for the nine months ended September 30, 2001 from $6.4 million for the nine months ended September 30, 2000. The decrease in interest expense resulted primarily from decreases in the cost of deposits and Federal Home Loan Bank advances. Interest expense on deposits decreased $494,000, or 8.6%, to $5.3 million for the nine months ended September 30, 2001 from $5.8 million for the same period in 2000. The decrease resulted from a 26 basis point decrease in the cost of deposits to 4.36% from 4.62%, reflecting generally lower market interest rates in 2001. Interest expense on Federal Home Loan Bank advances decreased $118,000, or 17.3%, to $563,000 for the nine months ended September 30, 2001 from $681,000 for the nine months ended September 30, 2000. The increase resulted from a $2.3 million decrease in the average balance of Federal Home Loan Bank advances, as well as an 8 basis point decrease in the cost of Federal Home Loan Bank advances.

         Net Interest Income. Net interest income increased $169,000, or 4.0%, to $4.4 million for the nine months ended September 30, 2001 from $4.3 million for the same period in 2000. The net interest rate spread and the net interest margin increased during the period, reflecting lower levels of interest rates resulting in increased loan demand that exceeded the effects of the decrease in market rates. The net interest spread increased 8 basis points to 2.83% from 2.75% while the net interest margin increased 23 basis points to 4.22% from 3.99%.


         Provision for Loan Losses. We made a $333,000 provision for loan losses during the nine months ended September 30, 2001, as compared to $100,000 during the same period in 2000. The provision for both periods related primarily to the higher rate of losses associated with certain subprime mortgage loans, and charge-offs recorded during the year, as well as the amount of subprime loans in our portfolio. During the nine months ended September 30, 2001 and 2000, we originated $11.8 million and $9.8 million, respectively in subprime loans. During the nine months ended September 30, 2001 and 2000, we had net loan charge-offs of $234,000 and $89,000, respectively. This resulted in the allowance for loan losses increasing to 1.99% of loans outstanding at September 30, 2001 from 1.96% at September 30, 2000. The amount of the allowance is based on estimates and the ultimate losses may vary from the estimates. The allowance for loan losses as of December 31, 2000 is maintained at a level that represents management's best estimate of inherent losses in the loan portfolio and such losses were both probable and reasonably estimable.



         Noninterest Income. Noninterest income increased $49,000, or 6.3%, to $830,000 for the nine months ended September 30, 2001 from $781,000 for the same period in 2000 primarily as a result of increases in the gains on the sale of other real estate owned of $50,000.

         Noninterest Expense. Noninterest expense increased $905,000 or 28.4% to $4.1 million for the nine months ended September 30, 2001 from $3.2 million for the nine months ended September 30, 2000. This increase was a result of the $421,000 increase in salaries and employee benefits, an impairment charge of $154,000 related to our mortgage servicing rights, and a $179,000 increase in other expenses

         Salaries and employee benefits represented 54.2% and 55.0% of total noninterest expense for the nine months ended September 30, 2001 and 2000. Total salaries and employee benefits increased $467,000, or 26.9%, to $2.2 million for the nine months ended September 30, 2001 from $1.8 million for the same period in 2000. The increase is primarily due to changes in our deferred compensation plan for directors, resulting in an additional expense of $142,000 as well as normal salary increases, bonuses and benefit plan accruals, and the hiring of a commercial business lender.

         During the nine months ended September 30, 2001, we recorded an impairment charge of $154,000 to reflect the impact of declining interest rate environment in 2001 which reflected in higher prepayment speeds due to increased loan prepayments. Mortgage servicing rights are recognized as assets for purchased rights and for the allocated value of retained servicing rights on loans sold. Mortgage servicing rights are expensed in proportion to, and over the period of the life of the loan that was sold. Mortgage services rights are impaired when the fair value of the rights are compromised, either because the underlying loans are prepaid or the loans become delinquent or nonperforming. For further information see Notes 1 and 3 to Notes to Consolidated Financial Statements.

     Other noninterest expense increased $133,000 or 20.2% to $837,000 for the nine months ended September 30, 2001 from $658,000 during the same period in 2000. This increase reflects increased telephone expense of $27,000 reflecting our implementation of a banking-by-telephone in 2001 and an increase of $36,000 in office supply expense which primarily was incurred in order to comply with the new privacy disclosure requirement.

     Provision for Income Taxes. The provision for income taxes decreased to $261,000, or 31.2% of income before income taxes, for the nine months ended September 30, 2001 from $603,000, or 34.3%, for the nine months ended September 30, 2000 due to the increase in United States government securities which are not taxable for state purposes.

                          PROPOSED MANAGEMENT PURCHASES

     The following table sets forth, for each of our directors and executive officers and their associates, and for all of the directors and executive officers and their associates as a group, the proposed purchases of common stock, assuming sufficient shares are available to satisfy their subscriptions. Management purchases will be included with all subscriptions in determining whether the offering reaches the minimum amount of stock offered for sale.


                                                       Anticipated        Anticipated
                                                    Number of Shares      Dollar Amount           Percent
             Name and Title                          to be Purchased     to be Purchased       of Shares/(1)/
----------------------------------------           -----------------     ---------------       --------------
Thomas R. Butkus, Chairman of the Board,
 President and  Chief Executive Officer .........         20,000           $  200,000                2.2%

Roger L. Aurelio, Director ......................         20,000              200,000                2.2

Raymond J. Blake, Director ......................         20,000              200,000                2.2

Jack A. Long, Director ..........................          1,000               10,000                0.1

Edward S. Milen, Director .......................         10,000              100,000                1.1

James J. Andretich, Executive Vice President ....          1,000               10,000                0.1

W.  Anthony Kopp, Senior Vice President .........          1,000               10,000                0.1

Lyn G. Rupich, Vice President and
  Chief Financial Officer .......................         10,000              100,000                1.1
                                                       ---------           ----------            -------


All directors and executive officers as a group
  (eight persons) ...............................         83,000           $  830,000                9.1%
                                                       =========           ==========            =======


________________________

(1) Based upon the midpoint of the offering range.

     In addition, the employee stock ownership plan currently intends to purchase 8% of the common stock sold in the offering (which may be increased to 8% of 49.9% of the outstanding shares of common stock, if permitted by the Office of Thrift Supervision) for the benefit of officers and employees. Stock options and stock grants may also be granted in the future to directors, officers and employees. See "Management--Benefit Plans" for a description of these plans.

                                 USE OF PROCEEDS

     The following table presents the estimated net proceeds of the offering, the amount to be retained by AJS Bancorp, Inc., the amount to be contributed to
A. J. Smith Federal, and the amount of AJS Bancorp, Inc.'s loan to the employee stock ownership plan. See "Pro Forma Data" for the assumptions used to arrive at these amounts.


                                                        758,030         891,800       1,025,570       1,179,406
                                                       Shares at       Shares at      Shares at      Shares at
                                                      $10.00 Per      $10.00 Per     $10.00 Per     $10.00 Per
                                                         Share           Share          Share          Share
                                                      ----------      ----------     ----------     ----------
                                                                            (In Thousands)
Gross proceeds .....................................  $    7,580      $    8,918     $   10,256     $   11,794
Less: estimated offering expenses ..................         550             550            550            550
                                                      ----------      ----------     ----------     ----------
Net proceeds .......................................  $    7,030      $    8,368     $    9,706     $   11,214
                                                      ==========      ==========     ==========     ==========
Amount to be contributed to A. J. Smith Federal
  (50% of the net proceeds) ........................  $    3,515      $    4,184     $    4,853     $    5,607

Amount of loan to employee stock
   ownership plan (8% of the net proceeds) .........         606             713            820            944
                                                      ----------      ----------     ----------     ----------
Net amount to be retained by
   AJS Bancorp, Inc (42% of the net proceeds). .....  $    2,909      $    3,471     $    4,033     $    4,663
                                                      ==========      ==========     ==========     ==========


     AJS Bancorp, Inc. will purchase all of the capital stock of A. J. Smith Federal to be issued in the reorganization in exchange for 50% of the net proceeds of the offering. Receipt of 50% of the net proceeds will increase A. J. Smith Federal's capital and will support the expansion of A. J. Smith Federal's existing business activities, as described below.


     AJS Bancorp, Inc. intends to loan the employee stock ownership plan the amount necessary to acquire shares of common stock at the time of the reorganization and offering. The loan to the employee stock ownership plan will be $606,000 and $944,000 at the minimum and maximum of the offering range. See "Management--Benefit Plans--Employee Stock Ownership Plan and Trust."



     The net proceeds available to A. J. Smith Federal will be used for general corporate purposes, including the opening of a new branch in Orland Park. On a short-term basis, A. J. Smith Federal may purchase investment and mortgage-backed securities. The net proceeds received by A. J. Smith Federal will further strengthen A. J. Smith Federal's capital position, which currently exceeds regulatory requirements. After the offering, A. J. Smith Federal's tangible capital ratio will be 11.15%, based upon the midpoint of the offering range. As a result, A. J. Smith Federal will continue to be a well-capitalized institution.


     Initially, we will use the remaining net proceeds retained by us to invest in United States Government and federal agency securities of various maturities, deposits in either the Federal Home Loan Bank of Chicago or other financial institutions, or a combination of these items. Depending on market conditions or business opportunities available to us and A. J. Smith Federal, the net proceeds may ultimately be used to:

     .    support A. J. Smith Federal's lending activities;

     . support the future expansion of operations through the establishment or acquisition of branch offices or other customer facilities or financial institutions. At this time we have purchased property which will be the location for our second branch office in Orland Park, Illinois. The branch is expected to open in 2002; or

     . pay regular or special cash dividends, repurchase common stock or pay returns of capital.


     We intend to consider stock repurchases, dividends and tax-free returns of capital to the extent deemed appropriate by our board of directors based upon then existing facts and circumstances and as permitted by the Office of Thrift Supervision. A return of capital is similar to a cash dividend, except for tax purposes it is an adjustment to your tax basis rather than income to you. We have committed to the Office of Thrift Supervision that we will not take any action toward paying a tax-free return of capital during the first year after we complete the reorganization.

     The facts and circumstances under which we would consider stock repurchases may include but not be limited to the following:

     . market and economic factors such as the price at which the stock is trading in the market, the volume of trading, the attractiveness of other investment alternatives in terms of the rate of return and risk involved in the investment, the ability to increase the book value and/or earnings per share of the remaining outstanding shares, and an improvement in our return on equity;

     . the avoidance of dilution to stockholders by not having to issue additional shares to cover the exercise of stock options or to fund employee stock benefit plans;

     . any other circumstances in which repurchases would be in the best interests of AJS Bancorp, Inc. and our stockholders.

     No stock will be repurchased by us unless A. J. Smith Federal continues to exceed all applicable regulatory requirements after the repurchases. In addition, during the first year following the reorganization, the Office of Thrift Supervision will only allow us to purchase up to 5% of our common stock and only if extraordinary circumstances exist in support of the repurchase.

     Our net proceeds may vary because total expenses of the offering may be more or less than those estimated. The net proceeds will also vary if the number of shares to be issued in the offering is adjusted to reflect a change in the estimated pro forma market value of A. J. Smith Federal. Payments for shares made through withdrawals from existing deposit accounts at A. J. Smith Federal will not result in the receipt of new funds for investment by A. J. Smith Federal; rather they will result in a reduction of A. J. Smith Federal's interest expense and liabilities as funds are transferred from interest-bearing certificates or other deposit accounts to purchase shares.

                                 DIVIDEND POLICY


     We have not determined when, or if we will pay dividends on the common stock. Any future payment of dividends will depend upon a number of factors, including the amount of net proceeds retained by us following the offering, investment opportunities available to us, capital requirements, our financial condition and results of operations, tax considerations, statutory and regulatory limitations, and general economic conditions. We cannot assure you that we will pay any dividends or that, if paid, we will not reduce or eliminate dividends in the future. Special cash dividends, stock dividends or tax-free returns of capital may be paid in addition to, or in lieu of, regular cash dividends. However, we have committed to the Office of Thrift Supervision that we will not take any action toward paying a tax-free return of capital during the first year after we complete the reorganization.

     If AJS Bancorp, Inc. pays dividends to its stockholders, it also will be required to pay dividends to AJS Bancorp, MHC, unless AJS Bancorp, MHC elects to waive the receipt of dividends. We anticipate that AJS Bancorp, MHC will waive dividends paid by AJS Bancorp, Inc. Any decision to waive dividends will be subject to regulatory approval. Under Office of Thrift Supervision regulations, public stockholders would not be diluted for any dividends waived by AJS Bancorp, MHC in the event AJS Bancorp, MHC converts to stock form. See "Regulation - Holding Company Regulation."

     Dividends from AJS Bancorp, Inc. will depend, in large part, upon receipt of dividends from A. J. Smith Federal, because AJS Bancorp, Inc. initially will have no source of income other than dividends from A. J. Smith Federal, earnings from the investment of proceeds from the sale of shares of common stock, and interest payments with respect to AJS Bancorp, Inc.'s loan to the employee stock ownership plan. A regulation of the Office of Thrift Supervision imposes limitations on "capital distributions" by savings institutions such as A. J. Smith Federal. AJS Bancorp Inc., however, will not be subject to Office of Thrift Supervision regulatory restrictions on the payment of dividends. See "Regulation--Capital Distributions."

     Any payment of dividends by A. J. Smith Federal to AJS Bancorp, Inc. which would be deemed to be drawn out of A. J. Smith Federal's bad debt reserves would require a payment of taxes at the then-current tax rate by A. J. Smith Federal on the amount of earnings deemed to be removed from the reserves for such distribution. A. J. Smith Federal does not intend to make any distribution to AJS Bancorp, Inc. that would create such a federal tax liability. See "Taxation."

                             MARKET FOR COMMON STOCK

     Because this is our initial public offering, there is no market for our common stock at this time. After we complete the offering, we anticipate that our common stock will be traded and quoted on the over the counter market with quotations available through the OTC Electronic Bulletin Board under the symbol "AJSB." Trident Securities has indicated its intention to make a market in our common stock. Making a market may include the solicitation of potential buyers and sellers in order to match buy and sell orders. However, Trident Securities will not be subject to any obligation with respect to these efforts.

     The development of a public market having the desirable characteristics of depth, liquidity and orderliness depends on the existence of willing buyers and sellers, the presence of which is not within the control of AJS Bancorp, Inc. or any market maker. There can be no assurance that persons purchasing the common stock will be able to sell their shares at or above the subscription price of $10.00 per share. Therefore, purchasers of the common stock should have a long-term investment intent and should recognize that there may be a limited trading market in the common stock. This may make it difficult to sell the common stock after the offering and may have an adverse effect on the price at which the common stock can be sold.

             HISTORICAL AND PRO FORMA REGULATORY CAPITAL COMPLIANCE

         At June 30, 2001, A. J. Smith Federal exceeded all of its regulatory capital requirements. The following table sets forth A. J. Smith Federal's historical capital under generally accepted accounting principles and regulatory capital at June 30, 2001 and the pro forma capital of A. J. Smith Federal after giving effect to the offering, based upon the sale of the number of shares shown in the table. The pro forma capital amounts reflect the receipt by A. J. Smith Federal of 50% of the net offering proceeds, minus the amounts to be loaned to our employee stock ownership plan and to be contributed to our proposed recognition and retention plan. The pro forma risk-based capital amounts assume the investment of the net proceeds received by A. J. Smith Federal in assets which have a risk-weight of 20% under applicable regulations, as if the net proceeds had been received and so applied at June 30, 2001.



                                                                                Pro Forma Based Upon Sale of
                                                    -----------------------------------------------------------------------------
                                                      758,030 Shares at     891,800 Shares at Midpoint   1,025,570 Shares at
                                    Historical at    Minimum of Offering        of Offering Range        Maximum of Offering
                                    June 30, 2001          Range                                                Range
                                -------------------------------------------------------------------------------------------------
                                Amount     Percent/(2)/    Amount  Percent          Amount   Percent           Amount    Percent
                                ------     -------         ------  -------          ------   -------           ------    -------
                                                                                    (Dollars in Thousands)
GAAP Capital ................  $ 19,812     10.00%        $ 22,418  11.22%         $ 22,926   11.44%          $ 23,435    11.67%
                               ========     =====         ========  =====          ========   =====           ========    =====
Tangible Capital
 Capital (3) ................  $ 19,125      9.70%        $ 21,731  10.88%         $ 22,239   11.10%          $ 22,748    11.33%
 Requirement ................     2,959      1.50            2,997   1.50             3,005    l.50              3,012     1.50
                               --------     -----         --------  -----          --------   -----           --------    -----
 Excess......................  $ 16,166      8.20%        $ 18,734   9.38%         $ 19,234    9.60%          $ 19,736     9.83%
                               ========     =====         ========  =====          ========   =====           ========    =====

Tier 1 (core) capital
 Capital level (3) ..........  $ 19,125      9.70%        $ 21,731  10.88%         $ 22,239   11.10%          $ 22,748    11.33%
 Requirement ................     7,889      4.00            7,992   4.00             8,012    4.00              8,032     4.00
                               --------     -----         --------  -----          --------   -----           --------    -----
 Excess .....................  $ 11,236      5.70%        $ 13,739   6.88%         $ 14,227    7.10%          $ 14,716     7.33%
                               ========     =====         ========  =====          ========   =====           ========    =====
Risk-based capital
 Capital(3)(4) ..............  $ 20,893     22.78%        $ 23,499  25.49%         $ 24,007   26.01%          $ 24,516    26.53%
 Requirement ................     7,338      8.00            7,376   8.00             7,384    8.00              7,392     8.00
                               --------     -----         --------  -----          --------   -----           --------    -----
 Excess .....................  $ 13,555     14.78%        $ 16,123  17.49%         $ 16,623   18.07%          $ 17,124    18.53%
                               ========     =====         ========  =====          ========   =====           ========    =====


                               ---------------------------
                               1,179,406 Shares (1) at 15%
                               above the Maximum of the
                                     Offering Range
                               ---------------------------
                                  Amount       Percent
                                  ------       -------
GAAP Capital ................    $ 24,018       11.93%
                                 ========       =====
Tangible Capital
 Capital (3) ................    $ 23,331       11.58%
 Requirement ................       3,021        1.50
                                 --------       -----
 Excess......................    $ 20,310       10.08%
                                 ========       =====

Tier 1 (core) capital
 Capital level (3) ..........    $ 23,331       11.58%
 Requirement ................       8,056        4.00
                                 --------       -----
 Excess .....................    $ 15,275        7.58%
                                 ========       =====
Risk-based capital
 Capital(3)(4) ..............    $ 25,099       27.13%
 Requirement ................       7,400        8.00
                                 --------       -----
 Excess .....................    $ 17,699       19.13%
                                 ========       =====


___________________________

/(1)/ As adjusted to give effect to an increase in the number of shares which could occur due to an increase in the offering range of up to 15% as a result of regulatory considerations, demand for the shares, or changes in market conditions or general financial and economic conditions following the commencement of the offering.
/(2)/ Based upon adjusted total assets of $197.2 million for the purposes of computing tangible and core capital requirements, and net risk-weighted assets of $91.7 million. Historic risk based capital is comprised of core capital of $19.1 million, plus the qualifying portion of A. J. Smith Federal's allowance for loan losses of $1.2 million at June 30, 2001.
/(3)/ Pro forma capital levels assume that (i) the recognition plan is funded through purchases in the open market of a number of shares equal to 4% of the common stock sold in the offering and (ii) the employee stock ownership plan purchases 8% of the shares sold in the offering. See "Management" for a discussion of the recognition plan and employee stock ownership plan.
/(4)/ In order to be considered "well-capitalized" under the Prompt Corrective Action provisions of federal banking law, A. J. Smith Federal must maintain a core capital ratio of 4% of total adjusted assets. However, the current core capital requirement for savings associations is 3% of total adjusted assets. The Office of Thrift Supervision has proposed core capital requirements that would require a core capital ratio of 3% of total adjusted assets for thrifts that receive the highest supervisory rating for safety and soundness and a 4% to 5% core capital ratio requirement for all other thrifts. See "Regulation--Capital Requirements."

                                 CAPITALIZATION

     The following table presents the historical capitalization of A. J. Smith Federal at June 30, 2001, and our pro forma consolidated capitalization after giving effect to the offering, based upon the sale of the number of shares shown below and the other assumptions set forth under "Pro Forma Data."


                                                                                          AJS Bancorp, Inc.- Pro Forma
                                                                                          Based upon Sale at $10.00 Per Share
                                                                          --------------------------------------------------------
                                                                             758,030       891,800     1,025,570      1,179,406
                                                             A. J. Smith      Shares        Shares        Shares     Shares/(1)/
                                                               Federal     (Minimum of   (Midpoint of  (Maximum of   (15% above
                                                              Historical     Offering      Offering      Offering     Maximum of
                                                            Capitalization    Range)        Range)        Range)    Offering Range)
                                                            -------------- -----------   -----------   -----------  --------------
                                                                                       (In Thousands)
Deposits/(2)/ .............................................   $  162,508    $  162,508    $  162,508    $  162,508    $  162,508
Borrowings ................................................       12,000        12,000        12,000        12,000        12,000
                                                              ----------    ----------    ----------    ----------    ----------
Total deposits and borrowings .............................   $  174,508    $  174,508    $  174,508    $  174,508    $  174,508
                                                              ==========    ==========    ==========    ==========    ==========

Stockholders' equity:
   Preferred stock, $.01 par value, 20,000,000
      shares authorized; none to be issued ................   $       --    $       --    $       --     $      --    $       --
   Common stock, $.01 par value, 50,000,000 shares
      authorized; shares to be issued as reflected/(3)/ ...           --             8             9            10            12


Additional paid-in capital/(3)/ ...........................           --         7,022         8,359         9,696        11,232
Retained earnings/(4)/ ....................................       19,125        19,125        19,125        19,125        19,125
Accumulated other comprehensive income ....................          687           687           687           687           687

Less:
   Common stock acquired by our employee stock
      ownership plan/(5)/ .................................           --           606           713           820           944
   Common stock to be acquired by our
      recognition and retention plan/(6)/ .................           --           303           357           410           472
                                                              ----------    ----------    ----------    ----------    ----------
Total equity ..............................................   $   19,812    $   25,933    $   27,110    $   28,288    $   29,640
                                                              ==========    ==========    ==========    ==========    ==========

Pro forma shares outstanding:
-----------------------------
Total shares outstanding ..................................                  1,547,000     1,820,000     2,093,000     2,406,950
Shares issued to AJS Bancorp, MHC .........................                    788,970       928,200     1,067,430     1,227,544
Shares offered for sale ...................................                    758,030       891,800     1,025,570     1,179,406


______________

/(1)/ As adjusted to give effect to an increase in the number of shares that could occur due to an increase in the offering range of up to 15% as a result of regulatory considerations, demand for the shares, or changes in market conditions or general financial and economic conditions following the commencement of the offering, or to fill the order of the employee stock ownership plan.

/(2)/ Does not reflect withdrawals from deposit accounts for the purchase of common stock in the offering. These withdrawals would reduce pro forma deposits by the amount of the withdrawals.

/(3)/ The sum of the par value and additional paid-in capital accounts equals the net offering proceeds. No effect has been given to the issuance of additional shares of common stock pursuant to a stock option plan. Assumes that an amount equal to 10% of the shares of common stock sold in the offering will be reserved for issuance under the plan. The number of shares may be increased if permitted by the Office of Thrift Supervision. See "Pro Forma Data" and "Management--Benefit Plans--Stock Option Plan."

/(4)/ The retained earnings of A. J. Smith Federal will be substantially restricted after the reorganization and offering.

/(5)/ Assumes that 8% of the common stock sold in the offering will be purchased by our employee stock ownership plan. The common stock acquired by this plan is reflected as a reduction of stockholders' equity. Assumes the funds used to acquire the shares will be borrowed from AJS Bancorp, Inc. See Note 1 to the table set forth under "Pro Forma Data" and "Management--Benefit Plans--Employee Stock Ownership Plan and Trust."

/(6)/ Gives effect to the recognition and retention plan. It is expected the plan would acquire an amount of common stock equal to 4% of the shares of common stock sold in the offering, or 27,156, 31,948, 36,740 and 42,251 shares at the minimum, midpoint, maximum and 15% above the maximum of the offering range, respectively. The table assumes that the shares are purchased in the open market at $10.00 per share. The number of shares under this plan may be increased if permitted by the Office of Thrift Supervision. The common stock acquired by the recognition and retention plan is reflected as a reduction in stockholders' equity. If the shares are purchased at prices higher or lower than the initial purchase price of $10.00 per share, the purchases would have a greater or lesser impact, respectively, on stockholders' equity. If the recognition and retention plan is implemented more than 12 months after the reorganization, the plan would not be subject to Office of Thrift Supervision regulations limiting the plan to no more than 4% of the shares of common stock sold in the offering. To the extent shares to fund the recognition and retention plan are obtained from authorized but unissued shares, stockholders who purchase in the offering will experience dilution of up to 1.8%. See "Pro Forma Data" and "Management--Benefit Plans--Recognition and Retention Plan."

                                 PRO FORMA DATA


     We are not able to determine the actual net proceeds from the sale of the common stock until the offering is completed. However, we estimate that net proceeds will be between $7.0 million and $9.7 million, or $11.2 million if the maximum of the independent valuation is increased by 15%. Our estimate is based on the assumption that the total expenses, including the marketing fees paid to Trident Securities, Inc., will be approximately $550,000.

     We calculated the pro forma consolidated net income and stockholders' equity of A. J. Smith Federal for the six months ended June 30, 2001 and the year ended December 31, 2000, as if the common stock had been sold at the beginning of those periods and the net proceeds had been invested at 3.70% and 5.95% for the six months ended June 30, 2001 and the year ended December 31, 2000, respectively. We chose these yields because they represent the yields on the one-year U.S. treasury bill at June 30, 2001 and at December 31, 2000. In light of changes in interest rates in recent periods, A. J. Smith Federal believes these rates more accurately reflect pro forma reinvestment rates than the arithmetic average method which assumes reinvestment of the net proceeds at a rate equal to the average of the yield on interest earning assets and the cost of deposits for these periods. We assumed a tax rate of 34% for both periods. This results in an after-tax yield of 2.44% for the six months ended June 30, 2001 and 3.93% for the year ended December 31, 2000.

     We calculated historical and pro forma per share amounts by dividing historical and pro forma amounts of pro forma consolidated net income and stockholders' equity by the indicated number of shares of common stock. We adjusted these figures to give effect to the shares purchased by the employee stock ownership plan. We computed per share amounts for each period as if the common stock was outstanding at the beginning of the periods, but we did not adjust per share historical or pro forma stockholders' equity to reflect the earnings on the estimated net proceeds. As discussed under "Use of Proceeds," AJS Bancorp, Inc. intends to retain 50% of the net proceeds from the offering and intends to make a loan to the employee stock ownership plan to fund the employee stock ownership plan's purchase of 8% of the common stock sold in the offering. The loan is assumed to be repaid in substantially equal principal payments over a period of years.

     The following table gives effect to the recognition and retention plan. The recognition and retention plan will acquire an amount of common stock equal to 4% of the shares of common stock sold in the offering if the plan is adopted within one year of the stock offering, and 5% if the plan is adopted thereafter, through open market purchases. In preparing the table below we assumed that stockholder approval has been obtained and that the recognition and retention plan purchases in the open market a number of shares equal to 4% of the shares sold in the offering at the same price for which they were sold in the stock offering. The stock is assumed to be awarded under the program in awards that vest gradually over five years.

     The following table does not give effect to:

     .    the shares to be reserved for issuance under the stock option plan;

     . withdrawals from deposit accounts for the purpose of purchasing common stock in the stock offering;

     .    AJS Bancorp, Inc.'s results of operations after the stock offering; or

     .    the market price of the common stock after the stock offering.

     The following pro forma information may not represent the financial effects of the stock offering at the date on which the stock offering actually occurs and you should not use the table to indicate future results of operations. Pro forma stockholders' equity represents the difference between the stated amount of assets and liabilities of A. J. Smith Federal computed in accordance with generally accepted accounting principles. We did not increase or decrease stockholders' equity to reflect the difference between the carrying value of loans and other assets and market value. Pro forma stockholders' equity is not intended to represent the fair market value of the common stock and may be different than amounts that would be available for distribution to stockholders if we liquidated.


                                                                             At or For the Six Months Ended June 30, 2001
                                                                              Based upon the Sale for $10.00 per share of
                                                                    --------------------------------------------------------
                                                                                                                   Maximum
                                                                      Minimum         Midpoint      Maximum      As Adjusted
                                                                      758,030         891,800      1,025,570       1,179,406
                                                                      Shares          Shares        Shares         Shares(l)
                                                                    ----------      ----------    ----------      ----------
                                                                                       (Dollars in Thousands)
Gross proceeds .................................................    $    7,580      $    8,918    $   10,256      $   11,794
Expenses .......................................................          (550)           (550)         (550)           (550)
                                                                    ----------      ----------    ----------      ----------
  Estimated net proceeds .......................................         7,030           8,368         9,706          11,244
  Common stock purchased by ESOP(2) ............................          (606)           (713)         (820)           (944)
  Common stock purchased by
    recognition and retention plan(3) ..........................          (303)           (357)         (410)           (472)
                                                                    ----------      ----------    ----------      ----------
Estimated net proceeds after adjustment
  for stock benefit plans ......................................    $    6,121      $    7,298    $    8,476      $    9,828
                                                                    ==========      ==========    ==========      ==========

For the six months ended June 30, 2001:
Net income:
  Historical ...................................................    $      330      $      330    $      330      $      330
Pro forma adjustments:
  Income on net proceeds .......................................            75              89           103             120
  ESOP(2) ......................................................           (40)            (47)          (54)            (62)
Recognition and retention plan(3) ..............................           (20)            (24)          (27)            (31)
                                                                    ----------      ----------    ----------      ----------
    Pro forma net income .......................................    $      345      $      348    $      352      $      357
                                                                    ==========      ==========    ==========      ==========
Net income per share:
  Historical ...................................................    $     0.22      $     0.19    $     0.16      $     0.14
Pro forma adjustments:
  Income on net proceeds .......................................          0.05            0.05          0.05            0.05
  ESOP(2) ......................................................         (0.03)          (0.03)        (0.03)          (0.03)
  Recognition and retention plan(3) ............................         (0.01)          (0.01)        (0.01)          (0.01)
    Pro forma net income per share(2)(3)(4) ....................    ----------      ----------    ----------      ----------
                                                                    $     0.23      $     0.20    $     0.17      $     0.15
                                                                    ==========      ==========    ==========      ==========
Offering price to pro forma net income per share ...............
                                                                         21.74x          25.00x        29.41x          33.33x
                                                                    ==========      ==========    ==========      ==========
Shares considered outstanding in calculating pro forma net
  income per share .............................................     1,492,422       1,755,790     2,019,159       2,322,033
                                                                    ==========      ==========    ==========      ==========
At June 30, 2001:
Stockholders' equity:
  Historical ...................................................    $   19,812      $   19,812    $   19,812      $   19,812
  Estimated net proceeds .......................................         7,030           8,368         9,706          11,244
  Less: Common stock acquired by ESOP(2) .......................          (606)           (713)         (820)           (944)
        Common stock acquired by
           recognition and retention plan(3) ...................          (303)           (357)         (410)           (472)
                                                                    ----------      ----------    ----------      ----------
  Pro form stockholders' equity(5) .............................    $   25,933      $   27,110    $   28,288      $   29,640
                                                                    ==========      ==========    ==========      ==========

Stockholders' equity per share:
  Historical ...................................................    $    12.81      $    10.89    $     9.47      $     8.23
  Estimated net proceeds .......................................          4.54            4.60          4.64            4.67
  Less: Common stock acquired by ESOP(2) .......................         (0.39)          (0.39)        (0.39)          (0.39)
        Common stock acquired by
           recognition and retention plan(3) ...................         (0.20)          (0.20)        (0.20)          (0.20)
                                                                    ----------      ----------    ----------      ----------
  Pro forma stockholders' equity per share(3)(4)(5) ............    $    16.76      $    14.90    $    13.52      $    12.31
                                                                    ==========      ==========    ==========      ==========
Offering price as a percentage of pro forma stockholders'
  equity per share .............................................         59.67%          67.11%        73.96%          81.23%
                                                                    ==========      ==========    ==========      ==========
Shares considered outstanding in calculating
  offering price as a percentage of pro forma
  stockholders' equity per share ...............................     1,547,000       1,820,000     2,093,000       2,406,950
                                                                    ==========      ==========    ==========      ==========

                                                                 At or For the Fiscal Year Ended December 31, 2000
                                                                    Based upon the Sale for $10.00 per share of
                                                            -------------------------------------------------------
                                                                                                        Maximum
                                                             Minimum         Midpoint     Maximum       As Adjusted
                                                             758,030         891,800      1,025,570       1,179,406
                                                              Shares         Shares         Shares        Shares(1)
                                                            ----------     ----------     ----------     ----------
                                                                             (Dollars in Thousands)
Gross proceeds ..........................................   $    7,580     $    8,918     $   10,256     $   11,794
Expenses ................................................         (550)          (550)          (550)          (550)
                                                            ----------     ----------     ----------     ----------
  Estimated net proceeds ................................        7,030          8,368          9,706         11,244
  Common stock purchased by ESOP(2) .....................         (606)          {713)          (820)          (944)
  Common stock purchased by recognition and
   retention plan(3) ....................................         (303)          (357)          (410)          (472)
                                                            ----------     ----------     ----------     ----------
Estimated net proceeds after adjustment for
  stock benefit plans ...................................   $    6,121     $    7,298     $    8,476     $    9,828
                                                            ==========     ==========     ==========     ==========


For the fiscal year ended December 31, 2000:
Net income:

  Historical ............................................   $    1,339     $    1,339     $    1,339     $    1,339
Pro forma adjustments:
  Income on net proceeds ................................          241            287            333            386
  ESOP(2) ...............................................          (80)           (94)          (108)          (125)
  Recognition and retention plan(3) .....................          (40)           (47)           (54)           (62)
                                                            ----------     ----------     ----------     ----------
    Pro forma net income ................................   $    1,460     $    1,485     $    1,510     $    1,538
                                                            ==========     ==========     ==========     ==========

Net income per share:
  Historical ............................................   $     0.89     $     0.76     $     0.66     $     0.57
Pro forma adjustments:
  Income on net proceeds ................................         0.16           0.16           0.16           0.17
  ESOP(2) ...............................................        (0.05)         (0.05)         (0.05)         (0.05)
  Recognition and retention plan(3) .....................        (0.03)         (0.03)         (0.03)         (0.03)
                                                            ----------     ----------     ----------     ----------
    Pro forma net income per share(2)(3)(4) .............         0.97           0.84           0.74           0.66
                                                            ==========     ==========     ==========     ==========

Offering price to pro forma net income per share ........        10.31x         11.90x         13.51x         15.15x
                                                            ==========     ==========     ==========     ==========

Shares considered outstanding in calculating
  pro forma net income per share ........................    1,498,486      1,762,925      2,027,363      2,331,468
                                                            ==========     ==========     ==========     ==========

At December 31, 2000:
Stockholders' equity:

  Historical ............................................   $   19,215     $   19,215     $   19,215     $   19,215
  Estimated net proceeds ................................        7,030          8,368          9,706         11,244
  Less: Common stock acquired by ESOP(2) ................         (606)          (713)          (820)          (944)
        Common stock acquired by
          recognition and retention plan(3) .............         (303)          (357)          (410)          (472)
                                                            ----------     ----------     ----------     ----------
   Pro form stockholders' equity(5) .....................   $   25,336     $   26,513     $   27,691     $   29,043
                                                            ==========     ==========     ==========     ==========

Stockholders' equity per share:
  Historical ............................................   $    12.42     $    10.56     $     9.18     $     7.98
  Estimated net proceeds ................................         4.54           4.60           4.64           4.67
  Less: Common stock acquired by ESOP(2) ................        (0.39)         (0.39)         (0.39)         (0.39)
        Common stock acquired by                                 (0.20)         (0.20)         (0.20)         (0.20)
           recognition and retention plan(3) ............   ----------     ----------     ----------     ----------
                                                            $    16.37     $    14.57     $    13.23     $    12.06
  Pro forma stockholders' equity per share(3)(4)(5) .....   ==========     ==========     ==========     ==========


Offering price as a percentage of pro forma stockholders'
  equity per share ......................................        61.09%         68.63%         75.59%         82.92%
                                                            ==========     ==========     ==========     ==========

Shares considered outstanding in calculating
  offering price as a percentage of pro forma
   stockholders' equity per share .......................    1,547,000      1,820,000      2,093,000      2,406,950
                                                            ==========     ==========     ==========     ==========

________________________

(1) As adjusted to give effect to a 15% increase in the number of shares outstanding after the offering which could occur due to an increase in the maximum of the independent valuation as a result of regulatory considerations, demand for the shares, or changes in market conditions or general financial and economic conditions following the commencement of the offering. (Footnotes continue on following page)

(2) It is assumed that 8% of the shares sold in the stock offering will be purchased by the ESOP. For purposes of this table, the funds used to acquire such shares are assumed to have been borrowed by the ESOP from AJS Bancorp, Inc. The amount to be borrowed is reflected as a reduction of stockholders' equity. A. J. Smith Federal intends to make annual contributions to the ESOP in an amount at least equal to the principal and interest requirement of the debt. A. J. Smith Federal's total annual payment of the ESOP debt is based upon five equal annual installments of principal, with an assumed interest rate of 3.92%. The pro forma net earnings information makes the following assumptions: (i) A. J. Smith Federal's contribution to the ESOP is equivalent to the debt service requirement for the period presented and was made at the end of the period; (ii) 6,064, 7,134, 8,205, and 9,435 shares at the minimum, midpoint, maximum and adjusted maximum of the offering range, respectively, (based upon a five year loan term) were committed to be released during the six months ended June 30, 2001, at an average fair value equal to the price for which the shares are sold in the stock offering in accordance with Statement of Position ("SOP") 93-6; (iii) 12,128, 14,268, 16,409, and 18,870 shares at the minimum, midpoint, maximum and adjusted maximum of the offering range, respectively, were committed to be released during the year ended December 31, 2000, at an average fair value equal to the price for which the shares are sold in the stock offering in accordance with SOP 93-6; and (iv) only the ESOP shares committed to be released were considered outstanding for purposes of the net earnings per share calculations.


(3) Gives effect to the recognition and retention plan expected to be adopted following the stock offering. This plan intends to acquire a number of shares of common stock equal to 4% of the shares sold in the stock offering either through open market purchases or from authorized but unissued shares of common stock or treasury stock of AJS Bancorp, Inc., if any. Funds used by the recognition and retention plan to purchase the shares will be contributed to the plan by A. J. Smith Federal. In calculating the pro forma effect of the recognition and retention plan, it is assumed that the shares were acquired by the plan in open market purchases at the beginning of the period presented for a purchase price equal to the price for which the shares are sold in the stock offering, and that 5% and 20% of the amount contributed was an amortized expense (based upon a five year vesting period) during the six months ended June 30, 2001 and the fiscal year ended December 31, 2000, respectively. There can be no assurance that the actual purchase price of the shares granted under the recognition and retention plan will be equal to the Subscription Price. If a portion of the shares to fund the recognition and retention plan are obtained from authorized but unissued shares our net income per share and stockholders' equity per share will decrease. This will also have a dilutive effect of up to 1.8% on the ownership interest of persons who purchase common stock in the offering.


(4) No effect has been given to the issuance of additional shares of common stock pursuant to the stock option plan expected to be adopted by AJS Bancorp, Inc. following the stock offering. Under the stock option plan, an amount equal to 10% of the common stock sold in the stock offering will be reserved for future issuance upon the exercise of options to be granted under the stock option plan. There can be no assurance that the actual purchase price of the shares purchased by the stock option plan will be equal to the Subscription Price. If a portion of the shares to satisfy the exercise of options under the stock option plan are obtained from the issuance of authorized but unissued shares our net income per share and stockholders' equity per share will decrease. This will also have a dilutive effect of up to 1.8% on the ownership interest of persons who purchase common stock in the offering.

(5) The retained earnings of A. J. Smith Federal will continue to be substantially restricted after the stock offering. See "Dividend Policy" and "Regulation--Federal Regulation of Savings Institutions."

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

          This discussion and analysis reflects A. J. Smith Federal's consolidated financial statements and other relevant statistical data and is intended to enhance your understanding of our financial condition and results of operations. The information in this section has been derived from the audited consolidated financial statements which appear beginning on page F-1 of this prospectus. All information contained in this prospectus for the six months ended June 30, 2001 and 2000 is unaudited. In the opinion of management, all adjustments necessary for a fair representation of those interim periods have been included and are of a normal recurring nature. Results for the six months ended June 30, 2001 do not necessarily indicate the results that may be expected for the year ended December 31, 2001. You should read the information in this section in conjunction with A. J. Smith Federal's data provided in this prospectus.

Forward Looking Statements

          This prospectus contains certain "forward-looking statements" which may be identified by the use of words such as "believe," "expect," "anticipate," "should," "planned," "estimated" and "potential." Examples of forward-looking statements include, but are not limited to, estimates with respect to our financial condition, results of operations and business that are subject to various factors which could cause actual results to differ materially from these estimates and most other statements that are not historical in nature. These factors include, but are not limited to, general and local economic conditions, changes in interest rates, deposit flows, demand for mortgage, commercial and other loans, real estate values, and competition; changes in accounting principles, policies, or guidelines; changes in legislation or regulation; and other economic, competitive, governmental, regulatory, and technological factors affecting our operations, pricing products and services.

General

          A. J. Smith Federal's results of operations depend primarily on net interest income. Net interest income is the difference between the interest income we earn on our interest-earning assets, consisting primarily of loans, investment securities and interest-bearing deposits with other financial institutions, and the interest we pay on our interest-bearing liabilities, primarily savings accounts and time deposits. Our results of operations are also affected by our provisions for loans losses, other income and other expense. Other income consists primarily of insurance commissions and service charges on deposit accounts. Other expense consists primarily of non-interest expenses, including salaries and employee benefits, occupancy, equipment, data processing and deposit insurance premiums. Our results of operations may also be affected significantly by general and local economic and competitive conditions, particularly those with respect to changes in market interest rates, governmental policies and actions of regulatory authorities.

Business Strategy

         A. J. Smith Federal's business strategy is to operate as a well-capitalized, profitable, community-oriented savings and loan association dedicated to providing quality customer service. In the past we implemented our business strategy by emphasizing the origination of one- to four-family loans and other loans secured by real estate. We will continue to be primarily a one- to four-family lender. Management however, has decided to broaden its business strategy in order to enhance profitability and reduce the risks inherent in its loan portfolio, consistent with safety and soundness considerations. In this regard, we have determined to reduce our reliance on subprime loan originations and develop our commercial business lending and business banking business. There can be no assurances that we will successfully implement these strategies. Our strategies are discussed below.

          Highlights of A. J. Smith Federal's business strategy are as follows:

          . Continuing One- to Four-Family Residential Real Estate Lending. Historically, we have emphasized one- to four-family residential lending within our market area. As of June 30, 2001, $104.6 million, or 87.8% of our total loan portfolio consisted of one- to four-family residential real estate loans. During the six months ended June 30, 2001, we originated $25.5 million of one- to four-family residential real estate loans of which $6.4 million were subprime loans. We intend to continue to originate one- to four-family lending because of our expertise with this type of

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

                lending, although we will seek to reduce our level of lending to persons who have credit impairment.

          . Reducing Reliance on Subprime Loans. In 1994 we began originating loans from mortgage brokers who obtained loan inquiries from borrowers with impaired credit histories. During the intervening years a significant level of our one- to four-family loan originations were obtained in this manner. Consequently, at December 31, 1999, $54.9 million of our loans, comprising 49.1% of our total loans consisted of loans that were categorized as subprime loans. Beginning in 2000 we determined to de-emphasize our reliance on such loans, because although subprime loans provide us with fee income and higher yields than traditional one- to four-family loans, they also carried greater risk of loss. At December 31, 2000 and June 30, 2001, our subprime loans totaled $51.6 million, or 46.9% of total loans and $47.9, or 40.2% of total loans, respectively. While we still originate subprime loans, we intend to increase our loan originations from other sources, to make loans to persons who do not have impaired credit histories, and to develop our commercial business loan portfolios.

          . Commercial Business Lending. To complement our emphasis on one-to four-family residential real estate lending, we intend to focus on the origination of commercial business loans. Such loans were not a significant component of our loan portfolio at June 30, 2001. We have added to our staff a senior commercial banking officer with extensive experience in the area of originating and servicing commercial business loans. We may hire one additional experienced commercial business lender or otherwise increase our personnel as circumstances warrant. We believe that by expanding our portfolio of these loans we will be able to maintain the yield on our loan portfolio and diversify our assets while continuing to meet the needs of our local community and reducing our subprime loans as a percentage of our loan portfolio.

          . Establishing Our Commercial Business Banking. We are committed to meeting the financial needs of the communities in which we operate. In particular, we have increased our emphasis on business banking and we provide commercial deposit products, such as transaction accounts, to our business customers. Our objective is to actively market our business banking products and services to our existing customers, as well as businesses within our market area. We are committed to developing our commercial business loan department and our commercial business loan origination capabilities. We will increase our staff with business banking experience as circumstances warrant to provide personal bankers to serve our business customers.

          . Controlled Growth of Our Business. We intend to grow and expand our operations consistent with the safe and sound operation of
                A. J. Smith Federal, as market conditions permit and consistent with management's profit objectives. In this regard we are diversifying our lending operations by introducing commercial business lending and marketing our deposit products to our commercial customers. In addition, we have purchased property in Orland Park, Illinois for development as a new branch facility. This branch facility is expected to open in 2002. The net proceeds from the offering will permit us to continue to grow our franchise. We believe these strategies will increase our presence in our market area.

Comparison of Financial Condition at June 30, 2001 and December 31, 2000

         Our total assets increased by $2.4 million, or 1.2%, to $198.1 million at June 31, 2001 from $195.7 million at December 31, 2000. The increase reflected growth in loans receivable, funded by an increase in deposits and decreases in cash and cash equivalents and securities. Loans increased by $8.9 million, or 8.3%, to $116.7 million at June 30, 2001 from $107.8 million at December 31, 2000. Our increase in loans resulted from a higher volume of one-to four-family mortgage loan originations reflecting increased demand as borrowers sought to take advantage of lower market interest rates. Cash and cash equivalents decreased $3.7 million, or 16.2%, to $19.1 million at June 30, 2001 from $22.8 million at December 31, 2000 to provide funding for loan originations. Securities available-for-sale decreased by $2.6 million, or 4.5%, to $54.8 million at June 30, 2001 from $57.4 million at December 31, 2000. Securities decreased during this period due to maturities.

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

          Total deposits increased slightly by $1.2 million, or 0.7%, to $162.5 million at June 30, 2001 from $161.3 million at December 31, 2000. While deposits levels were relatively stable, our transaction and savings deposits increased to $68.0 million from $65.3 million, while our certificate of deposit accounts decreased to $94.5 million from $ 95.9 million.

          Federal Home Loan Bank advances remained unchanged at $12.0 million at June 30, 2001 and December 31, 2000.

          Equity increased $597,000, or 3.1%, to $19.8 million at June 30, 2001 from $19.2 million at December 31, 2000 reflecting income of $330,000 for the six months ended June 30, 2001 and a $267,000 change in unrealized after-tax gains on securities available-for-sale, reflecting a lower interest rate environment in 2001.

Comparison of Financial Condition at December 31, 2000 and 1999

          A. J. Smith's total assets decreased by $3.6 million, or 1.8%, to $195.7 million at December 31, 2000 from $199.3 million at December 31, 1999. The decrease in total assets resulted primarily from a decrease in our certificates of deposit at the Federal Home Loan Bank, loans receivable, and cash and cash equivalents, partially offset by an increase in securities. Certificates of deposit at the Federal Home Loan Bank decreased by $9.0 million, as all the certificates matured during 2000. Loans decreased by $2.0 million, or 1.8%, to $107.8 million at December 31, 2000 from $109.8 million at December 31, 1999, reflecting the lower level of loan originations during 2000 as market interest rates were increasing. Cash and cash equivalents decreased by $4.1 million, or 15.2%, to $22.8 million at December 31, 2000 from $26.9 million at December 31, 1999 as a result of the decline in interest-bearing deposits. Securities classified as available-for-sale increased $10.9 million, or 23.4%, to $57.4 million at December 31, 2000 from $46.5 million at December 31, 1999. Management utilized the funds generated from the maturities of the certificates of deposit in other financial institutions and the reductions in loans and cash and cash equivalents, to purchase securities available-for-sale and to reduce Federal Home Loan Bank advances.

          Total deposits remained relatively constant, decreasing $542,000, or 0.3%, to $161.3 million at December 31, 2000 from $161.8 million at December 31, 1999. Federal Home Loan Bank advances decreased $5.0 million, or 29.4%, to $12.0 million at December 31, 2000 from $17.0 million at December 31, 1999 as the advances matured and we had sufficient liquidity from other sources to fund our lending operations without renewing any borrowings.

          Equity increased $2.3 million, or 13.4%, to $19.2 million at December 31, 2000 from $16.9 million at December 31, 1999, reflecting income of $1.3 million for the year and a $929,000 increase in unrealized after-tax gains on securities available-for-sale to a $420,000 gain at December 31, 2000 from a $509,000 loss at December 31, 1999, reflecting a higher-yielding securities portfolio.

Comparison of Operating Results for the Six Months Ended June 30, 2001 and 2000

          General. Net income for the six months ended June 30, 2001 was $330,000, a decrease of $427,000 from the same period in 2000. The decrease in net income was primarily due to the increase of $336,000 in salaries and employee benefits and an impairment charge of $154,000 to reflect the reduced value of our mortgage servicing rights. The value of our mortgage servicing rights were impaired due to the level of estimated and actual refinancing activity during the past six months as borrowers sought to take advantage of lower market interest rates.

         Interest Income. Interest income decreased by $274,000, or 3.9%, to $6.8 million for the six months ended June 30, 2001 from $7.1 million for the six months ended June 30, 2000. The decrease in interest income resulted primarily from a $172,000 decrease in interest received from interest-bearing deposits and a $295,000 decrease in income from federal funds sold. The decreases were partially offset by increases of $131,000 in interest received from securities and $62,000 in interest received from loans.

          Interest income from loans remained stable at $4.6 million for the comparative periods ended June 30. The average yield on loans declined 28 basis points to 8.21% for the six months ended June 30, 2001 from 8.49% for the six months ended June 30, 2000. The decrease in average yield reflects a decrease in market interest rates generally, as well as the decrease in the balance of higher yielding subprime loans to $47.9 million at June 30, 2001, from $54.5 million at June 30, 2000. Our subprime loans provide a higher yield than our one-to four-family loans. The average yield from our subprime loans was 9.56% and 9.17% for the six months ended June 30, 2001 and 2000, respectively. The effect of the decline in average yield on loans was offset by a $5.2 million increase in the average balance of loans outstanding for the same period.

          Interest income from securities increased $131,000, or 8.0%, to $1.8 million for the six months ended June 30, 2001 from $1.6 million for the same period in 2000. The increase was due to a 24 basis point increase in the average yield of securities, as older, lower rate securities matured and were replaced in our portfolio with higher yielding securities, as well as a $2.1 million increase in the average balance of securities outstanding during the period ended 2001.

          Income from our interest-bearing deposits at other financial institutions decreased by $172,000, or 50.4%, to $169,000 for the six-months ended June 30, 2001 from $341,000 for the comparable period in 2000. The decrease in income from our interest-bearing deposits is primarily a result of the decrease in the average balance of interest-bearing deposits to $6.0 million from $10.1 million, as well as a decrease in the average yield to 5.63% from 6.77%. Income from federal funds sold decreased $295,000, or 52.9% to $263,000 from $558,000, for the comparative six month periods. The decrease in income from federal funds reflects the decrease in the average balance to $8.3 million for the six months ended June 30, 2001 from $18.7 million for the six months ended June 30, 2000. The decrease in the average balance of interest-bearing deposits at other financial institutions and federal funds sold reflects management's decision to use these sources of funds to fund our loan originations, as opposed to utilizing increased borrowings.

          Interest Expense. Total interest expense decreased by $357,000, or 8.3%, to $3.9 million for the six months ended June 30, 2001 from $4.3 million for the six months ended June 30, 2000. The decrease in interest expense resulted primarily from a decrease in the average balance of interest-bearing liabilities to $171.1 million from $182.5 million. In addition, the average cost of our interest-bearing liabilities decreased to 4.61% from 4.71%.

          Interest expense on deposits decreased $241,000, or 6.3%, to $3.6 million for the six months ended June 30, 2001 from $3.8 million for the six months ended June 30, 2000. The average balance of deposits declined $7.9 million to $159.1 million during the six months ended June 30, 2001 from $167.0 million during the six months ended June 30, 2000. In addition, the average cost of deposits decreased to 4.48% from 4.56%. The decrease in interest expense on deposits is primarily due to a decrease in the average balance of higher cost certificates of deposit accounts which decreased to an average balance of $94.2 million for the six months ended June 30, 2001 from an average balance of $101.4 million for the comparative period in 2000, as well as a slight decrease in the average cost of certificate of deposit accounts to 5.84% from 5.90%.

          Interest expense on Federal Home Loan Bank advances decreased by $116,000, or 23.6% to $375,000 for the six months ended June 30, 2001 from $491,000 for the comparable period in 2000. The decrease in interest expense was primarily due to a $3.5 million decrease in the average balance of Federal Home Loan Bank advances, as well as a 9 basis point decline in the average cost of the advances.

          Net Interest Income. Net interest income remained relatively stable, increasing $83,000, or 3.0%, to $2.9 million for the six months ended June 30, 2001 from $2.8 million for the six months ended June 30, 2000. Due to the activity noted above, the net interest spread increased 9 basis points to 2.79% from 2.70%, while the net interest margin increased 20 basis points to 3.13% from 2.93%.

          Provision for Loan Losses. We establish provisions for loan losses, which are charged to operations, at a level management believes is appropriate to absorb probable incurred credit losses in the loan portfolio. In evaluating the level of the allowance for loan losses, management considers historical loss experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower's ability to repay, estimated value of any underlying collateral, peer group information, and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available or as future events change. Based on our evaluation of these factors, management made provisions of $120,000 and $80,000 for the six months ended June 30, 2001 and 2000, respectively. Notwithstanding a $98,000 decline in nonaccrual loans to $1.4 million at June 30, 2001 from $1.5 million at June 30, 2000 and a $562,000 decrease in the origination of subprime loans, the provision increased by $40,000 due to a an increase in charge-offs to $209,000 during the six months ended June 30, 2001 from $42,000 for the six months ended June 30, 2000. The increased charge-offs during the six months ended June 30, 2001, reflected, in part, losses incurred on a small number of mortgage loans secured by residential properties. The value of the properties securing the loans was impaired to a greater degree than management's initial assessment. We used the same methodology and generally similar assumptions in assessing the adequacy of the allowance for both periods. Originations of subprime loans during the six months ended June 30, 2001 and 2000 were $6.4 million and $6.9 million respectively. The allowance for loan losses was $2.3 million, or 1.91% of loans outstanding at June 30, 2001 as compared with $2.2 million, or 2.00% of loans outstanding at June 30, 2000. The level of the allowance is based on estimates and the ultimate losses may vary from the estimates.

          Management assesses the allowance for loan losses on a quarterly basis and makes provisions for loan losses as necessary in order to maintain the adequacy of the allowance. While management uses available information to recognize losses on loans, future loan loss provisions may be necessary based on changes in economic conditions. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the allowance for loan losses and may require us to recognize additional provisions based on their judgment of information available to them at the time of their examination. The allowance for loan losses as of June 30, 2001 is maintained at a level that represents management's best estimate of inherent losses in the loan portfolio, and such losses were both probable and reasonably estimable.

          Noninterest Income. Noninterest income remained relatively stable, decreasing $1,000 to $542,000 for the six months ended June 30, 2001 as compared to $606,424 for the six months ended June 30, 2000. Although noninterest income was relatively stable, we recognized a $10,000 decrease in fees and service charges and a $14,000 decrease in insurance commission income during the comparative periods. The decrease in fees and service charges was due to the decrease in loan servicing income as the principal amount of loans serviced for others continued to decline due to repayments and refinances. Income from insurance commissions declined due to a reduction in sales of annuities and mutual funds. These decreases were offset by an increase in gains on the sale of other real estate owned of $10,000 and other income of $13,000.

          Noninterest Expense. Noninterest expense for the six months ended June 30, 2001 was $2.8 million compared to $2.1 million for the six months ended June 30, 2000, an increase of $721,000, or 34.1%. The increase was a result of the $336,000 increase in salaries and employee benefits, an impairment charge of $154,000 related to our mortgage servicing rights and an $146,000 increase in other expenses. Salaries and employee benefits is the largest component of noninterest expense and represented 54.7% and 57.4%, respectively, of total noninterest expense for the six months ended June 30, 2001 and 2000. The increase in salaries and employee benefits was due primarily to changes in our deferred compensation plan for directors, resulting in an additional expense of $142,000, as well as normal salary increases, bonuses and benefit plan accruals and the hiring of a senior commercial business lender. Our noninterest expense will increase as a result of the costs associated with building, opening and staffing our new branch in Orland Park. In addition, following completion of the reorganization and offering, noninterest expense is likely to increase as a result of added expenses associated with being a public company and complying with the financial and business reports required to be filed with regulatory agencies. In addition, compensation expense will increase as a result of the implementation of our employee stock ownership plan and recognition and retention plan.

          The total number of full-time equivalent employees was 58 persons and 59 persons as of June 30, 2001 and 2000, respectively.

          During the six months ended June 30, 2001, we recorded an impairment charge of $154,000 to reflect the impact of the declining interest rate environment in 2001 which resulted in higher prepayment speeds due to increased loan prepayments. Mortgage servicing rights are recognized as assets for purchased rights and for the allocated value of retained servicing rights on loans sold. Mortgage servicing rights are expensed in proportion to, and over the period of the life of the loan that was sold. Mortgage services rights are impaired when the fair value of the rights are compromised, either because the underlying loans are prepaid or the loans become delinquent or nonperforming. For further information see Notes 1 and 3 to Notes to Consolidated Financial Statements.

          Other noninterest expense increased $146,000, or 55.5%, to $409,000 during the six months ended June 30, 2001 from $263,000 during the comparable period in 2000. This increase reflects additional telephone expense of $15,000 reflecting our implementation of a banking-by-telephone program in 2001 and $42,000 in additional postage and office supply expense which primarily was incurred in order to comply with the new privacy disclosure requirements.

          Provision for Income Taxes. The provision for income taxes decreased to $143,000 from $395,000, for the six months ended June 30, 2000. The decrease in the provision for income taxes reflects a decrease in A. J. Smith Federal's effective tax rate to 30.2% from 34.3%. The decrease in the effective tax rate is primarily attributable to a decrease in state income taxes resulting from purchases of United States government securities which are exempt from state taxation.

Comparison of Operating Results for the Years Ended December 31, 2000 and 1999

          General. Net income increased $77,000, or 6.1%, to $1.3 million for the year ended December 31, 2000 from 1999. The increase in net income resulted from an increase in interest income, a reduction in the provision for loan losses and a decrease in noninterest expense, partially offset by an increase in interest expense and a decrease in noninterest income.

          Interest Income. Total interest income increased by $818,000, or 6.1%, to $14.2 million for 2000 from $13.4 million for 1999. The increase in interest income resulted primarily from increases in interest on securities and interest-bearing deposits in other financial institutions, partially offset by a decrease in interest from loans receivable.

          Interest income on loans receivable decreased $265,000, or 2.8%, to $9.2 million for 2000 from $9.5 million for 1999. The decrease resulted from a $3.0 million, or 2.7%, decrease in the average balance of loans to $108.0 million from $110.9 million, as loan repayments exceeded originations, reflecting generally higher interest rates in 2000. The average yield on loans receivable remained relatively constant at 8.53% for 2000 and 8.54% for 1999. The average yield on loans receivable is also affected by the level of subprime loans in our portfolio. The average yield on subprime loans was 9.68% and 9.17% for the years ended December 31, 2000 and 1999, respectively. The balance of subprime loans declined to $51.6 million at December 31, 2000 from $54.9 million at December 31, 1999, reflecting management's decision to deemphasize the origination of subprime loans.

          Interest income on securities increased $908,000, or 34.7%, to $3.5 million for 2000 from $2.6 million for 1999. The increase resulted from an $11.0 million, or 23.7%, increase in the average balance of securities and a 50 basis point increase in the average yield on the securities portfolio to 6.12% from 5.62%, reflecting a general increase in market interest rates during 2000. The increase in the average balance of securities resulted primarily from purchases of additional securities.

          Interest income from interest-bearing deposits increased $193,000, or 41.9%, to $654,000 during 2000 from $461,000 during 1999. The increase resulted from an increase in the average yield to 6.92% from 5.05%, reflecting higher market interest rates in 2000. Interest income from Federal funds sold decreased $18,000 to $854,000 from $872,000. The decrease was attributable to a decrease in the average balance of Federal funds sold to $13.5 million from $17.0 million.

          Interest Expense. Total interest expense increased $972,000, or 12.9%, to $8.5 million for 2000 from $7.5 million during 1999. The increase in interest expense resulted primarily from increases in the cost of deposits and Federal Home Loan Bank advances. Interest expense on deposits increased $558,000, or 7.9%, to $7.6 million for 2000 from $7.1 million for 1999. The increase resulted from a 35 basis point increase in the cost of deposits to 4.65% from 4.30%, reflecting generally higher market interest rates in 2000. Interest expense on Federal Home Loan Bank advances increased $413,000, or 91.2%, to $868,000 for 2000 from $453,000 for 1999. The increase resulted from a $5.3 million increase in the average balance of Federal Home Loan Bank advances, as well as a 98 basis point increase in the cost of Federal Home Loan Bank advances.

         Net Interest Income. Net interest income remained relatively stable, decreasing $154,000, or 2.6%, to $5.7 million for 2000 from $5.9 million for 1999. The net interest rate spread and the net interest margin decreased during the period, reflecting higher levels of interest rates, which impacted the cost of deposits and advances more rapidly than the yields on interest-earning assets. The net interest spread decreased 19 basis points to 2.77% from 2.96% while the net interest margin decreased 17 basis points to 3.04% from 3.21%.

          Provision for Loan Losses. We established a $300,000 provision for loan losses during 2000 as compared to $525,000 during 1999. The decrease of $225,000 in the provision was due primarily to a decline in the origination and outstanding balances of subprime loans, a decrease in nonperforming loans and a significant

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

decrease in charge-offs. We used the same estimation methodology and generally similar assumptions in assessing the adequacy of the allowance for loan losses for both periods. During the years ended December 31, 2000 and 1999, we originated $12.5 million and $22.0 million, respectively in subprime loans. Balances of subprime loans totaled $51.6 million and $54.9 million at December 31, 2000 and 1999. During the years ended December 31, 2000 and 1999, we had net loan charge-offs of $94,000 and $286,000, respectively. Nonperforming loans totaled $1.2 million and $1.7 million at December 31, 2000 and 1999, respectively. This resulted in the allowance for loan losses increasing to 2.15% of loans outstanding at December 31, 2000 from 1.93% at December 31, 1999. The amount of the allowance is based on estimates and the ultimate losses may vary from the estimates. The allowance for loan losses as of December 31, 2000 is maintained at a level that represents management's best estimate of inherent losses in the loan portfolio and such losses were both probable and reasonably estimable.

          Noninterest Income. Noninterest income decreased $128,000, or 11.0%, to $1.0 million for 2000 from $1.2 million for 1999 primarily as a result of decreases in insurance commissions and gains on the sale of other real estate. Insurance commissions decreased $132,000, or 36.0%, as a result of a reduction in sales of annuities and mutual funds at A.J.S. Insurance, LLC for 2000. Gains on the sale of other real estate decreased by $35,000 to $14,000 for 2000 from $49,000 for 1999. The decrease was partially offset by a decrease of $35,000 in net trading securities losses as we recognized a loss of $35,000 on the transfer of securities from trading to available-for-sale in 1999.

          Noninterest Expense. Noninterest expense was $4.5 million in each of the years ended December 31, 2000 and 1999.

          Salaries and employee benefits represented 55.5% and 53.0% of total noninterest expense for 2000 and 1999. Total salaries and employee benefits increased $103,000, or 4.3%, to $2.5 million for the fiscal year ended December 31, 2000 from the fiscal ended December 31, 1999. The increase is primarily attributable to normal salary increases at both A. J. Smith Federal and our insurance subsidiary. The total number of full-time equivalent employees was 57 and 59 as of December 31, 2000 and 1999.

         Provision for Income Taxes. The provision for income taxes decreased to $666,000, or 33.2% of income before income taxes, for the fiscal year ended December 31, 2000 from $791,000, or 38.5%, for the fiscal year ended December 31, 1999 due to the increase in United States government securities which are not taxable for state purposes.

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

Average Balance Sheets

          The following tables present for the periods indicated the total dollar amount of interest income from average interest-earning assets and the resultant yields, as well as the interest expense on average interest-bearing liabilities, expressed both in dollars and rates. No tax equivalent adjustments were made. All average balances are monthly average balances. Non-accruing loans have been included in the table as loans carrying a zero yield.


                                                                                    Six Months Ended June 30,
                                                            -----------------------------------------------------------------------
                                       At June 30, 2001                   2001                                    2000
                                    ----------------------  -----------------------------------     -------------------------------
                                                            Average        Interest                    Average  Interest
                                      Actual               Outstanding     Earned                   Outstanding Earned
                                     Balance   Yield/Rate   Balance         Paid     Yield/Rate        Balance    Paid   Yield/Rate
                                     -------   ----------   -------         ----     ----------        -------    ----   ----------
                                                                           (Dollars in Thousands)
Interest-earning assets:
 Loans receivable (1)(2).........   $116,737        7.97%  $113,029       $4,639         8.21%      $  107,872   $ 4,577       8.49%
 Securities .....................     54,417        5.94     57,248        1,761         6.15           55,188     1,630       5.91
 Interest-bearing deposits
 and other ......................      6,367        4.43      6,006          169         5.63           10,076       341       6.77
 Federal funds ..................     10,000        3.75      8,333          263         6.31           18,667       558       5.98
                                    --------                -------       ------                     ---------   ------
  Total interest-earning
   assets .......................   $187,521        7.03   $184,616        6,832         7.40       $  191,803     7,106       7.41
                                    ========      ------   ========       ------    ---------       ==========   -------      -----

Interest-bearing liabilities:
 Passbook savings ...............   $ 37,841        2.79   $ 36,657          556         3.03       $   37,378       559       2.99
 NOW accounts ...................     20,870        0.87     19,297           72         0.75           18,519        72       0.78
 Money market accounts ..........      9,252        3.31      8,958          188         4.20            9,740       189       3.88
 Time deposits ..................     94,545        5.73     94,233        2,752         5.84          101,361     2,989       5.90
                                    --------               --------       ------                     ---------   -------
  Total deposits ................    162,508                159,145        3,568         4.48          166,998     3,809       4.56
  FHLB advances .................     12,000        6.14     12,000          375         6.25           15,500       491       6.34
                                    --------               --------       ------                     ---------   -------
Total interest-bearing
     liabilities ................   $174,508        4.41   $171,145        3,943         4.61       $  182,498     4,300       4.71
                                    ========      ------   ========       ------    ---------       ==========   -------      -----

Net interest income .............                                         $2,889                                 $ 2,806
                                                                          ======                                 =======
Net interest rate spread ........                   2.62%                                2.79%                                 2.70%
                                                  ======                            =========                                 =====
Net earning assets ..............   $ 13,013               $ 13,471                                 $    9,305
                                    ========               ========                                 ==========
Net yield on average
   interest-earning assets ......                                                        3.13%                                 2.93%
                                                                                         ====                                 =====
Average interest-earning assets
 to average interest-bearing
 liabilities ....................                 107.46%                 107.87%                                 105.10%
                                                  ======                  ======                                 =======

____________________________
(1)  Yield at June 30, 2000 excludes loan fees.
(2) Average yields on subprime real estate loans were 9.56% and 9.17% for the six months ended June 30, 2001 and 2000.

Average Balance Sheets


                                                                                     Years Ended December 31,
                                                       -----------------------------------------------------------------------------
                                                                          2000                                   1999
                                                       -----------------------------------------    --------------------------------
                                                         Average        Interest                    Average     Interest
                                                       Outstanding       Earned/                   Outstanding   Earned/
                                                         Balance          Paid        Yield/Rate     Balance      Paid    Yield/Rate
                                                         -------          ----        ----------     -------      ----    ----------
                                                                                 (Dollars in Thousands)
Interest-earning assets:
 Loans receivable (1)                                    $107,950        $ 9,207          8.53%      $110,943    $ 9,472     8.54%
 Securities ......................................         57,540          3,521          6.12         46,503      2,613     5.62
 Interest-bearing deposits and other .............          9,448            654          6.92          9,123        461     5.05
 Federal funds ...................................         13,500            854          6.33         17,000        872     5.13
                                                         --------       --------         -----       --------    -------     ----
  Total interest-earning
   assets ........................................       $188,438         14,236          7.55       $183,569     13,418     7.13
                                                         ========       --------         -----       ========    -------     ----

Interest-bearing liabilities:
 Passbook savings ................................       $ 36,894          1,061          2.88       $ 37,554      1,155     3.08
 NOW accounts ....................................         18,720            145          0.77         19,529        168     0.86
 Money market accounts ...........................          9,171            388          4.23         12,962        479     3.70
 Time deposits ...................................         99,510          6,042          6.07         94,704      5,276     5.57
                                                         --------       --------         -----       --------    -------     ----
  Total deposits .................................        164,295          7,636          4.65        164,749      7,078     4.30
  FHLB advances ..................................         13,750            868          6.31          8,500        453     5.33
 Federal funds purchased .........................             --             --            --             17          1     5.88
                                                         --------       --------         -----       --------    -------     ----
Total interest-bearing
     liabilities .................................       $178,045          8,504          4.78       $173,266      7,532     4.35
                                                         ========       --------          ----       ========    -------     ----

Net interest income ..............................                       $ 5,732                                 $ 5,886
                                                                        ========                                 =======
Net interest rate spread .........................                                        2.77%                              2.96%
                                                                                          ====                               ====
Net earning assets ...............................       $ 10,393                                    $ 10,303
                                                         ========                                    ========
Net yield on average
   interest-earning assets .......................                                        3.04%                              3.21%
                                                                                          ====                               ====
Average interest-earning assets
 to average interest-bearing  liabilities ........                        105.84%                                 105.95%
                                                                        ========                                 =======

____________________

(1) Average yields on subprime real estate loans were 9.68% and 9.17% for the years ended December 31, 2000 and 1999.

Rate/Volume Analysis

     The following table presents the dollar amount of changes in interest income and interest expense for major components of interest-earning assets and interest-bearing liabilities. It distinguishes between the changes related to outstanding balances and those due to the changes in interest rates. For each category of interest-earning assets and interest-bearing liabilities, information is provided on changes attributable to (i) changes in volume (i.e., changes in volume multiplied by old rate) and (ii) changes in rate (i.e., changes in rate multiplied by old volume). For purposes of this table, changes attributable to both rate and volume, which cannot be segregated, have been allocated proportionately to the change due to volume and the change due to rate.


                                                               Six Months Ended June 30,               Years Ended December 31,
                                                        ------------------------------------      ----------------------------------
                                                                    2001 vs.  2000                          2000 vs. 1999
                                                        ------------------------------------      ----------------------------------
                                                         Increase/(Decrease)         Total         Increase/(Decrease)       Total
                                                              Due to               Increase              Due to            Increase
                                                        ---------------------                     --------------------
                                                         Volume        Rate       (Decrease)      Volume        Rate      (Decrease)
                                                        --------      -------     ----------      ------       -------    ----------
                                                                                      (In Thousands)
Interest-earning assets:
  Loans receivable .............................        $ 215         $(153)        $  62         $(255)        $ (10)       $(265)
  Securities ...................................           62            69           131           660           248          908
  Interest bearing deposits and other ..........         (121)          (51)         (172)           17           176          193
Federal funds ..................................         (325)           30          (295)         (199)          181          (18)
                                                        -----         -----         -----         -----         -----        -----
  Total interest-earning assets ................         (169)         (105)         (274)          223           595          818
                                                        -----         -----         -----         -----         -----        -----

Interest-bearing liabilities:
  Transaction and savings
   deposits ....................................          (24)           20            (4)         (180)          (28)        (208)
  Certificate accounts .........................         (208)          (29)         (237)          276           490          766
  Borrowings ...................................         (109)           (7)         (116)          319            95          414
                                                        -----         -----         -----         -----         -----        -----
  Total interest-bearing liabilities ...........         (341)          (16)         (357)          415           557          972
                                                        -----         -----         -----         -----         -----        -----

Net interest income ............................        $ 172         $ (89)        $  83         $(192)        $  38        $(154)
                                                        =====         =====         =====         =====         =====        =====

Management of Market Risk

     General. The majority of our assets and liabilities are monetary in nature. Consequently, our most significant form of market risk is interest rate risk. Our assets, consisting primarily of mortgage loans, have longer maturities than our liabilities, consisting primarily of deposits. As a result, a principal part of our business strategy is to manage interest rate risk and reduce the exposure of our net interest income to changes in market interest rates. Accordingly, our board of directors has established an Asset/Liability Management Committee which is responsible for evaluating the interest rate risk inherent in our assets and liabilities, determining the level of risk that is appropriate given its business strategy, operating environment, capital, liquidity and performance objectives, and managing this risk consistent with the guidelines approved by the Board of Directors. Senior management monitors the level of interest rate risk on a regular basis and the Asset/Liability Management Committee which consists of senior management operating under a policy adopted by the Board of Directors, meets as needed to review our asset/liability policies and interest rate risk position.

     We have sought to manage our interest rate risk by matching the maturities of our interest rate sensitive assets and liabilities. In particular, we offer one, three and five year adjustable rate mortgage loans, and three and five year balloon loans. Furthermore, our experience with subprime loans has been that these loans remain a part of our portfolio for a significantly shorter period of time than other one-to four-family loans. In the low interest rate environment borrowers typically prefer fixed rate loans to adjustable rate mortgages. We intend to sell into the secondary market our originations of longer term fixed rate loans. We do not solicit high-rate jumbo certificates of deposit or brokered-funds.

         Net Portfolio Value. In past years, many savings associations measured interest rate sensitivity by computing the "gap" between the assets and liabilities which were expected to mature or reprice within certain time periods, based on assumptions regarding loan prepayment and deposit decay rates formerly provided by the Office of Thrift Supervision. However, the Office of Thrift Supervision now requires the computation of amounts by which the net present value of an institution's cash flow from assets, liabilities and off balance sheet items (the institution's net portfolio value or "NPV") would change in the event of a range of assumed changes in market interest rates. The Office of Thrift Supervision provides all institutions that file a Consolidated Maturity/Rate Schedule as a part of their quarterly Thrift Financial Report with an interest rate sensitivity report of NPV. The Office of Thrift Supervision simulation model uses a discounted cash flow analysis and an option-based pricing approach to measuring the interest rate sensitivity of NPV. The Office of Thrift Supervision model estimates the economic value of each type of asset, liability and off-balance sheet contract under the assumption that the U.S. Treasury yield curve shifts instantaneously and parallel up and down 100 to 300 basis points in 100 basis point increments. A basis point equals one-hundredth of one percentage point, and 100 basis points equals one percentage point. A change in interest rates to 8% from 7% would mean, for example, a 100 basis point increase in the "Change in Interest Rates" column below. The Office of Thrift Supervision provides us the results of the interest rate sensitivity model, which is based on information we provide the Office of Thrift Supervision, to estimate the sensitivity of NPV.

         The table below sets forth, as of June 30, 2001, the estimated changes in our net portfolio value ("NPV") (i.e., the present value of expected cash flows from assets, liabilities and off-balance sheet contracts) which would result from the designated instantaneous changes in the U.S. Treasury yield curve.

                                                                     Net Portfolio Value as a %
                                                                        of Present Value of
                                  Net Portfolio Equity                   Assets/Liabilities
                          --------------------------------------     --------------------------
      Change in
    Interest Rates         Estimated     Amount of
    (basis points)            NPV         Change         Percent      NPV Ratio   Change/(1)/
    --------------            ---         ------         -------      ---------   -----------
                             (Dollars in Thousands)
         +300             $   24,573    $   (6,145)        (20)%       12.21%       (236)bp
         +200                 26,802        (3,916)        (13)        13.10        (147)bp
         +100                 28,868        (1,850)         (6)        13.90         (67)bp
          0                   30,718            --          --         14.57             --
         -100                 31,631           913           3         14.85          28bp
         -200                 31,832         1,114           4         14.83          26bp
         -300                 31,912         1,194           4         14.76          19bp

__________________________
/(1)/ Expressed in basis points.

         The table above indicates that at June 30, 2001, in the event of a 200 basis point decrease in interest rates, we would experience a 4% increase in net portfolio value. In the event of a 200 basis point increase in interest rates, we would experience a 13% decrease in net portfolio value.

         Certain shortcomings are inherent in the methodology used in the above interest rate risk measurement. Modeling changes in NPV requires making certain assumptions that may or may not reflect the manner in which actual yields and costs respond to changes in market interest rates. In this regard, the NPV table presented assumes that the composition of our interest-sensitive assets and liabilities existing at the beginning of a period remain constant over the period being measured and assumes that a particular change in interest rates is reflected uniformly across the yield curve regardless of the duration or repricing of specific assets and liabilities. Accordingly, although the NPV table provides an indication of our interest rate risk exposure at a particular point in time, such measurements are not intended to and do not provide a precise forecast of the effect of changes in market interest rates on its net interest income, and will differ from actual results.

Liquidity and Capital Resources

         A. J. Smith Federal maintains levels of liquid assets deemed adequate by management. Currently our liquidity ratio averaged 32.68% during the month of June 2001 and averaged 46.04% for the year ended December 31, 2000. We adjust our liquidity levels to fund deposit outflows, pay real estate taxes on mortgage loans, repay our borrowings and loan to fund commitments. We also adjust liquidity as appropriate to meet asset and liability management objectives.

         Our primary sources of funds are deposits, amortization and prepayment of loans and mortgage-backed securities, maturities of investment securities and other short-term investments, and earnings and funds provided from operations. While scheduled principal repayments on loans and mortgage-backed securities are a relatively predictable source of funds, deposit flows and loan prepayments are greatly influenced by general interest rates, economic conditions, and competition. We set the interest rates on our deposits to maintain a desired level of total deposits. In addition, we invest excess funds in short-term interest-earning and other assets, which provide liquidity to meet lending requirements. Short-term interest-bearing deposits with the Federal Home Loan Bank of Chicago amounted to $5.1 million at June 30, 2001 and $4.5 million and $9.1 million at December 31, 2000 and 1999. For additional information about cash flows from our operating, financing, and investing activities, see Consolidated Statements of Cash Flows included in the Financial Statements.

         A significant portion of our liquidity consists of securities classified as available-for-sale and cash and cash equivalents, which are a product of our operating, investing and financing activities and government backed securities, classified as available for sale. Our primary sources of cash are net income, principal repayments on loans and mortgage-backed securities, and increases in deposit accounts, along with advances from the Federal Home Loan Bank of Chicago.

         Liquidity management is both a daily and long-term function of business management. If we require funds beyond our ability to generate them internally, borrowing agreements exist with the Federal Home Loan Bank of Chicago which provide an additional source of funds. At June 30, 2001, we had $12.0 million in advances from the Federal Home Loan Bank of Chicago.

         At June 30, 2001, we had outstanding loan commitments of $7.0 million to originate loans. This amount does not include the unfunded portion of loans in process. At June 30, 2001, certificates of deposit scheduled to mature in less than one year, totaled $64.1 million. Based on prior experience, management believes that a significant portion of such deposits will remain with us, although there can be no assurance that this will be the case. In addition, the cost of such deposits could be significantly higher upon renewal, in a rising interest rate environment. We intend to utilize our high levels of liquidity to fund our lending activities. Rather than increasing our borrowings we intend to sell, as needed, our securities classified as available for sale in order to fund our lending activities.

Recent Accounting Pronouncements

         In June 1998, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities." This statement, as amended by SFAS No.'s 137 and 138, establishes comprehensive accounting and reporting requirements for derivative instruments and hedging activities. Beginning July 1, 2000, this new accounting standard required all derivatives to be recorded at fair value. Unless designated as hedges, changes in these fair values will be recorded in the income statement. Fair value changes involving hedges will generally be recorded by offsetting gains and losses on the hedge and on the hedged item, even if the fair value of the hedged item is not otherwise recorded. The statement also permits certain reclassification of securities among the trading, available-for-sale and held-to-maturity classifications. The adoption of this standard had no impact on our financial statements.

         In September 2000, the FASB issued SFAS No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities." This statement replaces SFAS No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities" and revises the standards for accounting for securitizations and other transfers of financial assets and collateral and requires disclosures, but it carries over most of SFAS No. 125's provisions without reconsideration. This new accounting standard is effective for recognition and reclassification of collateral and for disclosures relating to securitization transactions and collateral for fiscal years ending after December 15, 2000, and effective for transfers and servicing of financial assets and extinguishments of liabilities occurring after March 31, 2001. The adoption of this standard will not have any impact on the financial statements of AJS Bancorp, Inc.

     In July 2001, the FASB issued SFAS 141, Business Combinations, which requires that all business combinations be accounted for under a single method, the purchase method. Use of the pooling-of-interests method is no longer permitted. SFAS 141 requires that the purchase method be used for business combinations initiated after June 30, 2001. This pronouncement will have no effect on our financial statements unless we enter into a business combination transaction.

     In July 2001, the FASB also issued SFAS 142, Goodwill and Other Intangible Assets, which requires that goodwill no longer be amortized to earnings, but instead that the assets received in a business combination transaction be reviewed for impairment. The amortization of goodwill ceases upon adoption of the Statement, which for most companies will be January 1, 2002. This pronouncement will not have an effect on our financial statements.

Impact of Inflation and Changing Prices

     The consolidated financial statements and related notes of A. J. Smith Federal have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP"). GAAP generally requires the measurement of financial position and operating results in terms of historical dollars without consideration for changes in the relative purchasing power of money over time due to inflation. The impact of inflation is reflected in the increased cost of our operations. Unlike industrial companies, our assets and liabilities are primarily monetary in nature. As a result, changes in market interest rates have a greater impact on performance than the effects of inflation.

                                AJS BANCORP, MHC

     AJS Bancorp, MHC will at all times own a majority of the outstanding shares of AJS Bancorp, Inc.'s common stock. Each member of A. J. Smith Federal immediately prior to the reorganization will receive the same membership rights in AJS Bancorp, MHC after the reorganization that such person had in A. J. Smith Federal before the reorganization so long as the member continues to maintain a deposit account with A. J. Smith Federal after the reorganization, or, in the case of a borrower member, the member's borrowings from A. J. Smith Federal, as of the effective date of the reorganization, remain outstanding. Borrowers will not receive membership rights for any new borrowings after the completion of the reorganization. AJS Bancorp, MHC will be chartered as a federal mutual holding company and will be subject to regulation by the Office of Thrift Supervision.

     Immediately after the reorganization, it is expected that the only business activity of AJS Bancorp, MHC will be to own a majority of AJS Bancorp, Inc.'s common stock. AJS Bancorp, MHC, however, will be authorized to engage in any other business activities that are permissible for mutual holding companies under federal law, including investing in loans and securities.

                                AJS BANCORP, INC.

     AJS Bancorp, Inc. will be formed as a federal corporation and will own 100% of A. J. Smith Federal's common stock. AJS Bancorp, Inc. has not engaged in any business to date and, for that reason, its financial statements are not included in this prospectus. AJS Bancorp, Inc. has received approval from the Office of Thrift Supervision to become a savings and loan holding company through the acquisition of all of the capital stock of A. J. Smith Federal to be issued and outstanding upon completion of the reorganization. AJS Bancorp, Inc. will have all of the powers set forth in its federal charter and under federal law. AJS Bancorp, Inc. will be subject to the same restrictions on its permissible business activities under federal law that are applicable to A. J. Smith Federal. AJS Bancorp, Inc. has no specific plans at present regarding diversification, acquisitions or expansion. AJS Bancorp, Inc. initially will not conduct any active business and does not intend to employ any persons other than its officers, although it may utilize A. J. Smith Federal's support staff from time to time.

     Immediately after the reorganization, it is expected that the only business activity of AJS Bancorp, Inc. will be to own all of A. J. Smith Federal's common stock. AJS Bancorp, Inc., however, will be authorized to engage in any other business activities that are permissible for savings and loan holding companies under federal law, including investing in loans and securities.

                                   BUSINESS OF
                        A. J. SMITH FEDERAL SAVINGS BANK

Market Area

     A. J. Smith Federal has been, and continues to be, a community-oriented savings institution offering a variety of financial products to meet the needs of the communities it serves. A. J. Smith Federal's lending and deposit-gathering area is concentrated in the neighborhoods surrounding its two offices; its main office in Midlothian, Illinois and one branch office in Orland Park, Illinois. Both of our office locations are located in Cook County; however, we consider our market area to be the counties of Will and Cook. Midlothian is primarily a residential community with the largest employers other than the government being automobile dealerships. Orland Park has more retail businesses, as well as light industrial companies. Our market area economy is primarily comprised of the services industry, wholesalers and retailers and manufacturing. Major employers in our market area include the Andrew Corporation, the Orland Park School District, the Village of Orland Park, and various retailers including, J. C. Penney, Marshall Fields and Sears. The economy in A. J. Smith Federal's market area is not dependent on any single employer or type of business.

Competition

     We face significant competition in both originating loans and attracting deposits. The Chicago metropolitan area has a high concentration of financial institutions, most of whom are significantly larger institutions that have greater financial resources than we do, and all of which are our competitors to varying degrees. Our competition for loans comes principally from commercial banks, savings banks, mortgage banking companies, credit unions, insurance companies and other financial service companies. Our most direct competition for deposits has historically come from commercial banks, savings banks and credit unions. We face additional competition for deposits from non-depository competitors such as mutual funds, securities and brokerage firms and insurance companies. The Gramm-Leach-Bliley Act, which permits affiliation among banks, securities firms and insurance companies, will increase the competitive environment in which we conduct business.

Lending Activities

     General. Our loan portfolio is comprised mainly of one-to four-family residential real estate loans. The vast majority of these loans have fixed rates of interest. In addition to one- to four-family residential real estate loans, our loan portfolio consists primarily of multi-family loans and home equity lines of credit. At June 30, 2001, our loans totaled $119.1 million, of which $104.6 million, or 87.8% were secured by one-to four-family residential real estate, $8.4 million, or 7.0% were secured by multi-family and residential and commercial real estate, $5.3 million, or 4.4% were home equity loans and $860,000, or 0.7% were consumer loans. Our lending area is the Chicago metropolitan area, with an emphasis on lending in the south and southwest suburbs.

     In an effort to manage our interest rate risk, we make our loan portfolio more interest rate sensitive by offering adjustable rate mortgage loans, short and medium term mortgage loans, and three and five year balloon mortgages. In addition, we make shorter term consumer loans and offer home equity lines of credit with adjustable interest rates.

     Over the past several years a significant portion of our loan originations consisted of loans that have been made to borrowers with weakened credit characteristics, and which are classified as subprime loans by the bank regulatory agencies. Our subprime loans are primarily secured by single family properties located throughout the Chicago metropolitan area, and generally are first or second mortgage loans. These loans provide us with greater interest income than can be obtained from traditional one-to four-family loans. Subprime loans are underwritten to the same criteria as our one-to- four-family loans, except for the impaired credit history of the borrower, and higher debt to income ratios than Fannie Mae and Freddie Mac underwriting guidelines. At June 30, 2001, $47.9 million, or 40.2% of our loan portfolio consisted of loans that were deemed to be subprime loans based upon Office of Thrift Supervision criteria.

     Loan Portfolio Composition. The following table shows the composition of our loan portfolio in dollar amounts and in percentages (before deductions for loans in process, deferred fees and allowances for losses) as of the dates indicated.

                                                           June 30,                                   December 31,
                                                    ----------------------       ---------------------------------------------------
                                                             2001                         2000                          1999
                                                    ----------------------       ----------------------       ----------------------
                                                    Amount        Percent         Amount       Percent         Amount       Percent
                                                    --------     ---------       --------     ---------       --------     ---------
                                                                                 (Dollars in Thousands)
Real estate loans:
-----------------
 One- to four-family (1) ....................       $104,560       87.83% $        93,962       85.32% $        91,818       82.03%
 Multi-family and commercial ................          8,385        7.04            9,442        8.57           11,919       10.65
                                                    --------       -----         --------       -----         --------      ------

     Total real estate loans ................        112,945       94.87          103,404       93.89          103,737       92.68

Other Loans:
-----------
 Consumer loans .............................            860        0.72              733        0.66              516        0.46
  Home equity ...............................          5,252        4.41            5,999        5.45            7,676        6.86
                                                    --------       -----         --------      ------         --------      ------

     Total loans ............................        119,057      100.00%         110,136      100.00%         111,929      100.00%
                                                                  ======                       ======                       ======

Less:
----
 Allowance for loan losses ..................         (2,275)                      (2,364)                      (2,158)
 Deferred loan costs ........................              4                           52                           68
  Deferred gain on real estate contract......            (49)                         (55)                         (63)
                                                    --------                     --------                     --------
 Total loans receivable, net ................       $116,737                     $107,769                     $109,776
                                                    ========                     ========                     ========

---------------------
(1) Subprime real estate loans totaled $47.9 million, $51.6 million, and $54.9 million at June 30, 2001 and December 31, 2000 and 1999, respectively.

         Maturity of Loan Portfolio. The following table sets forth certain information regarding the dollar amounts maturing and the interest rate sensitivity of our loan portfolio at June 30, 2001. Mortgages which have adjustable or renegotiable interest rates are shown as maturing in the period during which the contract is due. The schedule does not reflect the effects of possible prepayments or enforcement of due-on-sale clauses.

                                                          Multi-Family
                                   One-to Four-Family    and Commercial       Consumer         Home Equity              Total
                                   ------------------   ----------------   --------------   -----------------    -------------------
                                             Weighted           Weighted          Weighted            Weighted              Weighted
                                             Average             Average           Average            Average               Average
                                    Amount     Rate    Amount      Rate    Amount    Rate   Amount      Rate     Amount      Rate
                                    ------     ----    ------      ----    ------    ----   ------      ----     ------      ----
                                                                     (Dollars in Thousands)
1 year or less ..................  $     75    8.64%   $    --     0.00%  $    59    7.38%  $   248     8.09%   $    382     8.09%
Greater than 1 to 3 years .......       694    7.70      1,303     8.90       204    7.94     1,153     7.47       3,354     8.10
Greater than 3 to 5 years .......     4,956    8.25      1,136     8.74       438    8.12     2,797     6.97       9,327     7.92
Greater than 5 to 10 years ......    25,688    8.39      2,602     8.35       159    7.96     1,054     7.43      29,503     8.35
Greater than 10 to 20 years .....    47,628    8.05      3,143     9.37        --      --        --       --      50,771     8.13
More than 20 years ..............    25,519    7.22        201     8.70        --      --        --       --      25,720     7.23
                                   --------            -------            -------           -------             --------

Total ...........................  $104,560            $ 8,385            $   860           $ 5,252             $119,057
                                   ========            =======            =======           =======             ========

         The total amount of loans due after June 30, 2002 which have predetermined interest rates is $96,532,000, while the total amount of loans due after such date which have floating or adjustable interest rates is $22,143,000.

     One-to four-family Residential Real Estate Loans. Our primary lending activity consists of originating one-to four-family, owner-occupied, first and second residential loans, virtually all of which are secured by properties located in our market area. At June 30, 2001, these loans totaled $104.6 million, or 87.8% of our total loan portfolio. During 1994, we began to originate high levels of one-to four-family residential loans to borrowers with impaired credit histories. These loans are primarily originated from a network of mortgage brokers throughout our market area, and are classified as subprime loans by the bank regulatory agencies. Our origination of subprime loans is subject to our customary underwriting standards, with the exceptions of the borrower's impaired credit history and higher debt to income ratios than are permitted under Fannie Mae underwriting guidelines. While subprime loans involve higher risks of loss than our other one-to four-family residential real estate loans, they provide us with higher yields to compensate for this risk. At June 30, 2001, loans that are classified as subprime loans totaled $47.9 million, or 40.2% of total loans.

     We currently offer one-to four-family residential real estate loans with terms up to 30 years, although we emphasize the origination of one-to four-family residential loans with terms of 25 years or less. We offer our one-to four-family residential loans with adjustable or fixed interest rates. At June 30, 2001, $91.6 million, or 87.6% of our one-to four-family residential real estate loans had fixed rates of interest and $13.0 million, or 12.4% of our one-to four-family residential real estate loans had adjustable rates of interest. Our fixed rate loans include loans that generally amortize on a monthly basis over periods between seven to 30 years. Our subprime loans generally amortize over a fifteen year period. We also offer loans which generally have balloon payment features after three or five years. Our balloon loans generally amortize over periods of 15 years or more. One-to four-family residential real estate loans often remain outstanding for significantly shorter periods than their contractual terms because borrowers have the right to refinance or prepay their loans. With respect to subprime loans, our experience has been that these loans remain outstanding for even shorter periods of time than our other one-to four-family loans.

     We currently offer adjustable rate mortgage loans with an initial interest rate fixed for one, three or five years and annual adjustments thereafter, based on changes in a designated market index. Our adjustable rate mortgage loans generally have an interest rate adjustment limit of 200 basis points per adjustment, with a maximum lifetime interest rate adjustment limit of 800 basis points. Our adjustable rate mortgages are priced at a level tied to the one year United States Treasury bill rate. We do not currently offer discounted or teaser rates on our adjustable rate mortgages, although we have done so in the past.

     Regulations limit the amount that a savings association may lend relative to the appraised value of the real estate securing the loan, as determined by an appraisal of the property at the time of loan origination. For loans greater than $125,000 we utilize outside independent appraisers. For loans up to $125,000 appraisals are performed by in-house appraisers. For borrowers who do not obtain private mortgage insurance, our lending policies limit the maximum loan to value ratio on both fixed rate and adjustable rate mortgage loans to 80% of the appraised value of the property that is collateral for the loan (and up to 85% with respect to subprime loans). For one-to four-family residential real estate loans with loan to value ratios of between 80% and 95%, we require the borrower to obtain private mortgage insurance. For loans in excess of $75,000, we require the borrower to obtain title insurance. For loans under $75,000, we conduct a title search. We also require homeowners insurance and fire and casualty insurance on properties securing real estate loans.

     Multi-Family and Commercial Real Estate Loans. At June 30, 2001, $8.4 million, or 7.0% or our total loan portfolio consisted of loans secured by multi-family and commercial real estate properties, virtually all of which are located in the state of Illinois. Our multi-family loans are secured by multi-family and mixed use properties. Our commercial real estate loans are secured by improved property such as offices, small business facilities, strip mall shopping centers, warehouses and other non-residential buildings. Our multi-family and commercial real estate loans are offered with fixed rates, although in the past we have offered these loans with adjustable rates. Our fixed rate multi-family and commercial real estate loans are offered with amortization schedules of up to 25 years, and generally have three and five year balloon features. At June 30, 2001 the average balance of our multi-family loans was $111,000, and the average balance of our commercial real estate loans was $115,000. We generally will make multi-family and commercial real estate loans for up to 80% of cost or the appraised value of the property securing the loan.

     Prior to funding a loan secured by multi-family, mixed used or commercial property, we generally obtain an environmental assessment from an independent, licensed environmental engineer regarding any environmental risks that may be associated with the property. The level of the environmental engineer's evaluation of the subject property will depend on the facts and circumstances relating to the specific loan, but generally the environmental engineer's actions will range from a consultant's discretionary environmental assessment to a Phase II environmental report, depending on the circumstances. The underwriting process for multi-family and commercial real estate lending will include an analysis of the debt service coverage of the subject property. We typically require a debt service coverage ratio of 120% or higher. We also require personal guarantees of the principals and a cash flow analysis when applicable.

     Loans secured by multi-family residential real estate generally have more credit risk than one- to four-family residential mortgage loans and carry larger loan balances. This increased credit risk is a result of several factors, including the concentration of principal in a limited number of loans and borrowers, the impact of the local economy on the borrower's ability to repay the loan, and the increased difficulty of evaluating and monitoring these types of loans. Furthermore, the repayment of loans secured by multi-family properties typically is dependent upon the successful operation of the real property securing the loan. If the cash flow from the multi-family property is reduced, the borrower's ability to repay the loan may be impaired.

     Loans secured by commercial real estate generally involve a greater degree of risk than one- to four-family residential mortgage loans and carry larger loan balances. This increased credit risk is a result of several factors, including the concentration of principal in a limited number of loans and borrowers, the effects of general economic conditions on income producing properties, and the increased difficulty of evaluating and monitoring these types of loans. Furthermore, the repayment of loans secured by commercial real estate is typically dependent upon the successful operation of the property securing the loan. If the cash flow from the property is reduced, the borrower's ability to repay the loan may be impaired. However, loans secured by commercial real estate generally have higher interest rates than loans secured by one-to four-family residential real estate.

     Home Equity Lines of Credit. We offer home equity lines of credit, the total of which amounted to $5.3 million, or 4.4% of our total loan portfolio as of June 30, 2001. Home equity lines of credit are generally made for owner-occupied homes, and are secured by first or second mortgages on residences. We generally offer these loans with a maximum loan to appraised value ratio of 85% (including senior liens on the subject property). We currently offer these lines of credit for a period of five years, and generally at rates tied to the prevailing prime rate. Our home equity lines of credit are underwritten in the same manner as our one-to four-family residential loans.

     Consumer Loans. We are authorized to make loans for a variety of personal and consumer purposes. As of June 30, 2001, consumer loans totaled $860,000, or 0.7% of our total loan portfolio. Our consumer loans consist primarily of automobile loans, loans secured by deposit accounts, and loans secured by inventory, equipment and other non real estate based collateral. Automobile loans accounted for $587,000 of our consumer loans at June 30, 2001. Our procedure for underwriting consumer loans includes an assessment of the applicant's credit history and ability to meet existing obligations and payments of the proposed loan, as well as an evaluation of the value of the collateral security, if any. Consumer loans generally entail greater risk than residential mortgage loans, particularly in the case of loans that are unsecured or are secured by assets that tend to depreciate in value, such as automobiles. In these cases, repossessed collateral for a defaulted consumer loan may not provide an adequate source of repayment for the outstanding loan and the remaining value often does not warrant further substantial collection efforts against the borrower.

     Commercial Business Loans. As part of our business plan we intend to develop our commercial business lending. We recently hired an experienced commercial business lender and we may hire additional commercial business lenders, as circumstances warrant. At June 30, 2001, we had not originated any significant commercial business loans. We are actively marketing our commercial business lending capability to local businesses. In addition, we are advising our existing commercial real estate and multi-family borrowers of our commercial business lending capability. Commercial business loans are offered with adjustable rates which are tied to the prime interest rate.

     Our underwriting standards for commercial business loans include a review of the applicant's tax returns, credit history and an assessment of the applicant's ability to meet existing obligations and payments on the proposed loan based on cash flows generated by the applicant's business. The financial strength of each applicant also is assessed through a review of financial statements provided by the applicant.

     Commercial business loans generally bear higher interest rates and shorter terms than one-to four-family residential loans, but they also may involve higher average balances, increased difficulty of loan monitoring and a higher risk of default since their repayment is generally dependent on the successful operation of the borrower's business. We intend to obtain personal guarantees from the borrower or a third party as a condition to the origination of a commercial business loan.

     Loan Originations, Purchases, Sales and Servicing. Although we originate both fixed-rate and adjustable-rate loans, our ability to generate each type of loan depends upon borrower demand, market interest rates, borrower preference for fixed- versus adjustable-rate loans, and the interest rates offered on each type of loan by other lenders in our market area. This includes competing banks, savings institutions, credit unions, and mortgage banking companies, as well as life insurance companies, and Wall Street conduits that also actively compete for local real estate loans. Our loan originations come from a number of sources including real estate broker referrals, existing customers, borrowers, builders, attorneys, and "walk-in" customers. We originate most of our subprime loans from referrals from local mortgage brokers. All loans obtained in this manner are subject to our loan approval procedures and are underwritten according to the same criteria as subprime loans that are originated internally.

     Our loan origination activity may be adversely affected by a rising interest rate environment that typically results in decreased loan demand. Accordingly, the volume of loan originations and the profitability of this activity can vary from period to period. Historically, we have originated mortgage loans for sale in the secondary market, however, we have not sold any loans since 1998. While we have not sold any loans in recent periods, we will consider selling our fixed-rate longer-term mortgage loans into the secondary market if market conditions and liquidity needs dictate.

     In the past, we have sold loans on a servicing retained basis. At June 30, 2001 we had mortgage servicing rights totaling $50,000.

     The following table shows our loan origination and repayment activities for the periods indicated. We did not purchase or sell any loans during the periods indicated.

                                                 Six Months Ended
                                                     June 30,                          Years Ended December 31,
                                           ----------------------------            -------------------------------
                                               2001             2000                   2000               1999
                                           ------------     -----------            ------------      -------------
                                                                      (In Thousands)
Loans receivable,
 beginning of period ....................  $    110,136     $   111,929            $    111,929      $     112,909

Originations by type:
Real estate- one to four-family (1) .....        25,537           8,581                  20,842             25,995
Multi-family and commercial .............           396             199                     509                995
Non-real estate -consumer ...............           887             490                     561                351
Home equity .............................         1,556           2,038                   2,928              6,929
                                           ------------     -----------            ------------      -------------
Total loans originated ..................        28,376          11,308                  24,840             34,270

Principal repayments: ...................       (19,455)        (13,394)                (26,633)           (35,250)
                                           ------------     -----------            ------------      -------------

Loans receivable,
 at end of period .......................  $    119,057     $   109,843            $    110,136      $     111,929
                                           ============     ===========            ============      =============

______________________
(1) Including subprime real estate loan originations of $6.4 million, $6.9 million, $12.5 million and $22.0 million for the six months ended June 30, 2001 and 2000 and the years ended December 31, 2000 and 1999, respectively.

     Loan Approval Procedures and Authority. Our lending activities are subject to written, non-discriminatory underwriting standards and the loan origination procedures adopted by management and the Board of Directors. All loans, regardless of size or type, are initially reviewed by a loan officer. A. J. Smith Federal's junior loan officers have the authority to approve loans in amounts up to $30,000 with the sign-off of a designated officer. Senior loan officers, who obtain the sign-off of a designated officer have the authority to approve loans in amounts up to $100,000. Loans in excess of $100,000 up to $250,000 must be reviewed and approved by senior loan officers and a Vice President or Executive Vice President. All loans of $250,000 or less that do not meet A. J. Smith Federal's standard underwriting ratios and credit criteria must be reviewed by the Executive Vice President or in his absence, an Assistant Vice President. The Officers Loan Committee, which consists of Mr. Thomas Butkus, Lyn Rupich, James Andretich and W. Anthony Kopp has the authority to approve all loans up to $750,000. Loans in excess of $750,000 must be approved by the President and Board of Directors.

     Loans-to-One Borrower. Federal savings banks are subject to the same loans-to-one borrower limits as those applicable to national banks, which under current regulations restrict loans-to-one borrower to an amount equal to 15% of unimpaired capital and unimpaired surplus on an unsecured basis, and an additional amount equal to 10% of unimpaired capital and unimpaired surplus is secured by readily marketable collateral (generally, financial instruments and bullion, but not real estate). At June 30, 2001, our lending limit was $2.9 million. At June 30, 2001, our largest lending relationship to one borrower totaled $869,000. At June 30, 2001, we had seven lending relations in which the total amount outstanding exceeded $500,000. All of the loans under these large lending relationships were performing in accordance with their terms.

Asset Quality

     Loan Delinquencies and Collection Procedures. When a borrower fails to make required payments on a loan, we take a number of steps to induce the borrower to cure the delinquency and restore the loan to a current status. In the case of mortgage loans, a reminder notice is sent 15 days after an account becomes delinquent. After 15 days, we attempt to establish telephone contact with the borrower. Should the borrower not remit the entire payment due by the end of the month, then a letter that includes information regarding home-ownership counseling organizations is sent to the borrower. During the first 15 days of the following month, a second letter is sent, and we also attempt to establish telephone contact with the borrower. At this time, and after reviewing the cause of the delinquency and the borrower's previous loan payment history, we may agree to accept repayment over a period of time which will generally not exceed 60 days. However, should a loan become delinquent by two or more payments, and the borrower is either unwilling or unable to repay the delinquency over a period of time acceptable to us, we send a notice of default by both regular and certified mail. This notice will provide the borrower with the terms which must be met to cure the default, and will again include information regarding home-ownership counseling.

     In the event the borrower does not cure the default within 30 days of the postmark of the notice of default, we may instruct our attorneys to institute foreclosure proceedings depending on the loan-to-value ratio or our relationship with the borrower. We hold property foreclosed upon as other real estate owned. We carry foreclosed real estate at its fair market value less estimated selling costs. If a foreclosure action is commenced and the loan is not brought current or paid in full before the foreclosure sale, we will either sell the real property securing the loan at the foreclosure sale or sell the property as soon thereafter as practical.

     In the case of consumer loans, customers are mailed delinquency notices when the loan is 15 days past due. We also attempt to establish telephone contact with the borrower. If collection efforts are unsuccessful, we may instruct our attorneys to take further action.

     Our policies require that management continuously monitor the status of the loan portfolio and report to the Board of Directors on a monthly basis. These reports include information on delinquent loans and foreclosed real estate and our actions and plans to cure the delinquent status of the loans and to dispose of any real estate acquired through foreclosure.

     Non-Performing Loans. All loans are reviewed on a regular basis and are placed on a non-accrual status when, in the opinion of management, there is reasonable probability of loss of principal or the collection of additional interest is deemed insufficient to warrant further accrual. Generally, we place all loans more than 90 days past due on non-accrual status. In addition, we place any loan on non-accrual status if any part of it is classified as loss or if any part has been charged-off. When a loan is placed on non-accruing status, total interest accrued and unpaid to date is reversed. Subsequent payments are either applied to the outstanding principal balance or recorded as interest income, depending on the assessment of the ultimate collectibility of the loan.

     As of June 30, 2001, our total non-accrual loans amounted to $1.4 million compared to $1.2 million at December 31, 2000, and $1.7 million at December 31, 1999.

     The following table sets forth A. J. Smith Federal's loan delinquencies by type, by amount and by percentage of type at June 30, 2001.

                                                     Loans Delinquent For:
                                  ----------------------------------------------------------
                                          60-89 Days                   90 Days and Over          Total Delinquent Loans
                                  ---------------------------     --------------------------   --------------------------
                                                      Percent                        Percent                      Percent
                                                      of Loan                        of Loan                      of Loan
                                  Number   Amount    Category     Number  Amount    Category   Number   Amount   Category
                                  ------   ------    --------     ------  ------    --------   ------   ------   --------
                                                                    (Dollars in Thousands)
Real estate:
  One- to four-family ..........       6   $  305       0.29%         19  $1,125       1.08%       25   $1,430      1.37%
  Multi-family and commercial ..      --       --         --           2     223       2.70         2      223      2.66
  Consumer .....................      --       --         --           1       6       0.70         1        6      0.70
  Home equity ..................      --       --         --           2      88       1.67         2       88      1.67
                                  ------   ------                 ------  ------               ------   ------

     Total .....................       6   $  305       0.26%         24  $1,442       1.21%       30   $1,747      1.47%
                                  ======   ======                 ======  ======               ======   ======

     The table below sets forth the amounts and categories of nonperforming assets in our loan portfolio. For all years presented, we had no troubled debt restructurings within the meaning of Statement of Financial Accounting Standards No. 15. For the periods presented, we had no accruing loans delinquent more than 90 days. Foreclosed assets include assets acquired in settlement of loans.

                                                 At June 30,                   At December 31,
                                                 -----------       -------------------------------------
                                                     2001               2000                    1999
                                                 -----------       -----------               -----------
                                                                   (Dollars In Thousands)
Non-accruing loans:
One-to four-family ...........................   $     1,125       $       965               $     1,651
Multi-family and commercial ..................           223               225                        --
Consumer and other ...........................             6                 6                        22
Home equity ..................................            88                --                        --
                                                 -----------       -----------               -----------
   Total non-accruing loans ..................         1,442             1,196                     1,673
                                                 -----------       -----------               -----------

Total nonperforming loans ....................         1,442             1,196                     1,673

Real estate owned ............................           185               305                        --
                                                 -----------       -----------               -----------
Total nonperforming assets ...................   $     1,627       $     1,501               $     1,673
                                                 ===========       ===========               ===========
Total as a percentage of total assets ........          0.82%             0.77%                     0.84%

Nonperforming loans as percentage of
 gross loans receivable ......................          1.21%             1.09%                     1.49%

     For the six months ended June 30, 2001, and for the year ended December 31, 2000, gross interest income which would have been recorded had the non-accruing loans been current in accordance with their original terms amounted to $63,000 and $94,000, respectively. The amounts that were included in interest income were $43,000 and $60,000 for the six months ended June 30, 2001 and the year ended December 31, 2000, respectively.

     Real Estate Owned. Real estate owned consists of property acquired through formal foreclosure or by deed in lieu of foreclosure and is recorded at the lower of recorded investment or fair value. Write-downs from recorded investment to fair value which are required at the time of foreclosure are charged to the allowance for loan losses. After transfer, the property is carried at the lower of recorded investment or fair value, less estimated selling expenses. Adjustments to the carrying value of the properties that result from subsequent declines in value are charged to operations in the period in which the declines occur. At June 30, 2001 and December 31, 2000, we held real estate owned of $185,000 and $305,000, respectively.

     Classification of Assets. Consistent with regulatory guidelines, we provide for the classification of loans and other assets such as securities that are considered to be of lesser quality as substandard, special mention or loss assets. An asset is considered substandard if it is inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. Substandard assets include those characterized by the distinct possibility that the savings institution will sustain some loss if the deficiencies are not corrected. Assets classified as loss are those considered uncollectible and of such little value that their continuance as assets is not warranted. Assets that do not expose us to risk sufficient to warrant classification in one of the aforementioned categories, but which possess some weaknesses, are required to be designated as special mention by management.

     When we classify assets as substandard, we allocate for analytical purposes a portion of our general valuation allowances or loss reserves to these assets as deemed prudent by management. General allowances represent loss allowances that have been established to recognize the inherent risk associated with lending activities, but which have not been allocated to particular problem assets. When we classify problem assets as loss, we establish a specific allowance for losses equal to 100% of the amount of the assets so classified, or to charge-off the amount. Our determination as to the classification of assets and the amount of valuation allowances are subject to review by regulatory agencies, which can order the establishment of additional loss allowances. Management regularly reviews our asset portfolio to determine whether any assets require classification in accordance with applicable regulations.

     On the basis of management's review of our asset portfolio at June 30, 2001, we had classified $1.5 million of our assets as substandard, $471,000 of our assets as special mention and $165,000 of our assets as loss.

     Allowance for Loan Losses. The following table sets forth information regarding our allowance for loan losses and other ratios at or for the dates indicated.

                                            Six Months Ended
                                                 June 30,                        Years Ended December 31,
                                       ---------------------------              ----------------------------
                                          2001              2000                  2000                1999
                                       ----------         --------              --------            --------
                                                               (Dollars In Thousands)
Balance at beginning
of period............................. $    2,364         $  2,158              $  2,158            $   1,919

Charge-offs:
One-to four-family ...................       (159)             (27)                  (78)                (287)
Multi-family and commercial ..........         --               --                    --                   --
Consumer and other ...................         --              (15)                  (16)                  --
Home equity ..........................        (50)              --                    --                   --
                                       -----------        --------              --------            ---------
Total charge-offs ....................       (209)             (42)                  (94)                (287)
Recoveries:
One-to four-family loans .............         --               --                    --                    1
                                       ----------         --------              --------            ---------

Net charge-offs/(1)/ .................       (209)             (42)                  (94)                (286)
Provisions for loan losses ...........        120               80                   300                  525
                                       ----------         --------              --------            ---------
Balance at end of period ............. $    2,275         $  2,196              $  2,364            $   2,158
                                       ==========         ========              ========            =========

Ratio of net charge-offs during
 the period to average loans
 outstanding during the period .......       0.37%            0.08%                 0.09%                0.26%

Ratio of net charge-offs during
 the period to non-performing loans ..      14.49             2.73                  7.86                17.10

Ratio of non-performing assets to
 total assets
 at end of period ....................       0.82             0.77                  0.77                 0.84
Ratio of allowance for loan losses
 to on-performing loans ..............     157.77           142.60                197.66               128.99
Ratio of allowance for loan losses
  to loans receivable, gross .........       1.91             2.00                  2.15                 1.93

_________________

/(1)/ Net charge-offs of sub-prime loans totaled $209,000 and $27,000 of the six month periods ended June 30, 2001 and 2000, respectively, and $78,000 and $286,000 for the years ended December 31, 2000 and 1999, respectively.

     The allowance for loan losses is a valuation account that reflects our evaluation of the losses known and inherent in our loan portfolio that are both probable and reasonable to estimate. We maintain the allowance through provisions for loan losses that we charge to income. We charge losses on loans against the allowance for loan losses when we believe the collection of loan principal is unlikely.

     Our evaluation of risk in maintaining the allowance for loan losses includes the review of all loans on which the collectibility of principal may not be reasonably assured. We consider the following factors as part of this evaluation: our historical loan loss experience, known and inherent risks in the loan portfolio, (particularly subprime real estate loans) the estimated value of the underlying collateral, peer group information and current economic and market trends. There may be other factors that may warrant our consideration in maintaining an allowance at a level sufficient to provide for probable losses. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revisions as more information becomes available or as future events change. Although we believe that we have established and maintained the allowance for loan losses at adequate levels, future additions may be necessary if economic and other conditions in the future differ substantially from the current operating environment.

     In addition, the Office of Thrift Supervision, as an integral part of its examination process, periodically reviews our loan and foreclosed real estate portfolios and the related allowance for loan losses and valuation allowance for foreclosed real estate. The Office of Thrift Supervision may require us to increase the allowance for loan losses or the valuation allowance for foreclosed real estate based on their judgments of information available to them at the time of their examination, thereby adversely affecting our results of operations.

     Allocation of the Allowance for Loans Losses. The following table presents our allocation of the allowance for loan losses by loan category and the percentage of loans in each category to total loans at the periods indicated.

                                       June 30                                      December 31,
                            ----------------------------    ------------------------------------------------------------
                                        2001                           2000                            1999
                             ---------------------------   -------------------------------------------------------------
                                                 Percent                        Percent                         Percent
                                                of Loans                       of Loans                         of Loans
                                        Loan     in Each               Loan     in Each                Loa n     in Each
                            Amount of  Amounts  Category   Amount of  Amounts  Category  Amount of    Amounts   Category
                            Loan Loss    by     to Total   Loan Loss    by     to Total  Loan Loss      by      to Total
                            Allowance Category    Loans    Allowance Category    Loans   Allowance   Category    Loans
                            --------- --------  --------   --------- --------   -------  ---------   --------  ---------
                                                               (Dollars in Thousands)
One- to four-family........  $ 1,837  $104,560    87.83%    $ 1,889  $ 93,962    85.32%  $   1,695  $   91,818    82.03%
Multi-family and other.....      153     8,385     7.04         160     9,442     8.57         124      11,919    10.65
Consumer and other.........       10       860     0.72           9       733     0.66           9         516     0.46
Home equity................      170     5,252     4.41         221     5,999     5.45         240       7,676     6.86
Unallocated................      105        --       --          85        --       --          90          --       --
                             -------  --------   ------    --------  --------   ------    --------  ----------   ------
  Total....................  $ 2,275  $119,057   100.00%   $  2,364  $110,136   100.00%  $   2,158  $  111,929  100.000
                             =======  ========   ======    ========  ========   ======    ========  ==========  =======

     Management evaluates the total balance of the allowance for loan losses based on several factors that are not loan specific but are reflective of the losses inherent in the loan portfolio. This includes management's periodic review of loan collectibility in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower's ability to repay, estimated value of any underlying collateral, prevailing economic conditions such as housing trends, inflation rates and unemployment rates, geographic concentrations of loans within our immediate market area, and both peer financial institution historic loan loss experience and levels of allowance for loan losses. Generally, small balance, homogenous type loans, such as one-to four-family, mortgage, consumer and home equity loans are evaluated for impairment in total. The allowance related to those loans is established primarily using loss experience data by general loan type. Subprime loans are evaluated as a separate group due to their higher risk characteristics. Nonperforming loans are evaluated individually, based primarily on the value of the underlying collateral securing the loan. Larger loans, such as multi-family mortgages are also generally evaluated for impairment individually. The allowance is allocated to each loan type based on the results of the evaluation described above. Small differences between the allocated allowance balance and the recorded allowance amount is reflected as "unallocated"to absorb losses resulting form the inherent imprecision involved in the loss evaluation process.

Investment Activities

     We are permitted under federal law to invest in various types of liquid assets, including United States Government obligations, securities of various federal agencies and of state and municipal governments, deposits at the Federal Home Loan Bank of Chicago, certificates of deposit of federally insured institutions, certain bankers' acceptances and federal funds. Within certain regulatory limits, we may also invest a portion of our assets in commercial paper and corporate debt securities. We are also required to maintain an investment in FHLB stock.

     SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities," requires that securities be categorized as "held to maturity," "trading securities" or "available for sale," based on management's intent as to the ultimate disposition of each security. SFAS No. 115 allows debt securities to be classified as "held to maturity" and reported in financial statements at amortized cost only if the reporting entity has the positive intent and ability to hold those securities to maturity. Securities that might be sold in response to changes in market interest rates, changes in the security's prepayment risk, increases in loan demand, or other similar factors cannot be classified as "held to maturity."

     We do not currently use or maintain a trading account. Debt and equity securities not classified as "held to maturity" are classified as "available for sale." These securities are reported at fair value, and unrealized gains and losses on the securities are excluded from earnings and reported, net of deferred taxes, as a separate component of equity.

     All of our securities carry market risk insofar as increases in market rates of interest may cause a decrease in their market value. Investments in securities are made based on certain considerations, which include the interest rate, tax considerations, yield, settlement date and maturity of the security, our liquidity position, and anticipated cash needs and sources. The effect that the proposed security would have on our credit and interest rate risk and risk-based capital is also considered. We purchase securities to provide necessary liquidity for day-to-day operations, and when investable funds exceed loan demand.

     Generally, the investment policy of A. J. Smith Federal, as established by the board of directors, is to invest funds among various categories of securities and maturities based upon our liquidity needs, asset/liability management policies, investment quality, marketability and performance objectives. The board of directors reviews our securities portfolio on a monthly basis.

     Our securities classified as held to maturity totaled $324,000 at June 30, 2001 and primarily consisted of state and municipal bond obligations. Our securities classified as available-for-sale totaled $45.5 million at June 30, 2001 and consisted of Federal agency obligations, primarily Federal Farm Credit Bank notes and Federal Home Loan Bank obligations with maturities of one to five years.

     We also held Federal Home Loan Bank stock which totaled $1.3 million at June 30, 2001. For further information regarding our securities portfolio, see
Note 2 to Consolidated Financial Statements.

        The following table sets forth the composition of our securities portfolio at the dates indicated.

                                                             June 30,
                                          --------------------------------------------
                                            Carrying     % of       Fair       % of
                                              Value      Total      Value      Total
                                              -----      -----      -----      -----
Securities classified as held to
maturity (at amortized cost):
Municipal bonds..........................    $   324       0.69%   $   324       0.69%

Securities classified as available
for sale (at fair value):

U.S. Government securities...............         --         --         --         --
FHLB.....................................     38,783      82.45     38,783      82.45
FFCB.....................................      6,658      14.15      6,658      14.15
Subtotal.................................     45,441      96.60     45,441      96.60
FHLB stock...............................      1,274       2.71      1,274       2.71
                                             -------    -------    -------    -------
Total securities and FHLB stock..........    $47,039     100.00%   $47,039     100.00%
                                             =======    =======    =======    =======

Average remaining life of
securities...............................    18.6 months

Other interest-earning assets:
Interest-bearing deposits with
banks....................................    $ 5,093      33.74%   $ 5,093      33.74%
Federal funds sold.......................     10,000      66.26     10,000      66.26
                                             -------    -------    -------    -------
Total....................................    $15,093     100.00%   $15,093     100.00%
                                             =======    =======    =======    =======

                                                                                December 31,
                                          -----------------------------------------------------------------------------------------
                                                              2000                                       1999
                                          -----------------------------------------------------------------------------------------
                                            Carrying    % of       Fair       % of     Carrying    % of        Fair      % of
                                              Value     Total      Value      Total      Value     Total       Value     Total
                                              -----     -----      -----      -----      -----     -----       -----     -----
                                                       (Dollars in Thousands)
Securities classified as held to
maturity (at amortized cost):
Municipal bonds..........................    $   319       0.66%  $   319       0.66%   $   388       1.00%   $   388      1.00%

Securities classified as available
for sale (at fair value):

U.S. Government securities...............         --         --        --         --        996       2.57%       996      2.57%
FHLB.....................................     42,711      88.06    42,711      88.06     32,994      85.29     32,994     85.29
FFCB.....................................      4,246       8.75     4,246       8.75      3,163       8.18      3,163      8.18
Subtotal.................................     46,957      96.81    46,957      96.81     37,153      96.04     37,153     96.04
FHLB stock...............................      1,228       2.53     1,228       2.53      1,143       2.96      1,143      2.96
                                             -------   --------   -------    -------    -------    -------    -------   -------
Total securities and FHLB stock..........    $48,504     100.00%  $48,504     100.00%   $38,684     100.00%   $38,684    100.00%
                                             =======   ========   =======    =======    =======    =======    =======   =======

Average remaining life of
securities...............................   22.9 months                                21.3 months

Other interest-earning assets:
Interest-bearing deposits with
banks....................................    $ 4,512      27.33%  $ 4,512      27.33%   $18,083      62.18%   $18,083     62.18%
Federal funds sold.......................     12,000      72.67    12,000      72.67     11,000      37.82     11,000     37.82
                                             -------   --------   -------    -------    -------    -------    -------   -------
Total....................................    $16,512     100.00%  $16,512     100.00%   $29,083     100.00%   $29,083    100.00%
                                             =======   ========   =======    =======    =======    =======    =======   =======

Mortgage Backed Securities

     Mortgage-backed securities represent a participation interest in a pool of one-to four-family or multi-family mortgages. The mortgage originators use intermediaries (generally United States Government agencies and government-sponsored enterprises) to pool and repackage the participation interests in the form of securities, with investors such as A. J. Smith Federal receiving the principal and interest payments on the mortgages. Such United States Government agencies and government-sponsored enterprises guarantee the payment of principal and interest to investors.

     Mortgage-backed securities are typically issued with stated principal amounts, and the securities are backed by pools of mortgages that have loans with interest rates that are within a range and have varying maturities. The underlying pool of mortgages, i.e., fixed-rate or adjustable-rate, as well as prepayment risk, are passed on to the certificate holder. The life of a mortgage-backed pass-through security thus approximates the life of the underlying mortgages. Our mortgage-backed securities consist primarily of Fannie Mae, Freddie Mac and Ginnie Mae securities.

     At June 30, 2001, our mortgage-backed securities amounted to $9.8 million, which represented 4.93% of our total assets at that date. At June 30, 2001, $9.3 million of our mortgage-backed securities were classified as available-for-sale. At that date, virtually all of our mortgage backed securities had fixed rates of interest. We did not purchase any mortgage-backed securities during the six months ended June 30, 2001, but we did purchase $2.0 million during the year ended December 31, 2000. For information regarding the maturities of our mortgage-backed securities, see Note 2 of Notes to Consolidated Financial Statements.

     Mortgage-backed securities generally yield less than the loans which underlie such securities because of their payment guarantees or credit enhancements which offer nominal credit risk. In addition, mortgage-backed securities are more liquid than individual mortgage loans and may be used to collateralize borrowings or other obligations of the Bank.

     The following table sets forth the composition of our mortgage-backed securities at the dates indicated.

                                               June 30,                                 December 31,
                                         ---------------------        -------------------------------------------------
                                                 2001                          2000                     1999
                                         ---------------------        ----------------------      ---------------------
                                         Carrying       % of          Carrying        % of        Carrying       % of
                                          Value        Total           Value          Total        Value         Total
                                         -------      --------        --------      --------      -------       -------
                                                                    (Dollars in Thousands)
Mortgage-backed securities
classified as held to maturity
  (at amortized cost):
 Ginnie Mae .........................    $   375          3.84%       $    429          3.94%     $   500          5.07%
 Freddie Mac ........................         32          0.33              38          0.35           48          0.49
 Other ..............................          5          0.05               5          0.05            8          0.08
Mortgage-backed securities
classified as available for sale
  (at fair value):
 Fannie Mae .........................      7,764         79.43           8,731         80.16        7,491         75.96
 Freddie Mac ........................      1,599         16.35           1,689         15.50        1,814         18.40
                                         -------      --------        --------      --------      -------       -------

       Total ........................    $ 9,775        100.00%       $ 10,892        100.00%     $ 9,861        100.00%
                                         =======      ========        ========      ========      =======       =======

     Carrying Values, Yields and Maturities. The composition and maturities of the securities portfolio, and mortgage-backed securities excluding FHLB stock, are indicated in the following table. Cost represents the amortized cost of securities and mortgage-backed securities at June 30, 2001. See Note 2 to the Notes to Consolidated Financial Statements.

                                                                     June 30, 2001
                                      ---------------------------------------------------------------------------
                                       Less Than     1 to 5       5 to 10        Over
                                        1 Year        Years        Years       10 Years      Total Securities
                                      -----------  -----------  -----------  -----------  -----------------------
                                       Amortized    Amortized     Amortized        Amortized           Amortized
                                         Cost         Cost          Cost        Cost         Cost      Fair Value
                                      -----------  -----------  -----------  -----------  ----------   ----------
                                                                (Dollars in Thousands)
Securities .....................      $    15,310  $    29,405  $        --  $        --  $   44,715   $  45,765
Mortgage backed securities .....               --           39          733        8,930       9,702       9,781
                                      -----------  -----------  -----------  -----------  ----------   ---------
Total investment securities ....      $    15,310  $    29,444  $       733  $     8,930  $   54,417   $  55,546
                                      ===========  ===========  ===========  ===========  ==========   =========

Weighted average yield .........             5.64%        6.12%        6.07%        6.33%       5.90%

Sources of Funds

     General. Deposits have been our primary source of funds for lending and other investment purposes. In addition to deposits, we derive funds primarily from principal and interest payments on loans. These loan repayments are a relatively stable source of funds, while deposit inflows and outflows are significantly influenced by general interest rates and money market conditions. Borrowings could be used on a short-term basis to compensate for reductions in the availability of funds from other sources and may be used on a longer-term basis for general business purposes.

     Deposits. Our deposits are attracted principally from residents within our primary market area. Deposit account terms vary, with the principal differences being the minimum balance required, the time periods the funds must remain on deposit and the interest rate. We are not currently using, nor have we used in the past, brokers to obtain deposits. Our deposit products include demand and NOW, money market, savings, and term certificate accounts. Interest rates paid, maturity terms, service fees and withdrawal penalties are established by A. J. Smith Federal on a periodic basis. Management determines the rates and terms based on rates paid by competitors, our need for funds or liquidity, growth goals and federal and state regulations.

     Deposit Activity. The following table sets forth our deposit flows during the periods indicated.

                                                     Six Months
                                                    Ended June 30,                 Years Ended December 31,
                                              -------------------------          ---------------------------
                                                2001            2000               2000               1999
                                              ---------       ---------          ---------         ---------
                                                                  (Dollars in Thousands)

Opening balance ........................      $ 161,251       $ 161,793          $ 161,793         $ 167,087
Deposits ...............................        248,372         203,652            406,311           445,995
Withdrawals ............................       (250,260)       (200,766)          (413,836)         (457,183)
Interest credited ......................          3,145           3,304              6,983             5,894
                                              ---------       ---------          ---------         ---------

Ending balance .........................      $ 162,508       $ 167,983          $ 161,251         $ 161,793
                                              =========       =========          =========         =========

Net increase (decrease) ................      $   1,257       $   6,190          $    (542)        $  (5,294)
                                              =========       =========          =========         =========

Percent increase (decrease) ............           0.78%           3.83%             (0.34)%           (3.17)%
                                              =========       =========          =========         =========

     Deposit Accounts. The following table sets forth the dollar amount of savings deposits in the various types of deposit programs we offered as of the dates indicated.

                                                 Six Months Ended
                                                     June 30,                                Years Ended December 31,
                                                                            -------------------------------------------------------
                                                       2001                            2000                          1999
                                            -------------------------       ------------------------       ------------------------
                                            Amount            Percent       Amount           Percent       Amount           Percent
                                            ------            -------       ------           -------       ------           -------
                                                                             (Dollars in Thousands)
Transactions and Savings Deposits:
---------------------------------

Checking accounts .....................     $  2,986             1.84%     $  2,850             1.77%     $  2,335             1.44%
Passbook accounts .....................       37,841            23.29        36,143            22.41        37,027            22.89
NOW accounts ..........................       17,884            11.01        16,617            10.30        15,530             9.60
Money market accounts .................        9,252             5.69         9,720             6.03        10,605             6.55
                                            --------          -------      --------          -------      --------           ------

Total non-certificates ................       67,963            41.83        65,330            40.51        65,497            40.48
                                            --------          -------      --------          -------      --------           ------

Certificates:
------------

 0.00 - 3.99% .........................        3,419             2.10            --               --            --               --
 4.00 - 5.99% .........................       56,639            34.85        51,553            31.97        71,853            44.41
 6.00 - 7.99% .........................       34,451            21.20        43,680            27.09        21,786            13.47
 8.00 - 9.99% .........................           36             0.02           688             0.43         2,657             1.64
                                            --------          -------      --------          -------      --------           ------

Total certificates ....................       94,545            58.17        95,921            59.49        96,296            59.52
                                            --------          -------      --------          -------      --------           ------
Total deposits ........................     $162,508           100.00%     $161,251           100.00%     $161,793           100.00%
                                            ========          =======      ========          =======      ========           ======

     Time Deposit Maturity Schedule. The following table presents, by rate category, the remaining period to maturity of time deposit accounts outstanding as of June 30, 2001.

                                                      0-           4.00-           6.00-          8.00%-                    Percent
                                                    3.99%          5.99%           7.99%        or greater       Total      of Total
                                                   -------       --------        -------       ------------     --------    --------
                                                                                  (Dollars in Thousands)
Certificate accounts maturing
in quarter ending:
-----------------
September 30, 2001 .........................       $ 1,089        $17,066        $ 3,858        $    --        $22,013        23.27%
December 31, 2001 ..........................         1,974         12,657          2,411             --         17,042        18.03
March 31, 2002 .............................           135          9,958          6,074             26         16,193        17.13
June 30, 2002 ..............................            48          5,381          3,466             --          8,895         9.41
September 30, 2002 .........................           140          2,074          1,978             --          4,192         4.43
December 31, 2002 ..........................            33            797          2,178             --          3,008         3.18
March 31, 2003 .............................            --          1,906          2,713             10          4,629         4.90
June 30, 2003 ..............................            --          1,294            630             --          1,924         2.04
September 30, 2003 .........................            --            982            874             --          1,856         1.96
December 31, 2003 ..........................            --            395            831             --          1,226         1.30
March 31, 2004 .............................            --            844             69             --            913         0.97
Therafter ..................................            --          3,285          9,369             --         12,654        13.38
                                                   -------        -------        -------        -------        -------       ------
   Total ...................................       $ 3,419        $56,639        $34,451        $    36        $94,545       100.00%
                                                   =======        =======        =======        =======        =======       ======
   Percent of total ........................          3.62%         59.90%         36.44%          0.04%
                                                   =======        =======        =======        =======

         Large Certificates. The following table indicates the amount of our certificates of deposit and other deposits by time remaining until maturity as of June 30, 2001.

                                                                            Maturity
                                                          ------------------------------------------
                                                                       Over      Over
                                                           3 Months   3 to 6   6 to 12     Over
                                                            or Less   Months    Months   12 Months   Total
                                                          ---------- -------- --------- ----------- -------
                                                                        (In Thousands)
Certificates of deposit less than $100,000 ..............   $18,099   $ 9,872   $18,329   $22,108   $68,408
Certificates of deposit of $100,000 or more .............     3,546     1,897     5,318     7,072    17,833
Public funds /1)/........................................       368     5,273     1,441     1,222     8,304
                                                            -------   -------   -------   -------   -------
Total certificates of deposit ...........................   $22,013   $17,042   $25,088   $30,402   $94,545
                                                            =======   =======   =======   =======   =======

___________________________

/(1)/ Deposits from governmental and other public entities. The amounts shown under public funds includes deposits of $100,000 or more totaling $6.3 million.

     Borrowings. We may obtain advances from the Federal Home Loan Bank of Chicago upon the security of the common stock it owns in that bank and certain of its residential mortgage loans and mortgage-backed securities, provided certain standards related to creditworthiness have been met. These advances are made pursuant to several credit programs, each of which has its own interest rate and range of maturities. Federal Home Loan Bank advances are generally available to meet seasonal and other withdrawals of deposit accounts and to permit increased lending.

     The following table sets forth the maximum month-end balance and average balance of FHLB advances, securities sold under agreements to repurchase and other borrowings for the periods indicated.

                                         Six Months
                                       Ended June 30,         Years Ended December 31,
                                     ------------------      --------------------------
                                      2001       2000         2000                1999
                                     -------    -------      -------            -------
                                                    (In Thousands)
Maximum balance:
---------------
  FHLB advances .................    $13,000    $17,000      $17,000           $17,000
   Federal funds purchased ......         --        500          500               500

Average balance:
---------------
  FHLB advances .................    $12,000    $15,500      $13,750           $ 8,500
 Federal funds purchased ........         --         --           --                17

     The following table sets forth certain information as to our borrowings at the dates indicated.

                                                                 At June 30,        At December 31,
                                                                                ----------------------
                                                                    2001         2000           1999
                                                                  --------      --------      --------
                                                                               (Dollars In Thousands)
FHLB advances ................................................     $12,000       $12,000       $17,000
Federal funds purchased ......................................          --            --           500
                                                                   -------       -------       -------
     Total borrowings ........................................     $12,000       $12,000       $17,500
                                                                   =======       =======       =======

Weighted average interest rate of FHLB advances ..............        6.14%         6.18%         6.02%

Weighted average interest rate of Federal funds purchased ....         --         6.00%          6.00%

Employees

         At June 30, 2001, we had a total of 51 full-time and 18 part-time employees, including three employed by A.J.S. Insurance, LLC, our wholly owned subsidiary. Our employees are not represented by any collective bargaining group. Management considers its employee relations to be good.

Properties

         At June 30, 2001, we conducted our business from our main office at 14757 South Cicero, Midlothian, Illinois, and a branch office located at 8000 West 159/th/ Street, Orland Park, Illinois. We own both of our branch locations. At June 30, 2001, the net book value of our locations was $3.0 million. Subsequent to June 30, 2001, we acquired property in Orland Park which we plan to develop as a branch facility. This facility is expected to open in the second quarter of 2002.

Legal Proceedings

         We are involved, from time to time, as plaintiff or defendant in various legal actions arising in the normal course of our business. At June 30, 2001, we were not involved in any legal proceedings, the outcome of which would be material to our financial condition and results of operations.

Service Corporation Activities

         As a federally chartered savings association, we are permitted by Office of Thrift Supervision regulations to invest up to 2% of our assets in the stock of, or loans to, service corporation subsidiaries. We may invest an additional 1% of our assets in service corporations where the additional funds are used for inner-city or community development purposes and up to 50% of our total capital in conforming loans to service corporations in which we own more than 10% of the capital stock. In addition to investments in service corporations, federal associations are permitted to invest an unlimited amount in operating subsidiaries engaged solely in activities in which a federal association may engage. At June 30, 2001, we owned 100% of A. J. S. Insurance, LLC.

         A. J. S. Insurance, LLC is our wholly owned service corporation subsidiary. A. J. S. Insurance, LLC offers insurance and investment products such as home owners' insurance, fixed and variable rate annuities, and mutual funds. A. J. S. Insurance, LLC had a net income of $19,000 for the six months ended June 30, 2001 and $46,000 for the year ended December 31, 2000. At June 30, 2001, our investment in A. J. S. Insurance, LLC was $120,000.

                                   REGULATION

         A. J. Smith Federal is examined and supervised by the Office of Thrift Supervision and the Federal Deposit Insurance Corporation. A. J. Smith Federal is a member of and owns stock in the Federal Home Loan Bank of Chicago, which is one of the twelve regional banks in the Federal Home Loan Bank System. This regulation and supervision establishes a comprehensive framework of activities in which an institution can engage and is intended primarily for the protection of the deposit insurance fund and depositors. A. J. Smith Federal also is regulated by the Board of Governors of the Federal Reserve System, governing reserves to be maintained against deposits and other matters. The Office of Thrift Supervision examines A. J. Smith Federal and prepares reports for the consideration of A. J. Smith Federal's Board of Directors on any deficiencies that they may find in A. J. Smith Federal's operations. A. J. Smith Federal's relationship with its depositors and borrowers also is regulated to a great extent by both federal and state laws, especially in matters concerning the ownership of savings accounts and the form and content of A. J. Smith Federal's mortgage documents. Any change in this regulation, whether by the Federal Deposit Insurance Corporation, Office of Thrift Supervision, or Congress, could have a material adverse impact on AJS Bancorp, Inc. and A. J. Smith Federal and their operations.

Federal Regulation of Savings Institutions

         Business Activities. The activities of federal savings associations are subject to extensive regulation including restrictions or requirements with respect to loans to one borrower, the percentage of non-mortgage loans


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or investments to total assets, capital distributions, permissible investments and lending activities, liquidity, transactions with affiliates and community reinvestment.

         Loans to One Borrower. Federal savings associations generally may not make a loan or extend credit to a single or related group of borrowers in excess of 15% of unimpaired capital and surplus on an unsecured basis. An additional amount may be lent, equal to 10% of unimpaired capital and surplus, if the loan is secured by readily marketable collateral, which is defined to include certain securities and bullion, but generally does not include real estate. As of June 30, 2001, A. J. Smith Federal was in compliance with its loans-to-one-borrower limitations.

         Qualified Thrift Lender Test. As a federal savings association, A. J. Smith Federal is required to satisfy a qualified thrift lender test whereby it must maintain at least 65% of its "portfolio assets" in "qualified thrift investments" consisting primarily of residential mortgages and related investments, including mortgage-backed and related securities. "Portfolio assets" generally means total assets less specified liquid assets up to 20% of total assets, goodwill and other intangible assets, and the value of property used to conduct business. A savings association that fails the qualified thrift lender test must either convert to a bank charter or operate under specified restrictions. As of June 30, 2001, A. J. Smith Federal maintained 80.64% of its portfolio assets in qualified thrift investments and, therefore, met the qualified thrift lender test.

         Capital Distributions. Office of Thrift Supervision regulations govern capital distributions by savings institutions, which include cash dividends, stock repurchases and other transactions charged to the capital account of a savings institution to make capital distributions. A savings institution must file an application for Office of Thrift Supervision approval of the capital distribution if either (1) the total capital distributions for the applicable calendar year exceed the sum of the institution's net income for that year to date plus the institution's retained net income for the preceding two years, (2) the institution would not be at least adequately capitalized following the distribution, (3) the distribution would violate any applicable statute, regulation, agreement or Office of Thrift Supervision-imposed condition, or (4) the institution is not eligible for expedited treatment of its filings. If an application is not required to be filed, savings institutions which are a subsidiary of a holding company, as well as certain other institutions, must still file a notice with the Office of Thrift Supervision at least 30 days before the board of directors declares a dividend or approves a capital distribution.

         Any additional capital distributions would require prior regulatory approval. In the event A. J. Smith Federal's capital fell below its fully phased-in requirement or the Office of Thrift Supervision notified it that it was in need of more than normal supervision, A. J. Smith Federal's ability to make capital distributions could be restricted. In addition, the Office of Thrift Supervision could prohibit a proposed capital distribution by any institution, which would otherwise be permitted by the regulation, if the Office of Thrift Supervision determines that the distribution would constitute an unsafe or unsound practice.

         Liquidity. A. J. Smith Federal is required to maintain liquid assets in an amount that would ensure its safe and sound operation. A. J. Smith Federal's liquidity ratio at June 30, 2001 was 32.68%.

         Community Reinvestment Act and Fair Lending Laws. Savings associations have a responsibility under the Community Reinvestment Act and related regulations of the Office of Thrift Supervision to help meet the credit needs of their communities, including low- and moderate-income neighborhoods. In addition, the Equal Credit Opportunity Act and the Fair Housing Act prohibit lenders from discriminating in their lending practices on the basis of characteristics specified in those statutes. An institution's failure to comply with the provisions of the Community Reinvestment Act could, at a minimum, result in regulatory restrictions on its activities, and failure to comply with the Equal Credit Opportunity Act and the Fair Housing Act could result in enforcement actions by the Office of Thrift Supervision, as well as other federal regulatory agencies and the Department of Justice. A. J. Smith Federal received a satisfactory Community Reinvestment Act rating under the current Community Reinvestment Act regulations in its most recent federal examination by the Office of Thrift Supervision.

         Transactions with Related Parties. A. J. Smith Federal's authority to engage in transactions with related parties or "affiliates" or to make loans to specified insiders, is limited by Sections 23A and 23B of the Federal Reserve Act. The term "affiliates" for these purposes generally means any company that controls or is under common control with an institution, including AJS Bancorp, Inc. and its non-savings institution subsidiaries. Section 23A limits the aggregate amount of certain "covered" transactions with any individual affiliate to 10% of the capital and surplus of the savings institution and also limits the aggregate amount of covered transactions with


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all affiliates to 20% of the savings institution's capital and surplus. Covered transactions with affiliates are required to be secured by collateral in an amount and of a type described in Section 23A and the purchase of low quality assets from affiliates is generally prohibited. Section 23B provides that covered transactions with affiliates, including loans and asset purchases, must be on terms and under circumstances, including credit standards, that are substantially the same or at least as favorable to the institution as those prevailing at the time for comparable transactions with non-affiliated companies. In addition, savings institutions are prohibited from lending to any affiliate that is engaged in activities that are not permissible for bank holding companies and no savings institution may purchase the securities of any affiliate other than a subsidiary.

         A. J. Smith Federal's authority to extend credit to executive officers, directors and 10% stockholders, as well as entities controlled by these persons, is currently governed by Sections 22(g) and 22(h) of the Federal Reserve Act, and also by Regulation O. Among other things, these regulations generally require these loans to be made on terms substantially the same as those offered to unaffiliated individuals and do not involve more than the normal risk of repayment. However, recent regulations now permit executive officers and directors to receive the same terms through benefit or compensation plans that are widely available to other employees, as long as the director or executive officer is not given preferential treatment compared to other participating employees. Regulation O also places individual and aggregate limits on the amount of loans A. J. Smith Federal may make to these persons based, in part, on
A. J. Smith Federal's capital position, and requires approval procedures to be followed. At June 30, 2001, A. J. Smith Federal was in compliance with these regulations.

         Enforcement. The Office of Thrift Supervision has primary enforcement responsibility over savings institutions and has the authority to bring enforcement action against all "institution-related parties," including stockholders, and attorneys, appraisers and accountants who knowingly or recklessly participate in wrongful action likely to have an adverse effect on an insured institution. Formal enforcement action may range from the issuance of a capital directive or cease and desist order to removal of officers and/or directors of the institutions, receivership, conservatorship or the termination of deposit insurance. Civil penalties cover a wide range of violations and actions, and range up to $25,000 per day, unless a finding of reckless disregard is made, in which case penalties may be as high as $1 million per day. The Federal Deposit Insurance Corporation also has the authority to recommend to the Director of the Office of Thrift Supervision that enforcement action be taken with respect to a particular savings institution. If action is not taken by the Director, the Federal Deposit Insurance Corporation has authority to take action under specified circumstances.

         Standards for Safety and Soundness. Federal law requires each federal banking agency to prescribe for all insured depository institutions standards relating to, among other things, internal controls, information systems and audit systems, loan documentation, credit underwriting, interest rate risk exposure, asset growth, compensation, and other operational and managerial standards as the agency deems appropriate. The federal banking agencies adopted Interagency Guidelines Prescribing Standards for Safety and Soundness to implement the safety and soundness standards required under the Federal law. The guidelines set forth the safety and soundness standards that the federal banking agencies use to identify and address problems at insured depository institutions before capital becomes impaired. The guidelines address internal controls and information systems; internal audit systems; credit underwriting; loan documentation; interest rate risk exposure; asset growth; and compensation, fees and benefits. If the appropriate federal banking agency determines that an institution fails to meet any standard prescribed by the guidelines, the agency may require the institution to submit to the agency an acceptable plan to achieve compliance with the standard. If an institution fails to meet these standards, the appropriate federal banking agency may require the institution to submit a compliance plan.

Regulatory Guidance Relating to Subprime Lending

         The Federal banking regulatory agencies have issued regulatory guidance relating to the examination of financial institutions that are engaged in significant subprime lending activities. The purpose of the guidance is to provide regulatory agencies with expanded guidelines when examining savings institutions that have significant subprime lending programs.

         The regulatory guidance emphasizes that the federal banking agencies believe that responsible subprime lending can expand credit access for consumers and offer attractive returns for the savings institution. The guidance is applicable to savings institutions that have subprime lending programs greater than or equal to 25% of its core capital. As part of the regulatory guidance, examiners must provide greater scrutiny of (i) an institution's ability to


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administer its higher risk subprime portfolio, (ii) the allowance for loan losses to ensure that the portion of the allowance allocated to the subprime portfolio is sufficient to absorb the estimated credit losses for the portfolio, and (iii) the level of risk-based capital that the savings institution has to ensure that such capital levels are adequate to support the savings institution's subprime lending activities. The Office of Thrift Supervision has not required A. J. Smith Federal to restrict its subprime lending activities. Nor has it required A. J. Smith Federal to maintain specific levels of its allowance for loan losses or risk based capital as a result of A. J. Smith Federal's subprime lending activities.

Capital Requirements

         Office of Thrift Supervision capital regulations require savings institutions to meet three minimum capital standards: a 1.5% tangible capital ratio, a 4% leverage ratio (3% for institutions receiving the highest rating on the CAMELS rating system) and an 8% risk-based capital ratio. In addition, the prompt corrective action standards discussed below also establish, in effect, a minimum 2% tangible capital standard, a 4% leverage ratio (3% for institutions receiving the highest rating on the CAMELS financial institution rating system), and, together with the risk-based capital standard itself, a 4% Tier 1 risk-based capital standard. Office of Thrift Supervision regulations also require that, in meeting the tangible, leverage and risk-based capital standards, institutions must generally deduct investments in and loans to subsidiaries engaged in activities as principal that are not permissible for a national bank.

         The risk-based capital standard for savings institutions requires the maintenance of Tier 1 (core) and total capital (which is defined as core capital and supplementary capital) to risk-weighted assets of at least 4% and 8%, respectively. In determining the amount of risk-weighted assets, all assets, including certain off-balance sheet assets, are multiplied by a risk-weight factor of 0% to 100%, assigned by the Office of Thrift Supervision capital regulation based on the risks believed inherent in the type of asset. Core capital is defined as common stockholders' equity (including retained earnings), certain noncumulative perpetual preferred stock and related surplus and minority interests in equity accounts of consolidated subsidiaries less intangibles other than certain mortgage servicing rights and credit card relationships. The components of supplementary capital currently include cumulative preferred stock, long-term perpetual preferred stock, mandatory convertible securities, subordinated debt and intermediate preferred stock, the allowance for loan and lease losses limited to a maximum of 1.25% of risk-weighted assets and up to 45% of unrealized gains on available-for-sale equity securities with readily determinable fair market values. Overall, the amount of supplementary capital included as part of total capital cannot exceed 100% of core capital.

         The capital regulations also incorporate an interest rate risk component. Savings institutions with "above normal" interest rate risk exposure are subject to a deduction from total capital for purposes of calculating their risk-based capital requirements. For the present time, the Office of Thrift Supervision has deferred implementation of the interest rate risk capital charge. At June 30, 2001, A. J. Smith Federal met each of its capital requirements.

         In addition, A. J. Smith Federal has not been advised by the Office of Thrift Supervision of any deficiencies in its allowance for loan losses or capital levels as a result of its subprime lending program.

Prompt Corrective Regulatory Action

         Under the Office of Thrift Supervision Prompt Corrective Action regulations, the Office of Thrift Supervision is required to take supervisory actions against undercapitalized institutions, the severity of which depends upon the institution's level of capital. Generally, a savings institution that has total risk-based capital of less than 8.0% or a leverage ratio or a Tier 1 core capital ratio that is less than 4.0% is considered to be undercapitalized. A savings institution that has total risk-based capital less than 6.0%, a Tier 1 core risk-based capital ratio of less than 3.0% or a leverage ratio that is less than 3.0% is considered to be "significantly undercapitalized" and a savings institution that has a tangible capital to assets ratio equal to or less than 2.0% is deemed to be "critically undercapitalized." Generally, the banking regulator is required to appoint a receiver or conservator for an institution that is "critically undercapitalized." The regulation also provides that a capital restoration plan must be filed with the Office of Thrift Supervision within 45 days of the date an institution receives notice that it is "undercapitalized," "significantly undercapitalized" or "critically undercapitalized." In addition, numerous mandatory supervisory actions become immediately applicable to the institution, including, but not limited to, restrictions on growth, investment activities, capital distributions, and affiliate transactions. The Office of Thrift Supervision could also take any one of a number of discretionary supervisory actions against


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undercapitalized institutions, including the issuance of a capital directive and the replacement of senior executive officers and directors.

Insurance of Deposit Accounts

         The Federal Deposit Insurance Corporation has adopted a risk-based deposit insurance assessment system. The Federal Deposit Insurance Corporation assigns an institution to one of three capital categories based on the institution's financial information, as of the reporting period ending seven months before the assessment period, and one of three supervisory subcategories within each capital group. The three capital categories are well capitalized, adequately capitalized and undercapitalized. The supervisory subgroup to which an institution is assigned is based on a supervisory evaluation provided to the Federal Deposit Insurance Corporation by the institution's primary federal regulator and information which the Federal Deposit Insurance Corporation determines to be relevant to the institution's financial condition and the risk posed to the deposit insurance funds. An institution's assessment rate depends on the capital category and supervisory category to which it is assigned. The Federal Deposit Insurance Corporation is authorized to raise the assessment rates. The Federal Deposit Insurance Corporation has exercised this authority several times in the past and may raise insurance premiums in the future. If this type of action is taken by the Federal Deposit Insurance Corporation, it could have an adverse effect on the earnings of A. J. Smith Federal.

Federal Home Loan Bank System

         A. J. Smith Federal is a member of the Federal Home Loan Bank System, which consists of 12 regional Federal Home Loan Banks. The Federal Home Loan Bank System provides a central credit facility primarily for member institutions. A. J. Smith Federal, as a member of the Federal Home Loan Bank of Chicago, is required to acquire and hold shares of capital stock in that Federal Home Loan Bank in an amount at least equal to 1% of the aggregate principal amount of its unpaid residential mortgage loans and similar obligations at the beginning of each year, or 1/20 of its borrowings from the Federal Home Loan Bank, whichever is greater. As of June 30, 2001, A. J. Smith Federal was in compliance with this requirement. The Federal Home Loan Banks are required to provide funds for the resolution of insolvent thrifts and to contribute funds for affordable housing programs. These requirements could reduce the amount of dividends that the Federal Home Loan Banks pay to their members and could also result in the Federal Home Loan Banks imposing a higher rate of interest on advances to their members.

Federal Reserve System

         The Federal Reserve Board regulations require savings institutions to maintain noninterest-earning reserves against their transaction accounts, such as negotiable order of withdrawal and regular checking accounts. At June 30, 2001, A. J. Smith Federal was in compliance with these reserve requirements. The balances maintained to meet the reserve requirements imposed by the Federal Reserve Board may be used to satisfy liquidity requirements imposed by the Office of Thrift Supervision.

Holding Company Regulation

         General. AJS Bancorp, MHC and AJS Bancorp, Inc. are nondiversified mutual savings and loan holding companies within the meaning of the Home Owners' Loan Act. As such, AJS Bancorp, MHC and AJS Bancorp, Inc. are registered with the Office of Thrift Supervision and are subject to Office of Thrift Supervision regulations, examinations, supervision and reporting requirements. In addition, the Office of Thrift Supervision has enforcement authority over AJS Bancorp, Inc. and AJS Bancorp MHC and any nonsavings institution subsidiaries. Among other things, this authority permits the Office of Thrift Supervision to restrict or prohibit activities that are determined to be a serious risk to the subsidiary savings institution. As federal corporations, AJS Bancorp, Inc. and AJS Bancorp, MHC are generally not subject to state business organizations law.

         Permitted Activities. Pursuant to Section 10(o) of the Home Owners' Loan Act and Office of Thrift Supervision regulations and policy, a mutual holding company and a federally chartered mid-tier holding company such as AJS Bancorp, Inc. may engage in the following activities: (i) investing in the stock of a savings association; (ii) acquiring a mutual association through the merger of such association into a savings association subsidiary of such holding company or an interim savings association subsidiary of such holding company;
(iii) merging with or acquiring another holding company, one of whose subsidiaries is a savings association; (iv) investing in a


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corporation, the capital stock of which is available for purchase by a savings association under federal law or under the law of any state where the subsidiary savings association or associations share their home offices; (v) furnishing or performing management services for a savings association subsidiary of such company; (vi) holding, managing or liquidating assets owned or acquired from a savings subsidiary of such company; (vii) holding or managing properties used or occupied by a savings association subsidiary of such company; (viii) acting as trustee under deeds of trust; (ix) any other activity (A) that the Federal Reserve Board, by regulation, has determined to be permissible for bank holding companies under Section 4(c) of the Bank Holding Company Act of 1956, unless the Director, by regulation, prohibits or limits any such activity for savings and loan holding companies; or (B) in which multiple savings and loan holding companies were authorized (by regulation) to directly engage on March 5, 1987; and (x) purchasing, holding, or disposing of stock acquired in connection with a qualified stock issuance if the purchase of such stock by such savings and loan holding company is approved by the Director. If a mutual holding company acquires or merges with another holding company, the holding company acquired or the holding company resulting from such merger or acquisition may only invest in assets and engage in activities listed in (i) through (x) above, and has a period of two years to cease any nonconforming activities and divest of any nonconforming investments.

         The Home Owners' Loan Act prohibits a savings and loan holding company, including AJS Bancorp, Inc. and AJS Bancorp, MHC, directly or indirectly, or through one or more subsidiaries, from acquiring another savings institution or holding company thereof, without prior written approval of the Office of Thrift Supervision. It also prohibits the acquisition or retention of, with certain exceptions, more than 5% of a nonsubsidiary savings institution, a nonsubsidiary holding company, or a nonsubsidiary company engaged in activities other than those permitted by the Home Owners' Loan Act; or acquiring or retaining control of an institution that is not federally insured. In evaluating applications by holding companies to acquire savings institutions, the Office of Thrift Supervision must consider the financial and managerial resources, future prospects of the company and institution involved, the effect of the acquisition on the risk to the insurance fund, the convenience and needs of the community and competitive factors.

         The Office of Thrift Supervision is prohibited from approving any acquisition that would result in a multiple savings and loan holding company controlling savings institutions in more than one state, subject to two exceptions: (i) the approval of interstate supervisory acquisitions by savings and loan holding companies, and (ii) the acquisition of a savings institution in another state if the laws of the state of the target savings institution specifically permit such acquisitions. The states vary in the extent to which they permit interstate savings and loan holding company acquisitions.

         Waivers of Dividends by AJS Bancorp, MHC. Office of Thrift Supervision regulations require AJS Bancorp, MHC to notify the Office of Thrift Supervision of any proposed waiver of its receipt of dividends. The Office of Thrift Supervision reviews dividend waiver notices on a case-by-case basis, and, in general, does not object to any such waiver if: (i) the mutual holding company's board of directors determines that such waiver is consistent with such directors' fiduciary duties to the mutual holding company's members; (ii) for as long as the savings association subsidiary is controlled by the mutual holding company, the dollar amount of dividends waived by the mutual holding company are considered as a restriction to the retained earnings of the savings association, which restriction, if material, is disclosed in the public financial statements of the savings association as a note to the financial statements; (iii) the amount of any dividend waived by the mutual holding company is available for declaration as a dividend solely to the mutual holding company, and, in accordance with SFAS 5, where the savings association determines that the payment of such dividend to the mutual holding company is probable, an appropriate dollar amount is recorded as a liability; and (iv) the amount of any waived dividend is considered as having been paid by the savings association in evaluating any proposed dividend under Office of Thrift Supervision capital distribution regulations. We anticipate that AJS Bancorp MHC will waive dividends paid by AJS Bancorp, Inc. Under office of Thrift Supervision regulations, public stockholders would not be diluted because of any dividends waived by AJS Bancorp, MHC (and waived dividends would not be considered in determining an appropriate exchange ratio) in the event AJS Bancorp, MHC converts to stock form.

         Conversion of AJS Bancorp, MHC to Stock Form. Office of Thrift Supervision regulations permit AJS Bancorp, MHC to convert from the mutual form of organization to the capital stock form of organization (a "Conversion Transaction"). There can be no assurance when, if ever, a Conversion Transaction will occur, and the Board of Directors has no current intention or plan to undertake a Conversion Transaction. In a Conversion Transaction a new holding company would be formed as the successor to AJS Bancorp, Inc. (the "New Holding Company"), AJS Bancorp, MHC's corporate existence would end, and certain depositors of A. J. Smith Federal would receive the right to subscribe for additional shares of the New Holding Company. In a Conversion Transaction, each share of Common Stock held by stockholders other than AJS Bancorp, MHC ("Minority Stockholders") would be automatically converted into a number of shares of common stock of the New Holding


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Company determined pursuant an exchange ratio that ensures that after the
Conversion Transaction the percentage of the to-be outstanding shares of the New Holding Company issued to Minority Stockholders in exchange for their Common Stock would be equal to the percentage of the outstanding shares of Common Stock held by Minority Stockholders immediately prior to the Conversion Transaction. The total number of shares held by Minority Stockholders after the Conversion Transaction would also be affected by any purchases by such persons in the offering that would be conducted as part of the Conversion Transaction.

Federal Securities Laws

         AJS Bancorp, Inc. has filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, for the registration of the common stock to be issued pursuant to the offering. Upon completion of the offering, AJS Bancorp, Inc. common stock will be registered with the Securities and Exchange Commission under the Securities Exchange Act of 1934. AJS Bancorp, Inc. will then be subject to the information, proxy solicitation, insider trading restrictions and other requirements under the Securities Exchange Act of 1934.

         The registration under the Securities Act of 1933 of shares of the common stock to be issued in the offering does not cover the resale of the shares. Shares of the common stock purchased by persons who are not affiliates of AJS Bancorp, Inc. may be resold without registration. Shares purchased by an affiliate of AJS Bancorp, Inc. will be subject to the resale restrictions of Rule 144 under the Securities Act of 1933. If AJS Bancorp, Inc. meets the current public information requirements of Rule 144 under the Securities Act of 1933, each affiliate of AJS Bancorp, Inc. who complies with the other conditions of Rule 144, including those that require the affiliate's sale to be aggregated with those of other persons, would be able to sell in the public market, without registration, a number of shares not to exceed, in any three-month period, the greater of 1% of the outstanding shares of AJS Bancorp, Inc., or the average weekly volume of trading in the shares during the preceding four calendar weeks. Provision may be made in the future by AJS Bancorp, Inc. to permit affiliates to have their shares registered for sale under the Securities Act of 1933.

                                    TAXATION

Federal Taxation

         For federal income tax purposes, AJS Bancorp, Inc. and A. J. Smith Federal will file a consolidated federal income tax return on a calendar year basis using the accrual method of accounting.

         As a result of the enactment of the Small Business Job Protection Act of 1996, all savings banks and savings associations may convert to a commercial bank charter, diversify their lending, or be merged into a commercial bank without having to recapture any of their pre-1988 tax bad debt reserve accumulations. However, transactions which would require recapture of the pre-1988 tax bad debt reserve include redemption of A. J. Smith Federal's stock, payment of dividends or distributions in excess of earnings and profits, or failure by the institution to qualify as a bank for federal income tax purposes. At June 30, 2001, A. J. Smith Federal had a balance of approximately $2.4 million of pre-1988 bad debt reserves. A deferred tax liability has not been provided on this amount as management does not intend to make distributions, redeem stock or fail certain bank tests that would result in recapture of the reserve.

         Deferred income taxes arise from the recognition of items of income and expense for tax purposes in years different from those in which they are recognized in the consolidated financial statements. AJS Bancorp, Inc. will account for deferred income taxes by the asset and liability method, applying the enacted statutory rates in effect at the balance sheet date to differences between the book basis and the tax basis of assets and liabilities. The resulting deferred tax liabilities and assets will be adjusted to reflect changes in the tax laws.

         AJS Bancorp, Inc. will be subject to the corporate alternative minimum tax to the extent it exceeds AJS Bancorp, Inc.'s regular income tax for the year. The alternative minimum tax will be imposed at the rate of 20% of a specially computed tax base. Included in this base are a number of preference items, including interest on certain tax-exempt bonds issued after August 7, 1986, and an "adjusted current earnings" computation which is similar to a tax earnings and profits computation. In addition, for purposes of the alternative minimum tax, the amount of alternative minimum taxable income that may be offset by net operating losses is limited to 90% of alternative minimum taxable income.


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         A. J. Smith Federal's income tax returns have not been audited by the
Internal Revenue Service within the past five years.

State Taxation

         Illinois State Taxation. AJS Bancorp, Inc. is required to file Illinois income tax returns and pay tax at an effective tax rate of 7.18% of Illinois taxable income. For these purposes, Illinois taxable income generally means federal taxable income subject to certain modifications, the primary one of which is the exclusion of interest income on United States obligations.

                                   MANAGEMENT

Directors and Executive Officers of AJS Bancorp, Inc.

         The Board of Directors of AJS Bancorp, Inc. will consist of five members, each of whom is currently a director of A. J. Smith Federal, See "--Directors and Executive Officers of A. J. Smith Federal." Directors of AJS Bancorp, Inc. will serve three-year staggered terms. The terms of the current directors of AJS Bancorp, Inc. are the same as their terms as directors of A. J. Smith Federal. See "--Directors and Executive Officers of A. J. Smith Federal."

         The following individuals hold positions as executive officers of AJS Bancorp, Inc. as is set forth below opposite their names:

       Name                              Position
-----------------                    ------------------------
Thomas R. Butkus                     Chairman of the Board, President and Chief
                                     Executive Officer

James J. Andretich                   Executive Vice President

W. Anthony Kopp                      Senior Vice President

Lyn G. Rupich                        Vice President and Chief Financial Officer

         The executive officers of AJS Bancorp, Inc. are elected annually and hold office until their respective successors have been elected and qualified or until death, resignation or removal by the Board of Directors.

         It is not anticipated that the executive officers of AJS Bancorp, Inc. will receive any remuneration in their capacity as executive officers of the holding company. For information regarding compensation of directors and executive officers of A. J. Smith Federal, see "--Compensation of the Board of Directors of A. J. Smith Federal" and "--Executive Compensation."

Committees of AJS Bancorp, Inc.

         AJS Bancorp, Inc. will have standing Audit, Nominating and Compensation Committees. AJS Bancorp, Inc. was not incorporated in fiscal 2000 and therefore no board committee meetings were held during that fiscal year.

         The Audit Committee will review audit reports and related matters to ensure effective compliance with regulations and internal policies and procedures. This committee also will act on the recommendation by management of an accounting firm to perform AJS Bancorp, Inc.'s annual audit and acts as a liaison between the auditors and the Board.

         The Nominating Committee will meet annually in order to nominate candidates for membership on the Board of Directors. This committee is expected to be comprised of the Board members who are not standing for election.

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         The Compensation Committee will establish AJS Bancorp, Inc's compensation policies and review compensation matters.

Directors and Executive Officers of A. J. Smith Federal

         Prior to the reorganization, the direction and control of A. J. Smith Federal, as a mutual savings institution, has been vested in its Board of Directors. After the reorganization, each director of A. J. Smith Federal will continue to serve as a director of the converted savings bank. The Board of Directors of A. J. Smith Federal currently consists of five directors. The directors are divided into three classes. One-third of the directors are elected at each annual meeting of stockholders. Because AJS Bancorp, Inc. will own all of the issued and outstanding shares of capital stock of A. J. Smith Federal after the reorganization, directors of AJS Bancorp, Inc. will elect the directors of A. J. Smith Federal.

         The following table sets forth certain information regarding the directors of A. J. Smith Federal and AJS Bancorp, Inc.:

                           Position(s) Held with                            Director           Term
Name                       A. J. Smith Federal            Age/(1)/           Since           Expires
----                       -------------------          --------           ----------        -------
Thomas R. Butkus           Chairman, President and          54                1977             2003
                            Chief Executive Officer
Roger L. Aurelio           Director                         54                1999             2002
Raymond J. Blake           Director                         58                1979             2003
Jack A. Long               Director                         75                1966             2004
Edward S. Milen            Director                         75                1977             2004


______________________
/(1)/ At June 30, 2001.

         The business experience of each director and executive officer is set forth below. All directors have held their present position for at least the past five years, except as otherwise indicated.

         Thomas R. Butkus is the President, Chief Executive Officer and Chairman of the Board of Directors of A. J. Smith Federal, and has held these positions since 1988. Mr. Butkus has been employed by A. J. Smith Federal in various positions since 1972.

         Roger L. Aurelio is the President and Chief Executive Officer of New Supplies Co., Romeoville, Illinois, which sells and maintains pneumatic nailing and stapling equipment.

         Raymond J. Blake is retired. Until his retirement in 1997, Mr. Blake was the Director of Research and Development with Commonwealth Edison, an electric utility company.

         Jack A. Long is retired. Prior to his retirement, Mr. Long was the owner of Long Plumbing Company, located in Chicago, Illinois.

         Edward S. Milen is retired. Prior to his retirement, Mr. Milen was the owner of a service station, located in Midlothian, Illinois.

         James J. Andretich is Executive Vice President in charge of Mortgage Lending. Mr. Andretich has been associated with A. J. Smith Federal since 1971.

         W. Anthony Kopp is Senior Vice President in charge of Commercial Lending. Mr. Kopp joined A. J. Smith Federal in May 2001. From 1998 until joining A. J. Smith Federal, Mr. Kopp was Senior Vice President- Commercial Lending at Republic Bank of Chicago. From 1997 until 1998 Mr. Kopp was Executive Vice President- Commercial Lending at First United Bank.

         Lyn G. Rupich is Vice President and Chief Financial Officer of A. J. Smith Federal. Ms. Rupich has been associated with A. J. Smith Federal since 1987.

Meetings of the Board of Directors of A. J. Smith Federal

     The Board of Directors met 16 times during the year ended December 31, 2000. During fiscal 2000, no director of A. J. Smith Federal attended fewer than 75% of the aggregate of the total number of Board meetings and the total number of meetings held by the committees of the Board of Directors on which he served.

Compensation of the Board of Directors of A. J. Smith Federal

     Directors are paid a fee of $1,250 for each regular meeting of the Board of Directors attended and $200 for each committee meeting attended, except that Mr. Long receives $300 for his attendance at each meeting of the loan committee. Directors are permitted one paid absence per year. For a discussion of additional benefits that may be received by directors following the reorganization, see "--Benefit Plans--Stock Option Plan" and "--Recognition and Retention Plan."

Executive Compensation

     The following table sets forth information concerning the compensation paid or granted to A. J. Smith Federal's Chief Executive Officer. No other executive officer of A. J. Smith Federal had aggregate annual compensation in excess of $100,000 in fiscal 2000.

                                                           Annual Compensation/(1)/
                                                -----------------------------------------------

                                                                                   Other
                                   Fiscal                                          Annual                All Other
 Name and Principal Position      Year/(1)/        Salary          Bonus        Compensation        Compensation /(2)/
------------------------------- --------------  -------------  -------------- -----------------    -------------------
Thomas R. Butkus, Chairman,         2000          $167,500        $24,000           --                    $48,000
President and Chief Executive
Officer

___________________
/(1)/ Summary compensation information is excluded for the fiscal years ended December 31, 1999 and 1998, as A. J. Smith Federal was not a public company during these periods.
/(2)/ Includes director's fees of $20,000 and a profit sharing plan contribution of $28,000. Does not include the aggregate amount of other personal benefits, which did not exceed 10% of the total salary and bonus reported.

Benefit Plans

     Retirement Plan for Outside Directors. A. J. Smith Federal maintains a retirement plan for outside directors to provide retirement income to such directors upon their termination of service. The plan was initially effective as of December 18, 1995, and has been amended and restated effective as of January 1, 2001. Messrs. Aurelio, Blake, Long and Milen are the current participants in the plan. The Board may, in its discretion, designate additional outside directors as participants. In the event a director terminates service for any reason other than death, he shall receive ten annual payments, equal to the product of his "benefit percentage," or 10% for each full year of service on the Board, (up to 10 years of service) multiplied by $12,000. At the participant's election, payments may be made in a lump sum or over some other period of years, not to exceed 20 years. Distributions from a participant's vested benefits may be made in the event of an unforeseeable emergency or financial hardship. Upon termination of service, a participant may request an accelerated distribution of his benefits in the form of a lump sum distribution of 90% of the present value of his vested benefit. The remaining balance will be forfeited. Upon a change in control, each participant will receive the present value of his vested benefit in a lump sum. If a participant dies before payment of his retirement benefit has commenced, or after payment has commenced, such payment or any remaining payments will be made to his beneficiary. All obligations arising under the plan are payable from the general assets of A. J. Smith Federal. For the plan year ending December 31, 2000, A. J. Smith Federal accrued a liability of $1.0 million under the plan.

     Retirement Plan for Inside Directors. A. J. Smith Federal maintains a retirement plan for inside directors to provide retirement income to participants upon termination of service. The plan was initially effective as of

December 18, 1995, and has been amended and restated effective as of January 1, 2001. Mr. Thomas R. Butkus is the initial participant in the plan. The Board may, in its discretion, designate additional inside directors as participants, as well as different benefit formulas or retirement income goals for different participants. The retirement plan benefit for Mr. Butkus has been calculated with the intended goal of providing him with a benefit at retirement equal to 70% of his final average pay. Mr. Butkus is presently 85% vested in his account balance and will vest an additional 7 1/2 % each year until he is 100% vested at December 18, 2002. In addition, he shall become fully vested in the balance of his account upon termination of employment due to his death or disability, or upon a change in control. The balance of his account shall be payable in the form of single life annuity, unless he elects another form of payment. Benefits under the plan may be paid early upon an unforeseeable emergency or financial hardship. Upon termination of service, Mr. Butkus may request an accelerated distribution of his benefits in the form of a lump sum distribution of 90% of the present value of his account balance. In the event of such an election, the remaining balance will be forfeited. Upon a change in control, he shall receive the present value of his account balance in a lump sum. If he dies before payment of his vested benefit has commenced, or after payment has commenced, payment will be made to his beneficiary. The plan is considered an unfunded plan for tax and ERISA purposes. All obligations arising under the plan are payable from the general assets of A. J. Smith Federal.

     Employment Agreement. A. J. Smith Federal entered into an employment agreement (the "Agreement") with President and Chief Executive Officer Thomas R. Butkus (the "executive") on December 18, 1995, for a term of 36 months. On each anniversary date of the Agreement's execution, the board of directors may extend the executive's term of employment for an additional 12 months. Mr. Butkus' current annual salary is $170,000. The Board shall review Mr. Butkus' salary at least annually and, in its discretion, may increase it. The Agreement provides for insurance benefits, including lifetime health benefits for Mr. Butkus and his dependents (even in the event of his voluntary or involuntary termination of employment), and participation in other employee benefits. Mr. Butkus shall participate in an equitable manner with A. J. Smith Federal's other senior executives in discretionary bonuses awarded from time to time. A. J. Smith Federal may terminate Mr. Butkus' employment for just cause at any time. Should
A. J. Smith Federal terminate Mr. Butkus' employment during the term of the Agreement for reasons other than just cause, or in the event of his voluntary termination of employment within 30 days following a change in control, or in the event of the executive's resignation from A. J. Smith Federal within 90 days from (i) the relocation of his principal place of employment by more than 35 miles; (ii) a material reduction in his compensation, (iii) A. J. Smith Federal's failure to increase his salary or to pay bonuses; (iv) A. J. Smith Federal's failure to continue to provide him with compensation and benefits provided for under the Agreement; (v) the requirement that he report to persons other than the board; (vi) the assignment of duties and responsibilities materially different from those associated with his position; (vii) the failure to reelect him to the board; or (viii) a material diminution of his responsibilities or authority, Mr. Butkus shall receive his salary during the remaining term of the Agreement, plus an additional 12-months of salary, and the extended health coverage provided under the Agreement. In the event payments to Mr. Butkus include an "excess parachute payment" as defined in the Internal Revenue Code, the payments shall be reduced accordingly. If Mr. Butkus otherwise voluntarily terminates his employment, he shall receive his compensation and benefits, including continuing group health benefits, until his termination. If he retires, he shall be paid a lump sum equal to 50% of his annual salary. Should A. J. Smith Federal terminate his employment in connection with or within 12 months of a change in control, with or without his consent, he shall receive an amount equal to the sum of his annual salary and the salary he would have received during the remaining term of the Agreement, payable either in a lump sum or in monthly installments over 36 months, at his election. In no event, however, will such amount exceed the difference between 2.99 times his base amount including any other parachute payments. Should Mr. Butkus become disabled he shall be entitled to a benefit equal to 50% of his monthly salary until the earlier of his death or the twenty-third month following the month in which disability benefit payments commence. In the event Mr. Butkus dies while employed by A. J. Smith Federal, A. J. Smith Federal shall pay to his estate within six months of his death a lump sum equal to 50% of his annual salary. If Mr. Butkus elects to retire, the executive (or in the event of his death, his estate) shall be paid within 6 months of such retirement, a lump sum payment equal to 50% of his salary.

     Employee 401(k) Plan. A. J. Smith Federal maintained a 401(k) profit sharing plan (the "401(k) Plan") until January 1997. Employees who had completed one year of service and attained age 18 were eligible to participate. Participants in the 401(k) Plan were eligible to contribute up to 10% of their compensation to the 401(k) Plan. A. J. Smith Federal made matching contributions of up to 6% of the participants' elective deferrals. In addition, the employer had the option to make discretionary nonelective contributions to the 401(k) Plan. Participants became vested in employer contributions at the rate of 20% per year, starting with the second year of service, and became fully vesting upon completion of 6 years of service. A. J. Smith Federal suspended contributions to the 401(k) Plan in January 1997.

     Employee Profit Sharing Plan. A. J. Smith Federal maintains the A. J. Smith Federal Savings Bank Employees' Profit Sharing Plan (the "Profit Sharing Plan"). Employees who have attained age 18 and have completed 1,000 hours of service within 12 months of service are eligible to participate in the Profit Sharing Plan. Employer's contributions to the Profit Sharing Plan are discretionary and allocated to participants who have worked 1,000 hours during the plan year and were employed on the last day of the plan year. Upon the retirement, disability or death of a participant, the participant's account shall be credited with an allocation even if the participant did not meet the hours requirement or the participant was not employed on the last day of the plan year. The allocation of employer's contributions to participants' accounts is based upon each participant's compensation in proportion to the compensation of all participants. Participants become vested in their benefits at the rate of 20% per year, starting upon completion of three years of service, and are fully vested upon completion of seven years of service. Participants also become fully vested in their benefits upon normal retirement, in the event of disability or death. Distribution of benefits may be made, at the participant's election, in a lump sum, in installments or in the form of a joint and survivor annuity.

     Employee Stock Ownership Plan and Trust. A. J. Smith Federal intends to implement an employee stock ownership plan in connection with the reorganization and offering. Employees with at least one year of employment with A. J. Smith Federal and who have attained age 18 are eligible to participate. As part of the reorganization and offering, the employee stock ownership plan intends to borrow funds from AJS Bancorp, Inc. and use those funds to purchase a number of shares equal to up to 8% of the common stock sold in the offering (subject to the right to fund the employee stock ownership plan with shares equal to 8% of 49.9% of the shares issued in the reorganization, if permitted by the Office of Thrift Supervision). Collateral for the loan will be the common stock purchased by the employee stock ownership plan. The loan will be repaid principally from A. J. Smith Federal's discretionary contributions to the employee stock ownership plan over a period of up to 10 years. The loan documents will provide that the loan may be repaid over a shorter period, without penalty for prepayments. It is anticipated that the interest rate for the loan will be a floating rate equal to the prime rate. Shares purchased by the employee stock ownership plan will be held in a suspense account for allocation among participants as the loan is repaid.

     Contributions to the employee stock ownership plan and shares released from the suspense account in an amount proportional to the repayment of the employee stock ownership plan loan will be allocated among employee stock ownership plan participants on the basis of compensation in the year of allocation. Benefits under the plan will become vested at the rate of 20% per year, starting upon completion of 3 years of credited service, and be fully vested upon completion of 7 years of credited service. A participant's interest in his account under the plan will also fully vest in the event of termination of service due to a participant's early or normal retirement, death, disability, or upon a change in control (as defined in the plan). Vested benefits will be payable in the form of common stock and/or cash. A. J. Smith Federal's contributions to the employee stock ownership plan are discretionary, subject to the loan terms and tax law limits; therefore, benefits payable under the employee stock ownership plan cannot be estimated. Pursuant to SOP 93-6, A. J. Smith Federal will be required to record compensation expense each year in an amount equal to the fair market value of the shares released from the suspense account. In the event of a change in control, the employee stock ownership plan will terminate.

     Stock Option Plan. AJS Bancorp, Inc. expects to adopt a stock option plan for directors, officers and employees of AJS Bancorp, Inc. and A. J. Smith Federal after the conversion. Applicable regulations prohibit AJS Bancorp, Inc. from implementing this plan until six months after the conversion and, if the plan is implemented within the first twelve months after the conversion, require approval of the holders of a majority of the outstanding shares of AJS Bancorp, Inc., (other than the mutual holding company).

     AJS Bancorp, Inc. expects that the stock option plan will authorize a committee of non-employee directors or the full board of AJS Bancorp, Inc. to grant options to purchase up to 10% of the shares sold in the offering or, subject to Office of Thrift Supervision regulation up to 10% of 49.9% of the shares issued in the reorganization. In all instances the number of shares held by persons other than AJS Bancorp, MHC would have to be less than 49.9% of the shares outstanding following the exercise of stock options. The stock option plan will have a term of 10 years. The committee will decide which directors, officers and employees will receive options and the terms of those options. Generally, no stock option will permit its recipient to purchase shares at a price that is less than the fair market value of a share on the date the option is granted, and no option will have a term that is longer than 10 years. If AJS Bancorp, Inc. implements a stock option plan before the first anniversary of the conversion, current regulations will require that AJS Bancorp, Inc.:

     . limit the total number of shares that are optioned to outside directors to 30% of the shares authorized for the plan;

     . limit the number of shares that are optioned to any one outside director to 5% of the shares authorized for the plan and the number of shares that are optioned to any officer or employee to 25% of the shares that are authorized for the plan;

     . not permit the options to become vested at a more rapid rate than 20% per year, beginning on the first anniversary of stockholder approval of the plan;

     . not permit accelerated vesting for any reason other than death or disability.

     AJS Bancorp, Inc. may obtain the shares needed for this plan by issuing additional shares or through stock repurchases.

     Recognition and Retention Plan. AJS Bancorp, Inc. expects to implement a recognition and retention plan for the directors, officers and employees of A.
J. Smith Federal and AJS Bancorp, Inc. after the reorganization and offering. Applicable regulations prohibit AJS Bancorp, Inc. from implementing this plan until six months after the reorganization and offering and, if the plan is implemented within the first twelve months after the reorganization and offering, require that AJS Bancorp, Inc. first obtain the approval of the holders of a majority of its outstanding shares (other than the mutual holding company).

     In the event the recognition and retention plan is implemented within 12 months after the reorganization and offering, AJS Bancorp, Inc. expects that the plan will authorize a committee of non-employee directors or the full board of AJS Bancorp, Inc. to make restricted stock awards of up to 4% of the shares sold in the offering (subject to an increase to 4% of 49.9% of the shares issued in the reorganization, if permitted by the Office of Thrift Supervision). In the event AJS Bancorp, Inc. implements the recognition and retention plan more than 12 months after the conversion, the recognition and retention plan will not be subject to an Office of Thrift Supervision regulation limiting the plan to no more than 4% of the shares sold in the offering. The committee will decide which directors, officers and employees will receive restricted stock and the terms of those awards. AJS Bancorp, Inc. may obtain the shares needed for this plan by issuing additional shares or through stock repurchases, however, in all instances the number of shares held by persons other than AJS Bancorp, MHC may not exceed 49.9% of the shares outstanding. If AJS Bancorp, Inc. implements a recognition and retention plan before the first anniversary of the conversion, current regulations will require that AJS Bancorp, Inc.:

     . limit the total number of shares that are awarded to outside directors to 30% of the shares authorized for the plan;

     . limit the number of shares that are awarded to any one outside director to 5% of the shares authorized for the plan and the number of shares that are awarded to any officer or employee to 25% of the shares that are authorized for the plan;

     . not permit the awards to become vested at a more rapid rate than 20% per year, beginning on the first anniversary of stockholder approval of the plan;

     . not permit accelerated vesting for any reason other than death or disability.


     Restricted stock awards under this plan may feature employment restrictions that require continued employment for a period of time for the award to be vested. Awards are not vested unless the specified employment restrictions are met. However, pending vesting, the award recipient may have voting and dividend rights. When an award becomes vested, the recipient must include the current fair market value of the vested shares in his income for federal income tax purposes. A. J. Smith Federal and AJS Bancorp, Inc. will be allowed a federal income tax deduction in the same amount. A. J. Smith Federal and AJS Bancorp, Inc. will have to recognize a compensation expense for accounting purposes ratably over the vesting period.

Transactions with Certain Related Persons

     In the ordinary course of business, A. J. Smith Federal makes loans available to its directors, officers and employees. These loans are made in the ordinary course of business on substantially the same terms (other than interest rate), including collateral, as comparable loans to other borrowers. It is the belief of management that these loans neither involve more than the normal risk of collectibility nor present other unfavorable features. Federal regulations permit executive officers and directors to participate in loan programs that are available to other employees, as long as the director or executive officer is not given preferential treatment compared to other participating employees. Loans made to directors or executive officers, including any modification to such loans, must be approved by a majority of disinterested members of the Board of Directors. The interest rate on loans to directors and officers is the same as that offered to other employees.

                    THE REORGANIZATION AND THE STOCK OFFERING

     THE BOARD OF DIRECTORS OF A. J. SMITH FEDERAL AND THE OFFICE OF THRIFT SUPERVISION HAVE APPROVED THE PLAN SUBJECT TO THE PLAN'S APPROVAL BY MEMBERS AT A SPECIAL MEETING OF MEMBERS, AND SUBJECT TO THE SATISFACTION OF CERTAIN OTHER CONDITIONS IMPOSED BY THE OFFICE OF THRIFT SUPERVISION IN ITS APPROVAL. OFFICE OF THRIFT SUPERVISION APPROVAL, HOWEVER, DOES NOT CONSTITUTE A RECOMMENDATION OR ENDORSEMENT OF THE PLAN BY THE OFFICE OF THRIFT SUPERVISION.

General

     On June 19, 2001, the Board of Directors unanimously adopted the plan, pursuant to which A. J. Smith Federal will reorganize from a federally chartered mutual savings bank into a two-tier federal mutual holding company structure. The plan has been approved by the Office of Thrift Supervision subject to, among other things, approval of the plan by A. J. Smith Federal's members as of the voting record date. A special meeting of members has been called for this purpose, to be held on December 19, 2001. The reorganization will be completed as follows:

     (i) A. J. Smith Federal will organize an interim stock savings bank as a wholly-owned subsidiary ("Interim One");

     (ii) Interim One will organize an interim stock savings bank as a wholly-owned subsidiary ("Interim Two");

     (iii) Interim One will organize AJS Bancorp, Inc. as a wholly-owned subsidiary;

     (iv) A. J. Smith Federal will amend its charter to read in the form of a federal stock savings bank charter at which time A. J. Smith Federal will become a stock savings bank (the "Stock Bank"), and Interim One will exchange its charter for a federal mutual holding company charter to become AJS Bancorp, MHC;

     (v) simultaneously with step (vi), Interim Two will merge with and into the Stock Bank, and the Stock Bank will be the surviving institution;

     (vi) all of the stock constructively issued by the Stock Bank will be transferred to AJS Bancorp, MHC in exchange for membership interests in AJS Bancorp, MHC; and

     (vii) AJS Bancorp, MHC will contribute the Stock Bank's stock to AJS Bancorp, Inc., and the Stock Bank will become a wholly-owned subsidiary of AJS Bancorp, Inc.

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

     Concurrently with the reorganization, AJS Bancorp, Inc. will offer for sale 49% of its common stock representing 49% of the pro forma market value of AJS Bancorp, Inc. and A. J. Smith Federal.

     A. J. Smith Federal has mailed to each person eligible to vote at the special meeting a proxy statement containing information concerning the business purposes of the reorganization and the effects of the plan and the reorganization on voting rights, liquidation rights, the continuation of A. J. Smith Federal's business and existing savings accounts, deposit insurance and loans. The proxy statement also describes the manner in which the plan may be amended or terminated. Included with the proxy statement is a proxy card which should be used to vote on the plan.

     The following is a summary of the material aspects of the plan, the subscription offering, and the community offering. The plan should be consulted for a more detailed description of its terms.

Reasons for Reorganization

     The primary purpose of the reorganization is to establish a holding company and to convert A. J. Smith Federal to the stock form of ownership in order to compete and expand more effectively in the financial services marketplace. The stock form of ownership is the corporate form used by commercial banks, most major businesses and a large number of savings institutions. The reorganization also will enable customers, employees, management and directors to have an equity ownership interest in A. J. Smith Federal, which management believes will enhance the long-term growth and performance of A. J. Smith Federal and AJS Bancorp, Inc. by enabling A. J. Smith Federal to attract and retain qualified employees who have a direct interest in the financial success of A. J. Smith Federal. The reorganization will permit AJS Bancorp, Inc. to issue and sell capital stock, which is a source of capital not available to mutual savings associations. Since AJS Bancorp, Inc. will not be offering all of its common stock for sale in the offering, the reorganization will result in less capital raised in comparison to a standard mutual-to-stock conversion. The reorganization, however, also will allow A. J. Smith Federal to raise additional capital in the future because a majority of AJS Bancorp, Inc.'s common stock will be available for sale in the event of a conversion of AJS Bancorp, MHC to stock form. The reorganization also will provide A. J. Smith Federal with greater flexibility to structure and finance the expansion of its operations, both directly and through AJS Bancorp, Inc., including the potential acquisition of other financial institutions, and to diversify into other financial services, to the extent permissible by applicable law and regulation. Although there are no current arrangements, understandings or agreements regarding any such opportunities, AJS Bancorp, Inc. will be in a position after the reorganization, subject to regulatory limitations and AJS Bancorp, Inc.'s financial position, to take advantage of any such opportunities that may arise. Lastly, the reorganization will enable A. J. Smith Federal to better manage its capital by providing broader investment opportunities through the holding company structure and by enabling AJS Bancorp, Inc. to repurchase its common stock as market conditions permit. Although the reorganization and offering will create a stock savings bank and stock holding company, only a minority of the common stock will be offered for sale in the offering. As a result, A. J. Smith Federal's mutual form of ownership and its ability to provide community-oriented financial services will be preserved through the mutual holding company structure.

     The Board of Directors believes that these advantages outweigh the potential disadvantages of the mutual holding company structure to minority stockholders, which may include: (i) the inability of stockholders other than AJS Bancorp, MHC to obtain majority ownership of AJS Bancorp, Inc. and A. J. Smith Federal, which may result in the perpetuation of the management and Board of Directors of A. J. Smith Federal and AJS Bancorp, Inc.; and (ii) that the mutual holding company structure is a relatively new form of corporate ownership, and new regulatory policies relating to the mutual interest in AJS Bancorp, MHC and the corporate structure of AJS Bancorp, Inc. that may be adopted from time-to-time may have an adverse impact on stockholders other than the mutual holding company. A majority of the voting stock of AJS Bancorp, Inc. will be owned by AJS Bancorp, MHC, which will be controlled by its Board of Directors. While this structure will permit management to focus on AJS Bancorp, Inc.'s and A. J. Smith Federal's long-term business strategy for growth and capital redeployment without undue pressure from stockholders, it will also serve to perpetuate the existing management and directors of A. J. Smith Federal. AJS Bancorp, MHC will be able to elect all members of the Board of Directors of AJS Bancorp, Inc., and will be able to control the outcome of all matters presented to the stockholders of AJS Bancorp, Inc. for resolution by vote. No assurance can be given that AJS Bancorp, MHC will not take action adverse to the interests of stockholders, other than the mutual holding company. For example, AJS Bancorp, MHC could revise the dividend policy, prevent the sale of control of AJS Bancorp, Inc., or defeat a candidate for the Board of Directors of AJS Bancorp, Inc. or other proposals put forth by stockholders.

     The reorganization does not preclude the conversion of AJS Bancorp, MHC from the mutual to stock form of organization following the reorganization. No assurance can be given when, if ever, AJS Bancorp, MHC will convert to stock form or what conditions the Office of Thrift Supervision or other regulatory agencies may impose on such a transaction. See "Risk Factors" and "Conversion of AJS Bancorp, MHC to Stock Form."

     Following the completion of the reorganization, all depositors who had liquidation rights with respect to A. J. Smith Federal as of the effective date of the reorganization will continue to have such rights solely with respect to AJS Bancorp, MHC so long as they continue to hold deposit accounts with A. J. Smith Federal. In addition, all persons who become depositors of A. J. Smith Federal subsequent to the reorganization will have such liquidation rights with respect to AJS Bancorp, MHC.

     Under the plan, each depositor of A. J. Smith Federal at the time of the reorganization will automatically continue as a depositor after the reorganization, and each such deposit account will remain the same with respect to deposit balance, interest rate and other terms, except to the extent such deposit is reduced by withdrawals to purchase common stock in the offering. All insured deposit accounts of A. J. Smith Federal will continue to be federally insured by the Federal Deposit Insurance Corporation up to the legal maximum limit in the same manner as deposit accounts existing in A. J. Smith Federal immediately prior to the reorganization. Furthermore, no loan outstanding will be affected by the reorganization, and the amounts, interest rates, maturity and security for each loan will remain the same as they were prior to the reorganization. Upon completion of the reorganization, A. J. Smith Federal may exercise any and all powers, rights and privileges of, and shall be subject to all limitations applicable to, capital stock savings associations under Federal law and Office of Thrift Supervision regulations. Although AJS Bancorp, Inc. will have the power to issue shares of capital stock to persons other than AJS Bancorp, MHC, as long as AJS Bancorp, MHC is in existence, AJS Bancorp, MHC will be required to own a majority of the voting stock of AJS Bancorp, Inc. AJS Bancorp, Inc. may issue any amount of non-voting stock to persons other than AJS Bancorp, MHC, and AJS Bancorp, Inc. must own 100% of the voting stock of A. J. Smith Federal. A. J. Smith Federal and AJS Bancorp, Inc. may issue any amount of non-voting stock or debt to persons other than AJS Bancorp, MHC.

Tax Effects of the Reorganization

     A. J. Smith Federal intends to proceed with the reorganization on the basis of an opinion from its special counsel, Luse Lehman Gorman Pomerenk & Schick, P.C., Washington, D.C., as to certain tax matters that are material to the reorganization. The opinion is based, among other things, on factual representations made by A. J. Smith Federal, including the representation that the exercise price of the subscription rights to purchase the common stock will be approximately equal to the fair market value of the stock at the time of the completion of the reorganization. With respect to the subscription rights, A. J. Smith Federal has received an opinion of Keller & Company, Inc. which, based on certain assumptions, concludes that the subscription rights to be received by eligible account holders, supplemental eligible account holders, other members and directors, officers and employees of A. J. Smith Federal do not have any economic value at the time of distribution or the time the subscription rights are exercised, whether or not a community offering takes place, and Luse Lehman Gorman Pomerenk & Schick, P.C.'s opinion is given in reliance thereon. Luse Lehman Gorman Pomerenk & Schick, P.C.'s opinion provides in part as follows:

     1. The conversion of A. J. Smith Federal's charter from a mutual savings association charter to a stock savings bank charter will qualify as a reorganization under section 368(a)(1)(F) of the Internal Revenue Code of 1986 (the "Code"), and no gain or loss will be recognized by A. J. Smith Federal in either its mutual form ("Mutual Bank") or stock form (as the "Stock Bank") as a result.

     2    No gain or loss will be recognized by A. J. Smith Federal upon the transfer of its assets to the Stock Bank solely in exchange for shares of Stock Bank stock and the assumption by the Stock Bank of the liabilities of the Mutual Bank.

     3.   No gain or loss will be recognized by Stock Bank upon the receipt of
     A. J. Smith Federal's assets in exchange for shares of Stock Bank common stock.

     4. Stock Bank's holding period in the assets received from A. J. Smith Federal will include the period during which such assets were held by the Mutual Bank.

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     5.  Stock Bank's basis in the assets of the A. J. Smith Federal will be the same as the basis of such assets in the hands of A. J. Smith Federal immediately prior to the reorganization.

     6. The Stock Bank will succeed to and take into account A. J. Smith Federal's earnings and profits or deficit in earnings and profits, as of the date of the reorganization.

     7. The Stock Bank's depositors will recognize no gain or loss solely by reason of the reorganization.

     8. AJS Bancorp, MHC and stockholders other than AJS Bancorp, MHC will recognize no gain or loss upon the transfer of Stock Bank stock and cash, respectively, to AJS Bancorp, Inc. in exchange for AJS Bancorp, Inc. common stock.

     9. AJS Bancorp, Inc. will recognize no gain or loss upon its receipt of Stock Bank stock and cash from AJS Bancorp, MHC and stockholders other than AJS Bancorp, MHC, respectively, in exchange for common stock of AJS Bancorp, Inc.

     10. The basis of the AJS Bancorp, Inc. common stock to stockholders other than AJS Bancorp, MHC will be the subscription price and a stockholder's holding period for AJS Bancorp, Inc. common stock acquired through the exercise of subscription rights will begin on the date the rights are exercised.

     The opinions of Luse Lehman Gorman Pomerenk & Schick, P.C., unlike a letter ruling issued by the Internal Revenue Service (the "IRS"), are not binding on the IRS and the conclusions expressed therein may be challenged at a future date. The IRS has issued favorable rulings for transactions substantially similar to the proposed reorganization, but any such ruling may not be cited as precedent by any taxpayer other than the taxpayer to whom the ruling is addressed. A. J. Smith Federal does not plan to apply for a letter ruling concerning the transactions described herein.

     A. J. Smith Federal has also received an opinion from Crowe, Chizek and Company LLP that the Illinois State income tax consequences of the proposed transaction are consistent with the federal income tax consequences.

Offering of Common Stock

     Under the plan, up to 1,025,570 shares of common stock are being offered for sale, initially through the subscription offering (subject to a possible increase to 1,179,406 shares). See "--Subscription Offering". The plan requires, with certain exceptions, that at least 758,030 shares be sold in order for the reorganization to be effective.

     The subscription offering expires at 12:00 noon, central time, on December 11, 2001. Office of Thrift Supervision regulations and the plan require that the sale of common stock be completed within 45 days after the close of the subscription offering. This 45-day period expires on January 25, 2002. In the event A. J. Smith Federal is unable to complete the sale of common stock within this 45-day period, A. J. Smith Federal may request an extension of this time period from the Office of Thrift Supervision. No single extension granted by the Office of Thrift Supervision, however, may exceed 90 days. No assurance can be given that an extension would be granted if requested. If an extension is granted, A. J. Smith Federal would promptly notify subscribers of the granting of the extension of time and would promptly return subscriptions unless subscribers affirmatively elect to continue their subscriptions during the period of extension. Such extensions may not be made beyond ____________, 2003.

     Shares may also be offered to the public in a community offering. In the event a community offering is held, it may begin without notice immediately after the subscription offering, or any time during the subscription offering. The community offering may end at the same time as or after the subscription offering, but not later than January 25, 2002, unless further extended with the approval of the Office of Thrift Supervision. The actual number of shares to be sold in the offering will depend upon market and financial conditions at the time of the offering, provided that no fewer than 758,030 shares or more than 1,179,406 shares are sold in the offering. The per share price to be paid by prospective purchasers in the community offering, if any, for any remaining shares will be $10.00, the same price paid by subscribers in the subscription offering. See "--Stock Pricing." It is anticipated that all shares not subscribed for in the subscription offering and the community offering, if held, will be offered for sale by AJS Bancorp, Inc. to the general public in a syndicated community offering.

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     As permitted by Office of Thrift Supervision regulations, the plan provides that if, for any reason, purchasers cannot be found for an insignificant number of unsubscribed shares of the common stock, the Board of Directors will seek to make other arrangements for the sale of the remaining shares. Such other arrangements will be subject to the approval of the Office of Thrift
Supervision. If such other purchase arrangements cannot be made, the plan will terminate. In the event that the offering is not completed, A. J. Smith Federal will remain a mutual savings bank, all subscription funds will be promptly returned to subscribers with interest earned thereon at the passbook rate, (except for payments to have been made through withdrawal authorizations which will have continued to earn interest at the contractual account rates), and all withdrawal authorizations will be canceled.

Subscription Offering

     In accordance with Office of Thrift Supervision regulations, nontransferable rights to subscribe for the purchase of AJS Bancorp, Inc.'s common stock have been granted under the plan to the following persons in the following order of priority: (1) eligible account holders; (2) A. J. Smith Federal's tax-qualified plans including the employee stock ownership plan; (3) supplemental eligible account holders; (4) depositors as of October 31, 2001 and borrowers as of April 16, 1984 who continue as borrowers as of October 31, 2001, other than persons who are also eligible account holders and supplemental eligible account holders ("Other Members"); and (5) employees, officers and directors of A. J. Smith Federal. All subscriptions received will be subject to the availability of common stock after satisfaction of all subscriptions of all persons having prior rights in the subscription offering, and to the maximum and minimum purchase limitations set forth in the plan (and described below). The March 31, 2000 date for determining who qualifies as eligible account holders, and the September 30, 2001 date for determining who qualifies as supplemental eligible account holders, were selected in accordance with federal regulations applicable to the reorganization.

     Category I: Eligible Account Holders. Each eligible account holder will receive, without cost to him or her, nontransferable subscription rights to subscribe for an amount of shares equal to the greater of (i) $50,000 of the common stock sold in the offering; or (ii) 15 times the product (rounded down to the whole next number) obtained by multiplying the total number of shares to be issued by a fraction, the numerator of which is the amount of qualifying deposits of such subscriber and the denominator is the total qualifying deposits of all account holders in this category on the qualifying date; provided, however, that no eligible account holder may purchase with his or her associates and persons acting in concert, more than $200,000 (20,000 shares) of common stock. AJS Bancorp, Inc. may, in its sole discretion and without further notice to, or solicitation of, subscribers or other prospective purchasers, increase the maximum purchase limitation up to 5% of the maximum number of shares offered in the offering.

     If sufficient shares are not available in this Category I, A. J. Smith Federal will allocate shares in a manner that will allow each eligible account holder to purchase the lesser of 100 shares or the amount subscribed for. Thereafter, unallocated shares will be allocated to subscribing eligible account holders in the proportion that the amounts of their respective qualifying deposits bear to the total amount of qualifying deposits of all subscribing eligible account holders. To ensure a proper allocation of common stock, each eligible account holder must list on the order form all accounts in which the eligible account holder had an ownership interest as of March 31, 2000. Failure to list all such qualifying deposit accounts may result in the inability of AJS Bancorp, Inc. or A. J. Smith Federal to fill all or part of a subscription order. Neither AJS Bancorp, Inc., A. J. Smith Federal, nor any of their agents shall be responsible for orders on which all qualifying deposit accounts have not been fully and accurately disclosed.

     The "qualifying deposits" of an eligible account holder are the aggregate amount of the deposit balances (provided such aggregate balance is not less than $50) in one or more deposit accounts with A. J. Smith Federal, including money market accounts, as of the close of business on March 31, 2000. Subscription rights received by directors and officers in this category based upon their increased deposits in A. J. Smith Federal during the year preceding March 31, 2000, are subordinated to the subscription rights of other eligible account holders. Notwithstanding the foregoing, shares of common stock with a value in excess of $50,000 may be sold to A. J. Smith Federal's tax-qualified benefit plans, including the employee stock ownership plan, before satisfying the subscriptions of eligible account holders in the event the number of shares sold in the offering is increased to more than 1,025,570 shares.

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     Category II: Tax-Qualified Employee Benefit Plans. A. J. Smith Federal's
tax-qualified employee benefit plans, including the employee stock ownership plan will receive nontransferable subscription rights to purchase up to 10% of the offering, provided that shares remain available after satisfying the subscription rights of eligible account holders. The employee stock ownership plan currently intends to purchase shares equal to 8% of the shares sold in the offering (subject to the right to purchase 8% of 49.9% of the shares outstanding, if permitted by the Office of Thrift Supervision). If the employee stock ownership plan is unable to purchase all or part of the shares of common stock for which it subscribes, the employee stock ownership plan may purchase such shares in the open market or may purchase authorized but unissued shares of AJS Bancorp, Inc. In the event that the number of shares offered is increased to an amount greater than the maximum number of shares offered in the offering, the tax-qualified employee benefit plans will have a priority right to fill their subscriptions. Any purchase by the employee stock ownership plan of authorized but unissued shares would dilute the interests of AJS Bancorp, Inc.'s shareholders.

     Category III: Supplemental Eligible Account Holders. Each supplemental eligible account holder will receive, without cost to him or her, nontransferable subscription rights to subscribe for an amount of shares equal to the greater of (i) $50,000 of the common stock sold in the offering; or (ii) 15 times the product (rounded down to the whole next number) obtained by multiplying the total number of shares to be issued by a fraction, the numerator of which is the amount of qualifying deposits of such subscriber and the denominator is the total qualifying deposits of all account holders in this category on the qualifying date. The subscription rights of each supplemental eligible account holder shall be reduced to the extent of such person's subscription rights as an eligible account holder; provided, however, that no supplemental eligible account holder may purchase with his or her associates and persons acting in concert, more than $200,000 (20,000 shares) of common stock. Such subscription rights will be applicable only to shares that remain available after the subscriptions of eligible account holders and the tax-qualified benefit plans have been satisfied. AJS Bancorp, Inc. may, in its sole discretion, and without further notice to, or solicitation of, subscribers or other prospective purchasers, increase the maximum purchase limitation to up to 5% of the maximum number of shares offered in the offering.

     If sufficient shares are not available in this Category III, A. J. Smith Federal will allocate shares in a manner that will allow each supplemental eligible account holder to purchase the lesser of 100 shares or the amount subscribed for. Thereafter, unallocated shares will be allocated to each subscribing supplemental eligible account holder in the proportion that the amounts of his or her qualifying deposits bears to the total amount of qualifying deposits of all subscribing supplemental eligible account holders. To ensure a proper allocation of common stock, each supplemental eligible account holder must list on the stock order form all accounts in which he or she has an ownership interest as of September 30, 2001. Failure to list all such qualifying deposit accounts may result in the inability of AJS Bancorp, Inc. or A. J. Smith Federal to fill all or part of a subscription order. Neither AJS Bancorp, Inc.,
A. J. Smith Federal nor any of their agents shall be responsible for orders on which all qualifying deposit accounts have not been fully and accurately disclosed.

     The "qualifying deposits" of a supplemental eligible account holder are the aggregate amount of the deposit balances (provided such aggregate balance is not less than $50.00) in his or her deposit accounts, including money market accounts, as of the close of business on September 30, 2001.

     Category IV: Other Members. Each other member will receive, without cost to him or her, nontransferable subscription rights to subscribe for up to $50,000 (5,000 shares) of the common stock sold in the offering; provided, however, that no other member may purchase with his or her associates and persons acting in concert, more than $200,000 (20,000 shares) of common stock. Such subscription rights will be applicable only to shares that remain available after the subscriptions of eligible account holders, the tax-qualified benefit plans and supplemental eligible account holders have been satisfied. AJS Bancorp, Inc. may in its sole discretion increase the maximum purchase limitation to up to 5% of the maximum number of shares offered in the offering.

     If sufficient shares are not available in this Category IV, shares will be allocated pro rata among subscribing other members in the same proportion that the number of shares subscribed for by each other member bears to the total number of shares subscribed for by all other members.

     Category V: Employees, Officers and Directors. Subject to their rights to purchase common stock in Categories I, III and IV, described above, each employee, officer and director of A. J. Smith Federal will receive, without cost to them, nontransferable subscription rights to subscribe for up to $50,000 (5,000 shares) of the


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common stock; provided that no employee, officer or director may purchase with his or her associates and persons acting in concert more than $200,000 (20,000 shares) of common stock. For purposes of the plan, directors, officers and employees are not Associates of one another, nor are they acting in concert solely as a result of their positions as directors, officers or employees of A.
J. Smith Federal. Such subscription rights will only be provided after subscriptions of eligible account holders, the tax-qualified benefit plans, supplemental eligible account holders and Other Members have been satisfied. If sufficient shares are not available in this Category V, shares will be allocated among directors, officers and employees on a pro rata basis based on the size of each person's order.

     Timing of Offering and Method of Payment. A. J. Smith Federal will not execute orders until all shares of common stock have been subscribed for or otherwise sold. If all shares have not been subscribed for or sold within 45 days after the Expiration Date, unless such period is extended with the consent of the Office of Thrift Supervision, all funds delivered to A. J. Smith Federal pursuant to the subscription offering will be returned promptly to the subscribers with interest and all withdrawal authorizations will be canceled. If an extension beyond the 45-day period following the Expiration Date is granted,
A. J. Smith Federal will notify subscribers of the extension of time and of any rights of subscribers to modify or rescind their subscriptions. If the subscriber rescinds or does not respond in any manner to A. J. Smith Federal's notice, the funds submitted will be refunded to the subscriber with interest, and any withdrawal authorization will be canceled. The subscription offering will expire at 12:00 noon, central time, on December 11, 2001. This expiration date may be extended by A. J. Smith Federal and AJS Bancorp, Inc. for successive 90-day periods, subject to Office of Thrift Supervision approval, to December 19, 2003. If the offering is extended beyond January 25, 2002, subscribers will be given the right to increase, decrease, confirm or modify their orders.

     Before the expiration date, or any extension of such date, each subscriber must return the order forms to A. J. Smith Federal, properly completed, together with checks or money orders in an amount equal to $10.00 multiplied by the number of shares for which subscription is made. Payment for stock purchases can also be accomplished through authorization on the order form of withdrawals from accounts with A. J. Smith Federal (including a certificate of deposit). A. J. Smith Federal will not accept any orders transmitted by facsimile or photocopy and any payments made by wire transfer. All orders must be received by A. J. Smith Federal by 12:00 noon central time on December 11, 2001.

     Until completion or termination of the reorganization, subscribers who elect to make payment through authorization of withdrawal from accounts with A.
J. Smith Federal will not be permitted to reduce the deposit balance in any such accounts below the amount required to purchase the shares for which they subscribed. In such cases interest will continue to be credited on deposits authorized for withdrawal until the completion of the reorganization. We will pay the passbook rate of interest on amounts submitted by check. Any refund shall be returned as soon as practicable utilizing the U. S. Postal Service, but shall not be made until the closing of the reorganization. Authorized withdrawals from certificate accounts for the purchase of common stock will be permitted without the imposition of early withdrawal penalties or loss of interest. However, withdrawals from certificate accounts that reduce the balance of such accounts below the required minimum for specific interest rate qualification will cause the cancellation of the certificate accounts at the effective date of the reorganization, and the remaining balance will earn interest at the passbook savings rate or will be returned to the depositor. Stock subscriptions received and accepted by A. J. Smith Federal are final. Subscriptions may be withdrawn only in the event that the reorganization is not completed by January 25, 2002.

     Members in Non-Qualified States or Foreign Countries. A. J. Smith Federal will make reasonable efforts to comply with the securities laws of all states in the United States in which persons entitled to subscribe for stock pursuant to the plan reside. However, no person will be offered or sold any common stock in the subscription offering if such person resides in a foreign country or resides in a state in the United States with respect to which all of the following apply: (i) a small number of persons otherwise eligible to subscribe for shares of common stock reside in such state; (ii) the granting of subscription rights or the offer or sale of common stock to such persons would require A. J. Smith Federal or AJS Bancorp, Inc. or its respective officers and directors, under the securities laws of such state, to register as a broker, dealer, salesman or selling agent, or to register or otherwise qualify the common stock for sale in such state; and (iii) such registration, qualification or filing in its judgment or in the judgment of AJS Bancorp, Inc. would be impracticable or unduly burdensome for reasons of cost or otherwise.

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     To assist in the offering, A. J. Smith Federal has established a Stock
Information Center that you may contact at (708-687-7410). Callers to the Stock Information Center will be able to request a prospectus and other information relating to the offering.

Community Offering

     To the extent shares remain available for purchase after filling all orders received in the subscription offering, AJS Bancorp, Inc. may offer shares of the common stock in a community offering to the general public, with preference given to residents in Cook and Will Counties. The community offering may commence or terminate without notice. A. J. Smith Federal may terminate the community offering as soon as it has received orders for at least the minimum number of shares available for purchase in the offering.

     Persons wishing to purchase stock in the community offering, if conducted, should return the order form to A. J. Smith Federal, properly completed, together with a check or money order in the amount equal to the Purchase Price multiplied by the number of shares which that person desires to purchase. Order forms will be accepted until the completion of the community offering. However,
A. J. Smith Federal may terminate the community offering as soon as orders are received for at least the minimum number of shares available for purchase in the offering.

     The amount of common stock which may be purchased in the community offering by any person (including such person's associates) or persons acting in concert is $50,000 (5,000 shares) in the aggregate. A member who, together with his Associates and persons acting in concert, has subscribed for shares in the subscription offering may subscribe for additional shares of common stock in the community offering that does not exceed the lesser of (i) $200,000 (20,000 shares) or (ii) a number of shares which, when added to the number of shares subscribed for by the member (and his associates and persons acting in concert) in the subscription offering, would not exceed $200,000 (20,000 shares). The foregoing in concert purchase limitations are further subject to the requirement that orders received in the community offering must first be filled up to a maximum of two percent of the shares sold, and thereafter, remaining shares will be allocated on an equal number of shares basis per order until all orders are filled. A. J. Smith Federal reserves the right in its sole discretion to reject any orders received in the community offering in whole or in part.

     If all the common stock offered in the subscription offering is subscribed for, no common stock will be available for purchase in the community offering. In the event of an oversubscription, purchase orders received during the community offering will be filled up to a maximum of 1,000 shares of common stock issued in the offering, with any remaining unfilled purchase orders to be allocated on a pro rata basis based on a fair and equitable manner, all sales of common stock in the community offering will be at the same price per share as the sales of common stock in the subscription offering. If the community offering continues for more than 45 days after the expiration of the subscription offering, subscribers will have the right to maintain, increase, decrease or rescind subscriptions for stock previously submitted.

     Cash and checks received in the community offering will be placed in an interest bearing account with A. J. Smith Federal, and will earn interest at the passbook rate, from the date of deposit until completion or termination of the reorganization. In the event that the reorganization is not consummated for any reason, all funds submitted pursuant to the community offering will be promptly refunded with interest as described above.

Syndicated Community Offering

     Any shares of common stock not sold in the subscription offering or in the community offering, if any, may be offered for sale to the general public by a selling group of broker-dealers to be managed by Trident Securities in a syndicated community offering, subject to terms, conditions and procedures as may be determined by A. J. Smith Federal and AJS Bancorp, Inc. in a manner that is intended to achieve a wide distribution of the common stock subject to the right of AJS Bancorp, Inc. to accept or reject in whole or in part all orders in the syndicated community offering. It is expected that the syndicated community offering will begin as soon as practicable after termination of the subscription offering and the community offering, if any. The syndicated community offering will be completed within 45 days after the termination of the subscription offering, unless such period is extended as provided herein.

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     If for any reason a syndicated community offering of unsubscribed shares of common stock cannot be effected and any shares remain unsold after the subscription offering and any community offering, the Boards of Directors of AJS Bancorp, Inc. and A. J. Smith Federal will seek to make other arrangements to sell the remaining shares. Such other arrangements will be subject to Office of Thrift Supervision approval and to compliance with applicable state and federal securities laws.

Prospectus Delivery and Procedure for Purchasing Common Stock

     To ensure that each purchaser receives a Prospectus at least 48 hours prior to the end of the offering, in accordance with Rule 15c2-8 under the Securities Exchange Act of 1934, no prospectus will be mailed later than five days or hand delivered any later than two days prior to the end of the offering. Execution of the order form will confirm receipt or delivery of a Prospectus in accordance with Rule 15c2-8. Order forms will be distributed only with a Prospectus. Neither AJS Bancorp, Inc., A. J. Smith Federal, nor Trident Securities is obligated to deliver a prospectus and an order form by any means other than the U.S. Postal Service.

     To ensure that eligible account holders, supplemental eligible account holders, and other members are properly identified as to their stock purchase priorities, such parties must list all deposit accounts, or in the case of other members who are borrowers only, loans held at A. J. Smith Federal, on the order form giving all names on each deposit account and/or loan and the account and/or loan numbers at the applicable eligibility date.

     Full payment by check, cash (except by mail), money order, bank draft or withdrawal authorization (payment by wire transfer will not be accepted) must accompany an original order form. AJS Bancorp, Inc. is not obligated to accept an order submitted on photocopied or telecopied order forms. Orders cannot and will not be accepted without the execution of the certification appearing on the order form.

     If the employee stock ownership plan purchases shares of common stock, it will not be required to pay for such shares until consummation of the offering, provided that there is in force from the time the order is received a loan commitment to lend to the employee stock ownership plan the amount of funds necessary to purchase the number of shares ordered.

Delivery of Certificates

     Certificates representing shares issued in the subscription offering and in the community offering, if any, pursuant to order forms will be mailed to the persons entitled to them at such address as may be specified on properly completed order forms as soon as practicable following consummation of the reorganization. AJS Bancorp, Inc. will not accept orders registered "in care of" or instructed to be mailed to a third party. Any certificates returned as undeliverable will be held by AJS Bancorp, Inc. until claimed by the person legally entitled to them or otherwise disposed of in accordance with applicable law. Purchasers may not be able to sell the shares of common stock which they purchase until certificates for the common stock are available and delivered to them, even though trading of the common stock may have begun. Shares sold prior to receipt of a stock certificate are the responsibility of the purchaser.

Limitations on Common Stock Purchases

     The plan includes a number of limitations on the number of shares of common stock which may be purchased in the offering. These are summarized below:

     1. The aggregate amount of outstanding common stock owned or controlled by persons other than AJS Bancorp, MHC at the close of the offering shall be less than 50% of the total outstanding common stock.

     2. No person, associate thereof, or group of persons acting in concert, may purchase more than the greater of $200,000 of common stock offered in the offering except that: (i) AJS Bancorp, Inc. may, in its sole discretion and without further notice to or solicitation of subscribers or other prospective purchasers, increase the maximum purchase limitation to up to 5% of the number of shares offered in the offering; (ii) tax-qualified employee benefit plans may purchase up to 10% of the shares offered in the offering; and (iii) shares held by any tax-qualified employee plan and

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         attributable to a person will not be aggregated with other shares purchased directly by or otherwise attributable to such person.

3. The aggregate amount of common stock acquired in the offering by all officers and directors of A. J. Smith Federal or any affiliate of A. J. Smith Federal, and any person acting in concert with such officer or director and their associates, exclusive of any stock acquired by such persons in the secondary market, may not exceed 31% of the outstanding shares of common stock held by persons other than AJS Bancorp, MHC at the close of the offering. In calculating the number of shares held by officers or directors of A. J. Smith Federal or any affiliate of A. J. Smith Federal and any person acting in concert with any such officer or director and their Associates under this paragraph or under the provisions of Section 4 of this section, shares held by any tax-qualified employee benefit plans of A. J. Smith Federal that are attributable to such persons shall not be counted.

4. The aggregate amount of common stock acquired in the offering by all officers and directors of A. J. Smith Federal or any affiliate of A. J. Smith Federal and any person acting in concert with any such officer or director and their associates, exclusive of any common stock acquired by such plans or persons in the secondary market, may not exceed 31% of the stockholders' equity of AJS Bancorp, Inc. owed by persons other than AJS Bancorp, MHC at the close of the offering.

5. The Boards of Directors of A. J. Smith Federal and AJS Bancorp, Inc. may, in their sole discretion, increase the maximum purchase limitation set forth in paragraph 2 above to up to 9.9%, provided that the percentage amount by which orders for common stock in excess of 5% of the total number of shares of common stock offered in the offering shall not, in the aggregate exceed 10% of the total shares of common stock offered in the offering (except that this limitation shall not apply to purchases by tax-qualified employee benefit plans). If such 5% limitation is increased, subscribers for the maximum amount will be, and certain other large subscribers in the sole discretion of AJS Bancorp, Inc. and A. J. Smith Federal may be, given the opportunity to increase their subscriptions up to the then applicable limit. Requests to purchase additional shares of common stock under this provision will be determined by the Board of Directors of AJS Bancorp, Inc., in its sole discretion.

6. Notwithstanding any other provision of this plan, no person shall be entitled to purchase any common stock to the extent such purchase would be illegal under any federal law or state law or regulation or would violate regulations or policies of the National Association of Securities Dealers, particularly those regarding free riding and withholding. AJS Bancorp, Inc. and/or its agents may ask for an acceptable legal opinion from any purchaser as to the legality of such purchase and may refuse to honor any purchase order if such opinion is not timely furnished.

7. The Board of Directors of AJS Bancorp, Inc. has the right in its sole discretion to reject any order submitted by a person whose representations the Board of Directors believes to be false or who it otherwise believes, either alone or acting in concert with others, is violating, circumventing, or intends to violate, evade or circumvent the terms and conditions of this plan.

The term "associate" of a person is defined to mean:

(1) any corporation or organization, other than A. J. Smith Federal, of which the person is an officer, partner or 10% stockholder;

(2) any trust or other estate in which the person has a substantial beneficial interest or serves as a director or in a similar fiduciary capacity; provided, however, that this term shall not include any employee stock benefit plan in which the person has a substantial beneficial interest or serves as director or in a similar fiduciary capacity; and

(3) any relative or spouse of the persons, or any relative of the spouse, who either has the same home as the person or who is a director or officer of A. J. Smith Federal.

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         The term "acting in concert" means:

         (1) knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or

         (2) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.

         A person or company which acts in concert with another person or company ("other party") shall also be deemed to be acting in concert with any person or company who is also acting in concert with that other party, except that any tax-qualified employee stock benefit plan will not be deemed to be acting in concert with its trustee or a person who serves in a similar capacity solely for the purpose of determining whether stock held by the trustee and stock held by the plan will be aggregated. A. J. Smith Federal will presume that certain persons are acting in concert based upon various facts, including the fact that persons have joint account relationships or the fact that such persons have filed joint Schedules 13D with the Securities and Exchange Commission with respect to other companies. A. J. Smith Federal reserves the right to make an independent investigation of any facts or circumstances brought to its attention that indicate that one or more persons acting independently or as a group acting in concert may be attempting to violate or circumvent the regulatory prohibition on the transferability of subscription rights.

         We have the right in our sole discretion to reject any order submitted by a person whose representations we believe are false or who we otherwise believe either alone or acting in concert with others, is violating or circumventing, or intends to violate or circumvent, the terms and conditions of the reorganization.

         Directors are not treated as associates of one another solely because of their board membership. Compliance with the foregoing limitations does not necessarily constitute compliance with other regulatory restrictions on acquisitions of the common stock. For a further discussion of limitations on purchases of the common stock during and subsequent to reorganization, see "--Restrictions on Sale of Stock by Directors and Officers," "--Restrictions on Purchase of Stock by Directors and Officers in the Reorganization and Offering," and "Restrictions on the Acquisition of AJS Bancorp, Inc. and A. J. Smith Federal."

Restrictions on Repurchase of Stock

         Under Office of Thrift Supervision regulations, savings associations and their holding companies may not for a period of one year from the date of an institution's mutual-to-stock conversion repurchase any of its common stock from any person, except in an offer made to all of its stockholders to repurchase the common stock on a pro rata basis, approved by the Office of Thrift Supervision, or the repurchase of qualifying shares of a director. Where extraordinary circumstances exist, the Office of Thrift Supervision may approve the open market repurchase of up to 5% of a savings association's or its holding company's capital stock during the first year following the conversion. To receive this approval, the savings association must establish compelling and valid business purposes for the repurchase to the satisfaction of the Office of Thrift Supervision. Furthermore, repurchases of common stock are prohibited if they would cause the association's regulatory capital to be reduced below the amount required for the regulatory capital requirements imposed by the Office of Thrift Supervision.

Restrictions on Sale of Stock by Directors and Officers

         Any shares of the common stock purchased in the offering by directors and officers of A. J. Smith Federal or AJS Bancorp, Inc. may not be sold or otherwise disposed of for value for a period of one year following the date of purchase, except for any disposition of such shares (i) following the death of the original purchaser or (ii) by reason of an exchange of securities in connection with a merger or acquisition approved by the applicable regulatory authorities. Sales of shares of the common stock by AJS Bancorp, Inc.'s directors and officers will also be subject to certain insider trading and other transfer restrictions under the federal securities laws. See "Regulation--Federal Securities Laws."

         Each certificate for such restricted shares will bear a legend prominently stamped on its face giving notice of the restrictions on transfer, and instructions will be issued to AJS Bancorp, Inc.'s transfer agent to the effect that

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any transfer within such time period of any certificate or record ownership of such shares other than as provided above is a violation of the restriction. Any shares of common stock issued pursuant to a stock dividend, stock split or otherwise with respect to restricted shares will be subject to the same restrictions on sale.

Restrictions on Purchase of Stock by Directors and Officers following the Reorganization and Offering

         Office of Thrift Supervision regulations provide that for a period of three years following the reorganization, without prior written approval of the Office of Thrift Supervision, neither directors or officers of A. J. Smith Federal or AJS Bancorp, Inc., nor their associates, may purchase the common stock of AJS Bancorp, Inc. except from a dealer registered with the Securities and Exchange Commission. This restriction, however, does not apply to negotiated transactions involving more than 1% of AJS Bancorp, Inc.'s outstanding common stock, to shares purchased pursuant to stock option or other incentive stock plans approved by AJS Bancorp, Inc.'s shareholders, or to shares purchased by employee benefit plans maintained by AJS Bancorp, Inc. which may be attributable to individual officers or directors.

Restrictions on Transfer of Subscription Rights and Common Stock

         Office of Thrift Supervision regulations and the plan prohibit any person with subscription rights under the plan from transferring or entering into any agreement or understanding to transfer the legal or beneficial ownership of the subscription rights issued under the plan or the shares of common stock to be issued upon their exercise. Such rights may be exercised only by the person to whom they are granted and only for his or her account. Each person exercising such subscription rights will be required to certify that he or she is purchasing shares solely for his or her own account and that there is no agreement or understanding regarding the sale or transfer of such shares. The regulations also prohibit any person from offering or making an announcement of an offer or intent to make an offer to purchase such subscription rights or shares of common stock prior to the completion of the reorganization and offering. A. J. Smith Federal intends to pursue any and all legal and equitable remedies in the event it becomes aware of the transfer of subscription rights and will not honor orders known to involve the transfer of such rights. In addition, persons who violate the purchase limitations may be subject to sanctions and penalties imposed by the Office of Thrift Supervision.

Marketing Arrangements - Plan of Distribution

         The offering will be made on a priority basis in a subscription offering to: 1) eligible account holders; 2) our tax qualified employee plans;
3) supplemental eligible account holders; 4) other members; and 5) our directors, officers and employees. Any remaining shares will be offered to the general public in a community offering, giving preference to persons who reside in Cook and Will Counties, Illinois. This prospectus is being mailed to all persons who are eligible to purchase common stock in the subscription offering, provided that no securities will be offered in states where A. J. Smith Federal or AJS Bancorp, Inc. have not registered or qualified the common stock for sale. Persons who wish to purchase common stock in the community offering must contact the Stock Information Center to obtain a prospectus and order form. A. J. Smith Federal has engaged Trident Securities, a Division of McDonald Investments Inc., as a financial advisor and marketing agent in connection with the offering and Trident Securities has agreed to use its best efforts to solicit subscriptions and purchase orders for shares of common stock in the offering. Trident Securities is a member of the NASD and an SEC-registered broker-dealer. Trident Securities is not obligated to purchase any shares of common stock in the offering. Trident will establish and manage the Stock Information Center, and staff it with licensed personnel throughout the subscription and community offering. In addition, Trident will process stock order forms and establish cash and check acceptance and account withdrawal procedures. Trident Securities will assist A. J. Smith Federal in the offering by acting as marketing advisor with respect to the subscription offering and will represent A. J. Smith Federal as placement agent on a best efforts basis in the sale of the common stock in the community offering if one is held. Trident will conduct training sessions with directors, officers and employees of A. J. Smith Federal regarding the offering process and assist in the establishment and supervision of A. J. Smith Federal's Stock Information Center and, with management's input, will train A. J. Smith Federal's staff to record properly and tabulate orders for the purchase of common stock and to respond appropriately to customer inquiries. Directors, officers and employees of A. J. Smith Federal who assist in the offering process will not receive any compensation for their participation in the offering process and will only participate in the offering process to the extent such persons meets the conditions of Section 3a4-1 of the Securities Exchange Act of 1934, as amended.

         For its services on behalf of A. J. Smith Federal, Trident Securities has received a non-refundable management fee of $25,000. In addition, Trident Securities will receive a success fee of $90,000 for the completion of the sale of common stock in the offering. Trident Securities will also be reimbursed for its out-of-pocket expenses, including the fees and expenses of its legal counsel, in an amount not to exceed $40,000.

         In the event that a selected dealers agreement is entered into in connection with a syndicated community offering, A. J. Smith Federal will pay a fee to be determined to the selected dealers, for shares sold by an NASD member firm pursuant to a selected dealers agreement. A. J. Smith Federal has agreed to indemnify Trident Securities for reasonable costs and expenses in connection with certain claims or liabilities, including certain liabilities under the Securities Act.

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Stock Pricing

         The aggregate purchase price of AJS Bancorp, Inc. common stock being sold in the reorganization will be based on the appraised aggregate pro forma market value of the common stock, as determined by an independent valuation. Keller & Company, Inc., which is experienced in the valuation and appraisal of financial institutions, including savings associations forming mutual holding companies, has been retained to prepare the independent valuation. Keller & Company, Inc. will receive a fee of $20,000 for its appraisal and business plan services, not including out-of-pocket expenses. In addition, Keller & Company, Inc., will receive a fee of $8,000 for assisting in the preparation of A. J. Smith Federal's business plan. A. J. Smith Federal has agreed to indemnify Keller & Company, Inc., under certain circumstances, against liabilities and expenses (including legal fees) arising out of Keller & Company, Inc.'s engagement.

         The independent valuation states that the pro forma market value of the common stock was $18.3 million at the midpoint. A copy of the appraisal is on file and available for inspection at the offices of the Office of Thrift Supervision, 1700 G Street, N.W., Washington, D.C. 20552 and the Central Regional Office of the Office of Thrift Supervision, 1 South Wacker Drive, Suite 2000, Chicago, Illinois 60606. The independent valuation has also been filed as an exhibit to AJS Bancorp, Inc.'s Registration Statement with the Securities and Exchange Commission, and may be reviewed at the Securities and Exchange Commission's public reference facilities. See "Where You Can Find More Information." The independent valuation involved a comparative valuation of A.
J. Smith Federal's operating and financial statistics with those of other financial institutions. The independent valuation also took into account such other factors as the market for savings associations generally, prevailing economic conditions, both nationally and in Illinois, which affect the operations of savings associations, the competitive environment within which A.
J. Smith Federal operates, and the effect of A. J. Smith Federal becoming a subsidiary of AJS Bancorp, Inc. No detailed individual analysis of the separate components of A. J. Smith Federal's and AJS Bancorp, Inc.'s assets and liabilities was performed in connection with the valuation. The Board of Directors reviewed with management Keller & Company, Inc.'s methods and assumptions, and accepted Keller & Company, Inc.'s appraisal as reasonable and adequate. A. J. Smith Federal has determined to establish an offering range of 758,030 shares to 1,025,570 shares at the minimum and maximum of the estimated valuation range. Notwithstanding any change in the number of shares sold in the offering due to a change to the independent valuation, the minority ownership interest sold in the offering will remain 49.0%. A. J. Smith Federal, in consultation with Trident Securities, has determined to offer the common stock in the offering at a price of $10.00 per share. A. J. Smith Federal's decision regarding the purchase price was based solely on its determination that $10.00 per share is a customary purchase price in initial public offerings for mutual savings associations converting to stock form. The offering range may be increased or decreased to reflect market and financial conditions prior to the completion of the offering.

         Promptly after the completion of the subscription offering and the community offering, if any, Keller & Company, Inc. will confirm to A. J. Smith Federal that, to the best of its knowledge and judgment, nothing of a material nature has occurred which would cause it to conclude that the amount of the aggregate proceeds received from the sale of the common stock in the offering was incompatible with Keller & Company, Inc.'s estimate of AJS Bancorp, Inc.'s total pro forma market value at the time of the sale. If, however, the facts do not justify such a statement, a new offering range and price per share may be set. Under such circumstances, AJS Bancorp, Inc. will be required to resolicit subscriptions. In that event, subscribers would have the right to modify or rescind their subscriptions and to have their subscription funds returned promptly with interest and holds on funds authorized for withdrawal from deposit accounts would be released or reduced; provided that if A. J. Smith Federal's pro forma market value upon reorganization has increased to an amount which does not exceed $24.1 million (15% above the maximum of the independent valuation), AJS Bancorp, Inc. and A. J. Smith Federal do not intend to resolicit subscriptions unless it is determined after consultation with the Office of Thrift Supervision that a resolicitation is required.

         Depending upon market and financial conditions, the number of shares issued may be more or less than the range in number of shares shown above. In the event of an increase in the adjusted maximum number of shares being offered, persons who exercise their maximum subscription rights will be notified of such increase and of their right to purchase additional shares. Conversely, in the event of a decrease in the maximum number of shares being offered, persons who exercise their maximum subscription rights will be notified of such decrease and of the reduction in the number of shares for which subscriptions may be made. In the event of a resolicitation, subscribers will be afforded the opportunity to increase, decrease or maintain their previously submitted order. AJS Bancorp, Inc. will be required to resolicit if the price per share is changed such that the total aggregate purchase price is not within the minimum and 15% above the maximum of the offering range.

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         THE INDEPENDENT VALUATION IS NOT INTENDED AND MUST NOT BE CONSTRUED AS
A RECOMMENDATION OF ANY KIND AS TO THE ADVISABILITY OF VOTING TO APPROVE THE REORGANIZATION OR OF PURCHASING THE SHARES OF THE COMMON STOCK. MOREOVER, BECAUSE SUCH VALUATION IS NECESSARILY BASED UPON ESTIMATES AND PROJECTIONS OF A NUMBER OF MATTERS (INCLUDING CERTAIN ASSUMPTIONS AS TO THE AMOUNT OF NET PROCEEDS AND THE EARNINGS THEREON), ALL OF WHICH ARE SUBJECT TO CHANGE FROM TIME TO TIME, NO ASSURANCE CAN BE GIVEN THAT PERSONS PURCHASING SHARES IN THE OFFERING WILL THEREAFTER BE ABLE TO SELL THE SHARES AT PRICES THAT EXCEED THE PURCHASE PRICE IN THE OFFERING.

Number of Shares to be Issued

         It is anticipated that the total offering of common stock (the number of shares of common stock issued in the offering multiplied by the purchase price of $10.00 per share) will be within the current minimum and 15% above the maximum of the offering range. Unless otherwise required by the Office of Thrift Supervision, no resolicitation of subscribers will be made and subscribers will not be permitted to modify or cancel their subscriptions so long as the change in the number of shares to be issued in the offering, in combination with the purchase price, results in an offering of at least the minimum and no more than 15% above the maximum of the offering range.

         Any increase in the total number of shares of common stock to be issued in the offering would decrease both an individual subscriber's ownership interest and AJS Bancorp, Inc.'s pro forma stockholders' equity and net income on a per share basis while increasing (assuming no change in the per share price) pro forma stockholders' equity and net income on an aggregate basis. A decrease in the number of shares to be issued in the offering would increase both an individual subscriber's ownership interest and AJS Bancorp, Inc.'s pro forma stockholders' equity and net income on a per share basis while decreasing (assuming no change in the per share price) pro forma stockholders' equity and net income on an aggregate basis. For a presentation of the effects of such changes, see "Pro Forma Data."

Interpretation and Amendment of the Plan

         To the extent permitted by law, all interpretations of the plan by A.
J. Smith Federal and AJS Bancorp, Inc. will be final. The plan provides that, if deemed necessary or desirable by the Boards of Directors of AJS Bancorp, Inc. and A. J. Smith Federal, the plan may be substantively amended by the Boards of Directors, as a result of comments from regulatory authorities or otherwise, with the concurrence of the Office of Thrift Supervision. Moreover, if the plan is so amended, subscriptions which have been received prior to such amendment will not be refunded unless otherwise required by the Office of Thrift Supervision.

Conditions and Termination

         Completion of the reorganization requires the approval of the plan by the affirmative vote of not less than a majority of the total number of votes of members eligible to be cast at the special meeting and the sale of all shares of the common stock within 24 months following approval of the plan by the members. If these conditions are not satisfied, the plan will be terminated and A. J. Smith Federal will continue business in the mutual form of organization. The plan may be terminated by the Board of Directors of A. J. Smith Federal at any time prior to the Special Meeting and, with the approval of the Office of Thrift Supervision, by such Board of Directors at any time thereafter. Furthermore, Office of Thrift Supervision regulations and the plan require that AJS Bancorp, Inc. complete the sale of common stock within 45 days after the close of the subscription offering. The Office of Thrift Supervision may grant an extension of this time period if necessary, but no assurance can be given that an extension would be granted. See "--Offering of Common Stock."

RESTRICTIONS ON THE ACQUISITION OF AJS BANCORP, INC. AND A. J. SMITH FEDERAL

         The principal federal regulatory restrictions which affect the ability of any person, firm or entity to acquire AJS Bancorp, Inc., A. J. Smith Federal or their respective capital stock are described below. Also discussed are certain provisions in AJS Bancorp, Inc.'s charter and bylaws which may be deemed to affect the ability of a person, firm or entity to acquire AJS Bancorp, Inc.

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Federal Law

     The Change in Bank Control Act provides that no person, acting directly or indirectly or through or in concert with one or more other persons, may acquire control of a savings institution unless the Office of Thrift Supervision has been given 60 days prior written notice. The Home Owners' Loan Act provides that no company may acquire "control" of a savings institution without the prior approval of the Office of Thrift Supervision. Any company that acquires such control becomes a savings and loan holding company subject to registration, examination and regulation by the Office of Thrift Supervision. Pursuant to federal regulations, control of a savings institution is conclusively deemed to have been acquired by, among other things, the acquisition of more than 25% of any class of voting stock of the institution or the ability to control the election of a majority of the directors of an institution. Moreover, control is presumed to have been acquired, subject to rebuttal, upon the acquisition of more than 10% of any class of voting stock, or of more than 25% of any class of stock of a savings institution, where certain enumerated "control factors" are also present in the acquisition.

     The Office of Thrift Supervision may prohibit an acquisition of control if:

     .    it would result in a monopoly or substantially lessen competition;

     . the financial condition of the acquiring person might jeopardize the financial stability of the institution; or

     . the competence, experience or integrity of the acquiring person indicates that it would not be in the interest of the depositors or of the public to permit the acquisition of control by such person.

     These restrictions do not apply to the acquisition of a savings institution's capital stock by one or more tax-qualified employee stock benefit plans, provided that the plans do not have beneficial ownership of more than 25% of any class of equity security of the savings institution.

     For a period of three years following completion of the stock issuance, Office of Thrift Supervision regulations generally prohibit any person from acquiring or making an offer to acquire beneficial ownership of more than 10% of the stock of AJS Bancorp, Inc. or A. J. Smith Federal without Office of Thrift Supervision approval.

Charter and Bylaws of AJS Bancorp, Inc.

     The following discussion is a summary of certain provisions of the charter and bylaws of AJS Bancorp, Inc. that relate to corporate governance. The description is necessarily general and qualified by reference to the charter and bylaws.

     Classified Board of Directors. The board of directors of AJS Bancorp, Inc. is required by the charter and bylaws to be divided into three classes which are as equal in size as is possible. One class is required to be elected annually by stockholders of AJS Bancorp, Inc. for three-year terms. A classified board promotes continuity and stability of management of AJS Bancorp, Inc. but makes it more difficult for stockholders to change a majority of the directors because it generally takes at least two annual elections of directors for this to occur.

     Authorized but Unissued Shares of Capital Stock. Following the stock offering, AJS Bancorp, Inc. will have authorized but unissued shares of preferred stock and common stock. See "Description of Capital Stock of AJS Bancorp, Inc." Although these shares could be used by the board of directors of AJS Bancorp, Inc. to make it more difficult or to discourage an attempt to obtain control of AJS Bancorp, Inc. through a merger, tender offer, proxy contest or otherwise, these uses will be unlikely since AJS Bancorp, MHC owns a majority of the common stock.

     Special Meetings of Stockholders. AJS Bancorp, Inc.'s charter provides that for a period of five years after completing the stock offering, special meetings of stockholders may be called only by AJS Bancorp, Inc.'s board of directors, for matters relating to changes in control of AJS Bancorp, Inc. or amendments to its charter.

     How Shares are Voted. AJS Bancorp, Inc.'s charter provides that there will not be cumulative voting by stockholders for the election of AJS Bancorp, Inc.'s directors. No cumulative voting rights means that AJS Bancorp, MHC, as the holder of a majority of the shares eligible to be voted at a meeting of stockholders, may elect all directors of AJS Bancorp, Inc. to be elected at that meeting. This could prevent minority stockholder representation on AJS Bancorp, Inc.'s board of directors.

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     Restrictions on Acquisitions of Shares. AJS Bancorp, Inc.'s charter provides that for a period of five years from the closing of the stock issuance, no person other than AJS Bancorp, MHC may offer to acquire or acquire the beneficial ownership of more than 10% of any class of equity security of AJS Bancorp, Inc. This provision does not apply to any tax-qualified employee benefit plan of AJS Bancorp, Inc. or to an underwriter or member of an underwriting or selling group involving the public sale or resale of securities of AJS Bancorp, Inc. or any of its subsidiaries so long as after the sale or resale, no underwriter or member of the selling group is a beneficial owner of more than 10% of any class of equity securities of AJS Bancorp, Inc. In addition, during this five-year period, all shares owned over the 10% limit may not be voted in any matter submitted to stockholders for a vote.

     Procedures for Stockholder Nominations. AJS Bancorp, Inc.'s bylaws provide that any stockholder wanting to make a nomination for the election of directors or a proposal for new business at a meeting of stockholders must send written notice to the Secretary of AJS Bancorp, Inc. at least five days before the date of the annual meeting. The bylaws further provide that if a stockholder wanting to make a nomination or a proposal for new business does not follow the prescribed procedures, the proposal will not be considered until an adjourned, special, or annual meeting of the shareholders taking place 30 days or more thereafter. Management believes that it is in the best interests of AJS Bancorp, Inc. and its stockholders to provide enough time for management to disclose to stockholders information about a dissident slate of nominations for directors. This advance notice requirement may also give management time to solicit its own proxies in an attempt to defeat any dissident slate of nominations if management thinks it is in the best interest of stockholders generally. Similarly, adequate advance notice of stockholder proposals will give management time to study such proposals and to determine whether to recommend to the stockholders that such proposals be adopted.

Benefit Plans

     In addition to the provisions of AJS Bancorp, Inc.'s charter and bylaws described above, certain benefit plans of AJS Bancorp, Inc. and A. J. Smith Federal adopted in connection with the stock issuance contain provisions which also may discourage hostile takeover attempts which the board of directors of A.
J. Smith Federal might conclude are not in the best interests of AJS Bancorp, Inc. and A. J. Smith Federal or AJS Bancorp, Inc.'s stockholders. For a description of the benefit plans and the provisions of such plans relating to changes in control of AJS Bancorp, Inc. or A. J. Smith Federal, see "Management-- Benefit Plans."

                DESCRIPTION OF CAPITAL STOCK OF AJS BANCORP, INC.

General

     AJS Bancorp, Inc. is authorized to issue 10,000,000 shares of common stock having a par value of $.10 per share. Each share of AJS Bancorp, Inc.'s common stock will have the same relative rights as, and will be identical in all respects with, each other share of common stock. Upon payment of the purchase price for the common stock in accordance with the stock issuance plan, all of the stock will be duly authorized, fully paid and nonassessable. Presented below is a description of all aspects of AJS Bancorp, Inc.'s capital stock which are deemed material to an investment decision with respect to the stock issuance. The common stock of AJS Bancorp, Inc. will represent nonwithdrawable capital, will not be an account of an insurable type, and will not be insured by the FDIC.


     AJS Bancorp, Inc. currently expects that it will have a maximum of up to 1,025,570 shares of common stock outstanding after the stock offering. The board of directors can, without stockholder approval, issue additional shares of common stock, although AJS Bancorp, MHC, so long as it is in existence, must own a majority of AJS Bancorp, Inc.'s outstanding shares of common stock. AJS Bancorp, Inc.'s issuance of additional shares of common stock could dilute the voting strength of the holders of the common stock and may assist management in impeding an unfriendly takeover or attempted change in control. AJS Bancorp, Inc. has no present plans to issue additional shares of common stock other than pursuant to the stock benefit plans previously discussed.

Common Stock

     Distributions. AJS Bancorp, Inc. can pay dividends if, as and when declared by its board of directors, subject to compliance with limitations which are imposed by law. See "Dividend Policy." The holders of common stock of AJS Bancorp, Inc. will be entitled to receive and share equally in such dividends as may be declared by the board of directors of AJS Bancorp, Inc. out of funds legally available therefor. If AJS Bancorp, Inc. issues preferred stock, the holders thereof may have a priority over the holders of the common stock with respect to dividends.
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

     Voting Rights. Upon the effective date of the stock offering, the holders of common stock of AJS Bancorp, Inc. will possess exclusive voting rights in AJS Bancorp, Inc. Each holder of common stock will be entitled to one vote per share and will not have any right to cumulate votes in the election of directors. Under certain circumstances, shares in excess of 10% of the issued and outstanding shares of common stock may be considered "Excess Shares" and, accordingly, not be entitled to vote. See "Restrictions on Acquisition of AJS Bancorp, Inc." If AJS Bancorp, Inc. issues preferred stock, holders of the preferred stock may also possess voting rights.

     Liquidation. In the event of any liquidation, dissolution or winding up of
A. J. Smith Federal, AJS Bancorp, Inc., as holder of A. J. Smith Federal's capital stock, would be entitled to receive, after payment or provision for payment of all debts and liabilities of A. J. Smith Federal, including all deposit accounts and accrued interest thereon, all assets of A. J. Smith Federal available for distribution. In the event of liquidation, dissolution or winding up of AJS Bancorp, Inc., the holders of its common stock would be entitled to receive, after payment or provision for payment of all its debts and liabilities, all of the assets of AJS Bancorp, Inc. available for distribution. If preferred stock is issued, the holders thereof may have a priority over the holders of the common stock in the event of liquidation or dissolution.

     Rights to Buy Additional Shares. Holders of the common stock of AJS Bancorp, Inc. will not be entitled to preemptive rights with respect to any shares which may be issued. Preemptive rights are the priority right to buy additional shares if AJS Bancorp, Inc. issues more shares in the future. The common stock is not subject to redemption.

Preferred Stock

     None of the shares of AJS Bancorp, Inc.'s authorized preferred stock will be issued in the stock issuance. Such stock may be issued with such preferences and designations as the board of directors may from time to time determine. The board of directors can, without stockholder approval, issue preferred stock with voting, dividend, liquidation and conversion rights which could dilute the voting strength of the holders of the common stock and may assist management in impeding an unfriendly takeover or attempted change in control. AJS Bancorp, Inc. has no present plans to issue preferred stock.

                              LEGAL AND TAX MATTERS

     The legality of the common stock and the federal income tax consequences of the reorganization and offering will be passed upon for A. J. Smith Federal and AJS Bancorp, Inc. by the firm of Luse Lehman Gorman Pomerenk & Schick, P.C., Washington, D.C. The Illinois state income tax consequences of the reorganization and offering will be passed upon for A. J. Smith Federal and AJS Bancorp, Inc. by Crowe, Chizek and Company LLP, Oak Brook, Illinois. Luse Lehman Gorman Pomerenk & Schick, P.C. and Crowe, Chizek and Company LLP have consented to the references in this prospectus to their opinions. Certain legal matters regarding the reorganization and offering will be passed upon for Trident Securities by Malizia, Spidi & Fisch, PC, Washington, D.C.

                                     EXPERTS

     The consolidated financial statements of A. J. Smith Federal at December 31, 2000 and 1999 and for the years then ended, appearing in this prospectus and registration statement have been audited by Crowe, Chizek and Company LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

     Keller & Company, Inc. has consented to the publication in this prospectus of the summary of its report to A. J. Smith Federal and AJS Bancorp, Inc. setting forth its opinion as to the estimated pro forma market value of the common stock upon the completion of the reorganization and offering and its valuation with respect to subscription rights.

                                 TRANSFER AGENT

     The transfer agent and registrar for AJS Bancorp, Inc. is Registrar and Transfer Company, Cranford, New Jersey.

                       WHERE YOU CAN FIND MORE INFORMATION

     AJS Bancorp, Inc. has filed a registration statement with the SEC under the Securities Act, with respect to the common stock offered hereby. As permitted by the rules and regulations of the SEC, this prospectus does not contain all the information set forth in the registration statement. This information can be examined without charge at the public reference facilities of the SEC located at 450 Fifth Street, NW, Washington, D.C. 20549, and copies of the material can be obtained from the SEC at prescribed rates. The registration statement also is available through the SEC's world wide web site on the internet at http://www.sec.gov. The statements contained in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement are, of necessity, brief descriptions thereof and are not necessarily complete but do contain all material information regarding the documents; each statement is qualified by reference to the contract or document.

     A. J. Smith Federal has filed a Combined Application MHC-1/MHC-2 with the Office of Thrift Supervision with respect to the reorganization and offering. Pursuant to the rules and regulations of the Office of Thrift Supervision, this prospectus omits certain information contained in that Application. The Application may be examined at the principal offices of the Office of Thrift Supervision, 1700 G Street, N.W., Washington, D.C. 20552 and at the Central Regional Office of the Office of Thrift Supervision located at 1 South Wacker Drive, Suite 2000, Chicago, Illinois 60606.

     In connection with the offering, AJS Bancorp, Inc. will register the common stock with the SEC under Section 12(g) of the Exchange Act; and, upon this registration, AJS Bancorp, Inc. and the holders of its common stock will become subject to the proxy solicitation rules, reporting requirements and restrictions on stock purchases and sales by directors, officers and greater than 10% stockholders, the annual and periodic reporting and certain other requirements of the Exchange Act. Under the plan of reorganization, AJS Bancorp, Inc. has undertaken that it will not terminate this registration for a period of at least three years following the reorganization.

     A copy of the charter and bylaws of AJS Bancorp, Inc. is available without charge from A. J. Smith Federal.

                 A.J. SMITH FEDERAL SAVINGS BANK AND SUBSIDIARY
                              Midlothian, Illinois

                        CONSOLIDATED FINANCIAL STATEMENTS





                                    CONTENTS

REPORT OF INDEPENDENT AUDITORS ..........................   F-2


FINANCIAL STATEMENTS

     CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION......   F-3

     CONSOLIDATED STATEMENTS OF INCOME ..................   F-4

     CONSOLIDATED STATEMENTS OF EQUITY ..................   F-5

     CONSOLIDATED STATEMENTS OF CASH FLOWS ..............   F-6

     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS .........   F-8


All schedules are omitted as the required information either is not applicable or is included in the consolidated financial statements or related notes.

Separate financial statements for AJS Bancorp, Inc. have not been included in this prospectus because AJS Bancorp, Inc., which has engaged in only organizational activities to date, has no significant assets, contingent or other liabilities, revenues or expenses.

                         REPORT OF INDEPENDENT AUDITORS



Board of Directors
A.J. Smith Federal Savings Bank and Subsidiary
Midlothian, Illinois

We have audited the accompanying consolidated statements of financial condition of A.J. Smith Federal Savings Bank and Subsidiary as of December 31, 2000 and 1999 and the related consolidated statements of income, equity, and cash flows for the years then ended. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of A.J. Smith Federal Savings Bank and Subsidiary as of December 31, 2000 and 1999 and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.


                                          /s/ Crowe, Chizek and Company LLP
                                              Crowe, Chizek and Company LLP

Oak Brook, Illinois
January 25, 2001

                 A.J. SMITH FEDERAL SAVINGS BANK AND SUBSIDIARY
                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                             (Dollars in thousands)

--------------------------------------------------------------------------------

                                                        June 30,       December 31,
                                                         2001        2000        1999
                                                         ----        ----        ----
                                                     (Unaudited)
ASSETS
Cash and cash equivalents
     Cash and due from banks (interest-bearing:
       June 30, 2001 - $5,093; December 31,
       2000 - $4,512; December 31, 1999 - $   9,083)  $   9,122   $  10,808   $  14,893
     Federal funds sold                                  10,000      12,000      11,000
     Certificate of deposit                                --          --         1,000
                                                      ---------   ---------   ---------
         Total cash and cash equivalents                 19,122      22,808      26,893

Certificates of deposit                                    --          --         8,000
Securities available-for-sale                            54,804      57,377      46,458
Securities held-to-maturity (fair value: June 30,
  2001 - $742; December 31, 2000 - $796;
  December 31, 1999 - $951)                                 736         791         944
Loans, net                                              116,737     107,769     109,776
Federal Home Loan Bank stock, at cost                     1,274       1,228       1,143
Premises and equipment                                    2,953       2,884       3,019
Other real estate owned                                     185         305        --
Servicing rights                                             50         230         286
Accrued interest receivable                               1,464       1,474       1,446
Other assets                                                823         824       1,286
                                                      ---------   ---------   ---------

         Total assets                                 $ 198,148   $ 195,690   $ 199,251
                                                      =========   =========   =========

LIABILITIES AND EQUITY
Liabilities
     Deposits                                         $ 162,508   $ 161,251   $ 161,793
     Federal Home Loan Bank advances                     12,000      12,000      17,000
     Federal funds purchased                               --          --           500
     Advance payments by borrowers for taxes
       and insurance                                      1,413       1,242       1,201
     Other liabilities and accrued interest payable       2,415       1,982       1,810
                                                      ---------   ---------   ---------
         Total liabilities                              178,336     176,475     182,304

Commitments and contingent liabilities

Equity
     Retained earnings                                   19,125      18,795      17,456
     Accumulated other comprehensive income (loss)          687         420        (509)
                                                      ---------   ---------   ---------
         Total equity                                    19,812      19,215      16,947
                                                      ---------   ---------   ---------

              Total liabilities and equity            $ 198,148   $ 195,690   $ 199,251
                                                      =========   =========   =========

--------------------------------------------------------------------------------

          See accompanying notes to consolidated financial statements.

                 A.J. SMITH FEDERAL SAVINGS BANK AND SUBSIDIARY
                        CONSOLIDATED STATEMENTS OF INCOME
                             (Dollars in thousands)

--------------------------------------------------------------------------------

                                                                  Six Months Ended             Years Ended
                                                                      June 30,                December 31,
                                                                      -------                 -----------
                                                                 2001          2000         2000         1999
                                                                 ----          ----         ----         ----
                                                                     (Unaudited)
Interest and dividend income
    Loans                                                     $    4,639   $    4,577   $    9,207   $    9,472
    Securities                                                     1,761        1,630        3,521        2,613
    Interest-bearing deposits and other                              169          341          654          461
    Federal funds sold                                               263          558          854          872
                                                              ----------   ----------   ----------   ----------
       Total interest income                                       6,832        7,106       14,236       13,418

Interest expense

    Deposits                                                       3,568        3,809        7,636        7,078
    Federal Home Loan Bank
      Advances and other                                             375          491          868          454
                                                              ----------   ----------   ----------   ----------
       Total interest expense                                      3,943        4,300        8,504        7,532
                                                              ----------   ----------   ----------   ----------

Net interest income                                                2,889        2,806        5,732        5,886

Provision for loan losses                                            120           80          300          525
                                                              ----------   ----------   ----------   ----------

Net interest income after provision
  for loan losses                                                  2,769        2,726        5,432        5,361

Noninterest income

    Service fees                                                     313          323          626          632
    Net trading securities losses                                      -            -            -          (35)
    Gain on sale of other real estate                                 24           14           14           49
    Insurance commissions                                            119          133          235          367
    Other                                                             86           73          161          151
                                                              ----------   ----------   ----------   ----------
       Total noninterest income                                      542          543        1,036        1,164

Noninterest expense

    Compensation and employee benefits                             1,551        1,215        2,475        2,372
    Occupancy expense                                                379          307          703          696
    Data processing expense                                          189          163          326          347
    Advertising and promotion                                        114          124          214          203
    Amortization of mortgage servicing rights, including
      impairment loss                                                180           28           56           45
    FDIC deposit insurance premiums                                   16           17           34           97
    Other                                                            409          263          655          712
                                                              ----------   ----------   ----------   ----------
       Total noninterest expense                                   2,838        2,117        4,463        4,472
                                                              ----------   ----------   ----------   ----------

Income before income taxes                                           473        1,152        2,005        2,053

Income taxes                                                         143          395          666          791
                                                              ----------   ----------   ----------   ----------

Net income                                                    $      330   $      757   $    1,339   $    1,262
                                                              ==========   ==========   ==========   ==========


--------------------------------------------------------------------------------

          See accompanying notes to consolidated financial statements.

                 A.J. SMITH FEDERAL SAVINGS BANK AND SUBSIDIARY
                        CONSOLIDATED STATEMENTS OF EQUITY
                             (Dollars in thousands)

------------------------------------------------------------------------------------------------------------

                                                                      Accumulated
                                                                         Other
                                                                        Compre-                    Compre-
                                                         Retained       hensive                    hensive
                                                         Earnings       Income        Total        Income
                                                         --------       ------        -----        ------
Balance at January 1, 1999                              $   16,194   $       72   $   16,266

Comprehensive income
 Net income                                                  1,262            -        1,262

 Change in unrealized loss on securities
  available-for-sale, net of taxes of $368                       -         (581)        (581)
                                                                                  ----------

         Total comprehensive income for year
            ended December 31, 1999                                                      681   $      681
                                                        ----------   ----------   ----------   ==========

Balance at December 31, 1999                                17,456         (509)      16,947

Comprehensive income

   Net income                                                  757            -          757

   Change in unrealized gain on securities
     available-for-sale, net of taxes of $(0)                    -            -            -
                                                                                  ----------

         Total comprehensive income for six months
            ended June 30, 2000                                                          757   $      757
                                                        ----------   ----------   ----------   ==========

Balance at June 30, 2000                                    18,213         (509)      17,704

Comprehensive income
   Net income                                                  582            -          582

   Change in unrealized gain on securities
     available-for-sale, net of taxes of $(589)                  -          929          929
                                                                                  ----------

         Total comprehensive income for six months
            ended December 31, 2000                                                    1,511
                                                        ----------   ----------   ----------

          Total comprehensive income for year
            ended December 31, 2000                                                            $    2,268
                                                                                               ==========

Balance at December 31, 2000                                18,795          420       19,215

Comprehensive income
   Net income                                                  330            -          330

   Change in unrealized gain on securities
     available-for-sale, net of taxes of $(169)                  -          267          267
                                                                                  ----------

          Total comprehensive income for six months
            ended June 30, 2001                                                          597   $      597
                                                        ----------   ----------   ----------   ==========

Balance at June 30, 2001 (unaudited)                    $   19,125   $      687   $   19,812
                                                        ==========   ==========   ==========
------------------------------------------------------------------------------------------------------------

          See accompanying notes to consolidated financial statements.

                 A.J. SMITH FEDERAL SAVINGS BANK AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (Dollars in thousands)

-----------------------------------------------------------------------------------------------------------------


                                                                  Six Months Ended             Years Ended
                                                                      June 30,                December 31,
                                                                      --------                -----------
                                                                 2001          2000         2000         1999
                                                                 ----          ----         ----         ----
                                                                     (Unaudited)
Cash flows from operating activities

    Net income                                                $      330   $      757   $    1,339   $    1,262
    Adjustments to reconcile net income to net cash
      from operating activities
       Depreciation                                                  136          161          361          331
       Provision for loan losses                                     120           80          300          525
       Deferred income taxes                                         (95)        (110)        (215)        (176)
       Premium amortization, net                                     (81)         (46)        (137)          61
       Amortization of mortgage servicing rights                     180           28           56           45
       Gain on disposal of equipment                                   -            -            -          (13)
       Net change in trading securities                                -            -            -          147
       Net trading securities losses                                   -            -            -           35
       FHLB stock dividends                                          (46)         (41)         (85)           -
       Gain on sale of other real estate                             (24)         (14)         (14)         (49)
       Changes in
          Accrued interest receivable                                 10         (105)         (28)        (103)
          Other assets                                               (74)         190           88         (174)
          Accrued interest payable                                    (7)          22           (9)          71
          Other liabilities                                          440         (347)         181          537
                                                              ----------   ----------   ----------   ----------
              Net cash provided by operating
                activities                                           889          575        1,837        2,499

Cash flows from investing activities
    Securities available-for-sale
       Purchases                                                 (11,477)     (17,086)     (24,056)     (24,607)
       Maturities and principal payments                          14,562        4,631       14,781       18,899
    Securities held-to-maturity
       Maturities and principal payments                              61           43          164          163
    Purchase of certificates of deposit                                -       (7,000)      (7,000)      (8,000)
    Maturities of certificates of deposit                              -        6,000       15,000            -
    Purchase of FHLB stock                                             -            -            -          (25)
    Loan repayments (originations), net                           (9,285)       1,806        1,116          (76)
    Proceeds from sale of other real estate                          341          161          300          850
    Purchase of equipment                                           (205)         (49)        (226)         (88)
                                                              ----------   ----------   ----------   ----------
       Net cash provided by (used in) investing
         activities                                               (6,003)     (11,494)          79      (12,884)



--------------------------------------------------------------------------------

                                  (Continued)

                 A.J. SMITH FEDERAL SAVINGS BANK AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (Dollars in thousands)

----------------------------------------------------------------------------------------------------------------


                                                                  Six Months Ended            Years Ended
                                                                      June 30,                December 31,
                                                                      --------                -----------
                                                                2001          2000          2000         1999
                                                                ----          ----          ----         ----
                                                                     (Unaudited)
Cash flows from financing activities
    Net change in deposits                                    $    1,257   $    6,190   $     (542)  $   (5,294)
    Net change in Federal Home Loan Bank advances                      -       (5,000)      (5,000)      14,000
    Net change in federal funds purchased                              -            -         (500)           -
    Net change in advance payments by borrowers
      for taxes and insurance                                        171           38           41           39
                                                              ----------   ----------   ----------   ----------
       Net cash provided by (used in) financing
         activities                                                1,428        1,228       (6,001)       8,745
                                                              ----------   ----------   ----------   ----------

Net change in cash and cash equivalents                           (3,686)      (9,691)      (4,085)      (1,640)

Cash and cash equivalents at beginning of year                    22,808       26,893       26,893       28,533
                                                              ----------   ----------   ----------   ----------

Cash and cash equivalents at end of year                      $   19,122   $   17,202   $   22,808   $   26,893
                                                              ==========   ==========   ==========   ==========

Supplemental disclosures of cash flow information
    Cash paid during the year for
       Interest                                               $    3,950   $    4,278   $    8,514   $    7,461
       Income taxes                                                  310          310          784        1,163

    Noncash investing and financing activities
       Other real estate acquired in settlement of loans             197          250          591          800






-------------------------------------------------------------------------------

          See accompanying notes to consolidated financial statements

                 A.J. SMITH FEDERAL SAVINGS BANK AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             (Dollars in thousands)

--------------------------------------------------------------------------------


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations: A.J. Smith Federal Savings Bank ("the Bank") is a federal
--------------------
savings bank with operations located in Midlothian and Orland Park, Illinois. The Bank provides single-family residential loans to and accepts deposits from customers in the southern suburbs of Chicago, Illinois.

Principles of Consolidation: The accompanying financial statements include the
---------------------------
accounts of the Bank and its wholly-owned subsidiary, A.J.S. Insurance, LLC, which provides insurance and investment services to the public. All significant intercompany balances and transactions have been eliminated. The consolidated financial statements for the six-month periods ended June 30, 2001 and 2000 are unaudited but, in the opinion of management, reflect all necessary adjustments, consisting only of normal recurring items necessary for fair presentation.

Use of Estimates: To prepare financial statements in conformity with accounting
----------------
principles generally accepted in the United States of America, management makes estimates and assumptions based on available information. These estimates and assumptions affect the amounts reported in the financial statements and the disclosures provided, and future results could differ. The allowance for loan losses and fair values of financial instruments are particularly subject to change.

Cash Flows: Cash and cash equivalents include cash, deposits with other
----------
financial institutions with original maturities of less than 90 days, and federal funds sold. Net cash flows are reported for loan and deposit transactions.

Securities: Securities are classified as held to maturity and carried at
----------
amortized cost when management has the positive intent and ability to hold them to maturity. Securities are classified as available-for-sale when they might be sold before maturity. Securities available-for-sale are carried at fair value, with unrealized holding gains and losses reported in other comprehensive income. Other securities such as Federal Home Loan Bank stock are carried at cost.

Interest income includes amortization of purchase premium or discount. Gains and losses on sales are based on the amortized cost of the security sold. Securities are written down to fair value when a decline in fair value is not temporary.

Loans: Loans that management has the intent and ability to hold until maturity
-----
or payoffs are reported at the principal balance outstanding, net of unearned interest, deferred loan fees and costs, and an allowance for loan losses.

Interest income is reported on the interest method and includes amortization of net deferred loan fees and costs over the contractual loan term. Interest income is not reported when full loan repayment is in doubt, typically when the loan is impaired or payments are past due over 90 days. Payments received on such loans are reported as principal reductions.

--------------------------------------------------------------------------------

                                   (Continued)

                 A.J. SMITH FEDERAL SAVINGS BANK AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             (Dollars in thousands)

--------------------------------------------------------------------------------


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Allowance for Loan Losses: The allowance for loan losses is a valuation
-------------------------
allowance for probable incurred credit losses, increased by the provision for loan losses and decreased by charge-offs less recoveries. Management estimates the allowance balance required using past loan loss experience, known and inherent losses in the nature and volume of the portfolio that are both probable and estimable, information about specific borrower situations and estimated collateral values, economic conditions, and other factors. Allocations of the allowance may be made for specific loans, but the entire allowance is available for any loan that, in management's judgement, should be charged-off.

A loan is impaired when full payment under the loan terms is not expected. Impairment is evaluated in total for smaller-balance loans of similar nature such as residential mortgage, consumer, and credit card loans and on an individual loan basis for other loans. If a loan is impaired, a portion of the allowance is allocated so that the loan is reported, net, at the present value of estimated future cash flows using the loan's existing rate or at the fair value of collateral if repayment is expected solely from the collateral.

Premises and Equipment: Land is carried at cost. Premises and equipment are
----------------------
stated at cost less accumulated depreciation. Depreciation is calculated using primarily the straight-line method and is provided over the estimated useful lives of 15 to 50 years for premises and 1 to 7 years for equipment.

Loans Held for Sale: Loans held for sale are those loans the Bank has the intent
-------------------
to sell in the foreseeable future. They are carried at the lower of aggregate cost or market value. Gains and losses are recognized when the loans are sold and are determined by the difference between the fair value of the securities and the carrying value of the loans.

Servicing Rights: Servicing rights are recognized as assets for purchased rights
----------------
and for the allocated value of retained servicing rights on loans sold. Servicing rights are expensed in proportion to, and over the period of, estimated net servicing revenues. Impairment is evaluated based on the fair value of the rights, using groupings of the underlying loans as to interest rates and then, secondarily, as to geographic and prepayment characteristics. Any impairment of a grouping is reported as a valuation allowance.

Other Real Estate Owned: Real estate properties acquired through, or in lieu of,
-----------------------
loan foreclosure are recorded at the lower of cost or fair value less estimated costs to sell. Costs relating to improvement of property are capitalized, whereas costs relating to holding property are expensed.

Valuations are periodically performed by management, and an allowance for losses is established by a charge to income if the carrying value of a property exceeds its estimated fair value less estimated costs to sell.

--------------------------------------------------------------------------------

                                   (Continued)

                 A.J. SMITH FEDERAL SAVINGS BANK AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             (Dollars in thousands)

--------------------------------------------------------------------------------


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income Taxes: Income tax expense is the total of the current year income tax due
------------
or refundable and the change in deferred tax assets and liabilities. Deferred tax assets and liabilities are the expected future tax amounts for the temporary differences between carrying amounts and tax bases of assets and liabilities, computed using enacted tax rates. A valuation allowance, if needed, reduces deferred tax assets to the amount expected to be realized.

Fair Value of Financial Instruments: Fair values of financial instruments are
-----------------------------------
estimated using relevant market information and other assumptions, as more fully disclosed in a separate note. Fair value estimates involve uncertainties and matters of significant judgment regarding interest rates, credit risk, prepayments, and other factors, especially in the absence of broad markets for particular items. Changes in assumptions or in market conditions could significantly affect the estimates.

Comprehensive Income: Comprehensive income consists of net income and other
--------------------
comprehensive income. Other comprehensive income includes unrealized gains and losses on securities available-for-sale, which are also recognized as separate components of equity.

New Accounting Pronouncements: In 1999, the Bank adopted the provisions of
-----------------------------
Statement of Financial Accounting Standards (SFAS) No. 134, "Accounting for Mortgage-Backed Securities Retained After the Securitization of Mortgage Loans Held-for-Sale by a Mortgage Banking Enterprise." As permitted by SFAS No. 134, the Bank reclassified mortgage-backed securities originated in prior years in conjunction with mortgage banking activities from trading securities to available-for-sale. Accordingly, in 1999, the Bank reclassified trading securities with a fair value of $3,473 to available-for-sale. Losses of $35 were recognized prior to the transfer.

NOTE 2 - SECURITIES

The amortized cost and fair value of securities available-for-sale follow:

                                                                        Gross          Gross
                                                       Amortized     Unrealized     Unrealized         Fair
                                                         Cost           Gains         Losses           Value
                                                         ----           -----         ------           -----
     June 30, 2001 (unaudited)
     -------------------------
         U.S. government agencies                    $    44,391     $     1,064    $       (14)   $    45,441
         Mortgage-backed                                   9,290             108            (35)         9,363
                                                     -----------     -----------    -----------    -----------

                                                     $    53,681     $     1,172    $       (49)   $    54,804
                                                     ===========     ===========    ===========    ===========

--------------------------------------------------------------------------------

                                   (Continued)

                 A.J. SMITH FEDERAL SAVINGS BANK AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             (Dollars in thousands)

--------------------------------------------------------------------------------


NOTE 2 - SECURITIES (Continued)

                                                                        Gross          Gross
                                                       Amortized     Unrealized     Unrealized         Fair
                                                         Cost           Gains         Losses           Value
                                                         ----           -----         ------           -----
    December 31, 2000
    -----------------
         U.S. government agencies                    $    46,352     $       656    $       (51)   $    46,957
         Mortgage-backed                                  10,338             108            (26)        10,420
                                                     -----------     -----------    -----------    -----------

                                                     $    56,690     $       764    $       (77)   $    57,377
                                                     ===========     ===========    ===========    ===========

     December 31, 1999
     -----------------
         U.S. Treasury                               $     1,005     $         -    $        (9)   $       996
         U.S. government agencies                         36,718               -           (561)        36,157
         Mortgage-backed                                   9,566               -           (261)         9,305
                                                     -----------     -----------    -----------    -----------

                                                     $    47,289     $         -    $      (831)   $    46,458
                                                     ===========     ===========    ===========    ===========

The amortized cost and fair values of securities held-to-maturity follow:

                                                                        Gross          Gross
                                                       Amortized     Unrealized     Unrealized         Fair
                                                         Cost           Gains         Losses           Value
                                                         ----           -----         ------           -----
     June 30, 2001 (unaudited)
     -------------------------
         State and municipal                         $       324     $         -    $         -    $       324
         Mortgage-backed                                     412               6              -            418
                                                     -----------     -----------    -----------    -----------

                                                     $       736     $         6    $         -    $       742
                                                     ===========     ===========    ===========    ===========

     December 31, 2000
     -----------------
         State and municipal                         $       319     $         -    $         -    $       319
         Mortgage-backed                                     472               5              -            477
                                                     -----------     -----------    -----------    -----------

                                                     $       791     $         5    $         -    $       796
                                                     ===========     ===========    ===========    ===========

     December 31, 1999
     -----------------
         State and municipal                         $       388     $         -    $         -    $       388
         Mortgage-backed                                     556               7              -            563
                                                     -----------     -----------    -----------    -----------

                                                     $       944     $         7    $         -    $       951
                                                     ===========     ===========    ===========    ===========

--------------------------------------------------------------------------------

                                   (Continued)

                 A.J. SMITH FEDERAL SAVINGS BANK AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             (Dollars in Thousands)

________________________________________________________________________________


NOTE 2 - SECURITIES (Continued)

Contractual maturities of debt securities were as follows. Securities not due at a single maturity date, primarily mortgage-backed securities, are shown separately.

                                                   Available-for-Sale               Held-to-Maturity
                                                   ------------------               ----------------
                                                  Amortized        Fair         Amortized          Fair
                                                    Cost           Value          Cost             Value
                                                    ----           -----          ----             -----
June 30, 2001 (unaudited)
------------------------
     Due in one year or less                    $    15,192     $    15,340    $       118    $       118
     Due after one year through five years           29,199          30,101            206            206
     Mortgage-backed securities                       9,290           9,363            412            418
                                                -----------     -----------    -----------    -----------

                                                $    53,681     $    54,804    $       736    $       742
                                                ===========     ===========    ===========    ===========
December 31, 2000
-----------------
     Due in one year or less                    $    13,976     $    13,973    $       116    $       116
     Due after one year through five years           32,376          32,984            203            203
     Mortgage-backed securities                      10,338          10,420            472            477
                                                -----------     -----------    -----------    -----------

                                                $    56,690     $    57,377    $       791    $       796
                                                ===========     ===========    ===========    ===========
December 31, 1999
-----------------
     Due in one year or less                    $    13,630     $    13,533    $        81    $        81
     Due after one year through five years           24,093          23,620            307            307
     Due after five years through ten years               -               -              8              8
     Mortgage-backed securities                       9,566           9,305            548            554
                                                -----------     -----------    -----------    -----------

                                                $    47,290     $    46,458    $       944    $       951
                                                ===========     ===========    ===========    ===========

Securities with a carrying value of approximately $18,324 (unaudited), $20,737, and $20,000 at June 30, 2001 and December 31, 2000 and 1999, were pledged to secure public deposits and other purposes as required or permitted by law.


________________________________________________________________________________

                                  (Continued)

                 A.J. SMITH FEDERAL SAVINGS BANK AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             (Dollars in Thousands)

________________________________________________________________________________


NOTE 3 - LOANS

Loans consist of:

                                                         June 30,           December 31,
                                                                            ------------
                                                           2001          2000          1999
                                                           ----          ----          ----
                                                        (Unaudited)
     Mortgage loans:
         Secured by one-to-four-family residences     $  104,560     $   93,962    $   91,818
         Multi-family and other loans secured by
           other properties                                8,385          9,442        11,919
         Home equity loans                                 5,252          5,999         7,676
     Consumer and other loans                                860            733           516
                                                      ----------     ----------    ----------
                                                         119,057        110,136       111,929
     Allowance for loan losses                            (2,275)        (2,364)       (2,158)
     Deferred loan costs                                       4             52            68
     Deferred gain on real estate contracts                  (49)           (55)          (63)
                                                      ----------     ----------    ----------

         Loans, net                                   $  116,737     $  107,769    $  109,776
                                                      ==========     ==========    ==========

The Bank's mortgage loan portfolio includes "subprime" loans made to borrowers with weakened credit characteristics, such as prior payment delinquencies, foreclosures, bankruptcies, or diminished repayment ability. These subprime loans totaled $47,954, $51,588, and $54,900 at June 30, 2001 (unaudited) and December 31, 2000 and 1999.

Changes in the allowance for loan losses follow:

                                        Six Months Ended         Years Ended
                                            June 30,             December 31,
                                            --------             -----------
                                        2001        2000       2000       1999
                                        ----        ----       ----       ----
                                          (Unaudited)

     Beginning balance                $ 2,364     $ 2,158    $ 2,158    $ 1,919
         Provision for loan losses        120          80        300        525
         Charge-offs                     (209)        (42)       (94)      (287)
         Recoveries                         -           -          -          1
                                      -------     -------    -------    -------

     Ending balance                   $ 2,275     $ 2,196    $ 2,364    $ 2,158
                                      =======     =======    =======    =======

At or during the six months ended June 30, 2001 (unaudited) and at or during the years ended December 31, 2000 and 1999, there were no loans considered impaired.


________________________________________________________________________________

                                  (Continued)

                 A.J. SMITH FEDERAL SAVINGS BANK AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             (Dollars in Thousands)

________________________________________________________________________________


NOTE 3 - LOANS (Continued)

Certain directors and officers of the Bank and companies with which they are affiliated have obtained loans from the Bank on various occasions. In the opinion of management, these loans were made at substantially the same terms and rates extended to other customers and do not involve more than the normal risk of collectibility. A summary of such loans made by the Bank in the ordinary course of business is as follows:

                                               June 30,        December 31,
                                                               ------------
                                                 2001        2000        1999
                                                 ----        ----        ----
                                              (Unaudited)

     Beginning balance                        $  1,252    $  1,140    $    780
         New loans                                 592         557         259
         Repayments                               (473)       (287)        (57)
         Change due to change in directors         159        (158)        158
                                              --------    --------    --------

     Ending balance                           $  1,530    $  1,252    $  1,140
                                              ========    ========    ========

Nonaccrual loans on which accrual of interest has been discontinued totaled $1,442 (unaudited), $1,196, and $1,673 at June 30, 2001 and December 31, 2000
and 1999. Differences in interest income recorded on the cash basis on nonaccrual loans for the six months ended June 30, 2001 (unaudited) and the years ended December 31, 2000 and 1999 and the amounts that would have been recorded if interest on such nonaccrual loans had been accrued was not material to the financial statements.

Mortgage loans serviced for others are not included in the accompanying consolidated statement of financial condition. The unpaid principal balances of these loans follows:

                                                       June 30,           December 31,
                                                       -------            ------------
                                                   2001       2000      2000        1999
                                                   ----       ----      ----        ----
                                                 (Unaudited)
     Mortgage loan portfolios serviced for:
         FNMA                                   $ 30,250   $ 37,989   $ 33,899   $ 41,379
         FHLMC                                       498        592        540        798
         Other investors                              45         49         47         54
                                                --------   --------   --------   --------

     Balance, end of year                       $ 30,793   $ 38,630   $ 34,486   $ 42,231
                                                ========   ========   ========   ========

Custodial escrow balances maintained in connection with the foregoing loan servicing were approximately $793 (unaudited), $848, and $989 at June 30, 2001 and 2000 and December 31, 2000 and 1999.

________________________________________________________________________________

                                  (Continued)

                 A.J. SMITH FEDERAL SAVINGS BANK AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             (Dollars in Thousands)

________________________________________________________________________________


NOTE 3 - LOANS (Continued)

The aggregate changes in mortgage servicing rights were as follows:

                                     Six Months Ended        Years Ended
                                         June 30,            December 31,
                                         --------            ------------
                                      2001       2000       2000       1999
                                      ----       ----       ----       ----
                                       (Unaudited)

     Balance, beginning of year     $   230    $   286    $   286    $   331
         Additions                        -          -          -          -
         Amortization                   (26)       (28)       (56)       (45)
         Impairment                    (154)         -          -          -
                                    -------    -------    -------    -------

     Balance, end of year           $    50    $   258    $   230    $   286
                                    =======    =======    =======    =======


NOTE 4 - ACCRUED INTEREST RECEIVABLE

Accrued interest receivable is summarized as follows.

                                                June 30,     December 31,
                                                             ------------
                                                 2001       2000       1999
                                                 ----       ----       ----
                                               (Unaudited)

     Investment securities                     $   750    $   771    $   571
     Loans receivable                              685        668        673
     Other                                          29         35        202
                                               -------    -------    -------

                                               $ 1,464    $ 1,474    $ 1,446
                                               =======    =======    =======


NOTE 5 - PREMISES AND EQUIPMENT

Premises and equipment consist of:

                                                June 30,     December 31,
                                                             ------------
                                                 2001       2000       1999
                                                 ----       ----       ----
                                               (Unaudited)

     Land$                                     $   602    $   602    $   602
     Office buildings and improvements           3,759      3,749      3,686
     Furniture, fixtures, and equipment          1,425      1,393      1,290
                                               -------    -------    -------
                                                 5,786      5,744      5,578
     Less accumulated depreciation               2,833      2,860      2,559
                                               -------    -------    -------

                                               $ 2,953    $ 2,884    $ 3,019
                                               =======    =======    =======
________________________________________________________________________________

                                  (Continued)

                 A.J. SMITH FEDERAL SAVINGS BANK AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             (Dollars in Thousands)

________________________________________________________________________________


NOTE 6 - DEPOSITS

Certificates of deposit $100,000 or more were $24,123 (unaudited), $23,571, and $23,320 at June 30, 2001 and December 31, 2000 and 1999. Deposit amounts in excess of $100,000 are not federally insured.

Deposit accounts are summarized as follows:

                                        June 30,
                                          2001             December 31,
                                          ----             ------------
                                       (Unaudited)       2000        1999
                                                         ----        ----
          Passbook accounts            $   37,841     $  36,143   $  37,027
          NOW accounts                     20,870        19,467      17,865
          Money market accounts             9,252         9,720      10,605
          Certificates of deposit          94,545        95,921      96,296
                                       ----------     ---------   ---------

            Total deposits             $  162,508     $ 161,251   $ 161,793
                                       ==========     =========   =========

Scheduled maturities of time certificates are as follows:

                                                    June 30,     December 31,
           Year                                       2001           2000
           ----                                       ----           ----
                                                   (Unaudited)

          2001                                    $    39,055    $    58,182
          2002                                         32,288         18,997
          2003                                          9,635          7,114
          2004                                          4,392          4,083
          2005                                          7,551          7,482
          Thereafter                                    1,624             63
                                                  -----------    -----------

                                                  $    94,545    $    95,921
                                                  ===========    ===========

Interest expense on deposits is summarized as follows:

                                         June 30,               December 31,
                                         --------               ------------
                                     2001         2000        2001        2000
                                     ----         ----        ----        ----
                                  (unaudited)

     NOW $                        $     72     $     72    $    145    $    168
     Money market                      188          189         388         479
     Passbook                          556          559       1,061       1,155
     Certificates of deposit         2,752        2,989       6,042       5,276
                                  --------     --------    --------    --------

                                  $  3,568     $  3,809    $  7,636    $  7,078
                                  ========     ========    ========    ========

Non-interest-bearing deposits (NOW accounts) totaled $9,039 (unaudited), $10,745, and $8,905 at June 30, 2001, December 31, 2000, and December 31,
1999.


________________________________________________________________________________

                                  (Continued)

                 A.J. SMITH FEDERAL SAVINGS BANK AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             (Dollars in thousands)

________________________________________________________________________________


NOTE 7 - FEDERAL HOME LOAN BANK ADVANCES

Advances from the Federal Home Loan Bank consist of:

                                                  Frequency
                                                   of Rate             June 30            December 31,
                                                                                          -----------
          Maturity Date             Rate          Adjustment            2001         2000              1999
          -------------             ----          ----------            ----         ----              ----
                                                                     (Unaudited)

     February 16, 2001              5.45%            Fixed           $         -    $     2,000    $     2,000
     February 16, 2002              5.61%            Fixed                 1,000          1,000          1,000
     April 17, 2000                 5.05%            Fixed                     -              -          1,000
     May 6, 2004                    6.00%            Fixed                 2,000          2,000          2,000
     May 6, 2005                    6.10%            Fixed                 2,000          2,000          2,000
     May 25, 2000                   5.54%            Fixed                     -              -          2,000
     May 29, 2001                   6.49%            Fixed                     -          1,000          1,000
     November 29, 2001              6.56%            Fixed                 1,000          1,000          1,000
     June 13, 2000                  5.97%            Fixed                     -              -          2,000
     December 21, 2002              6.64%            Fixed                 1,000          1,000          1,000
     December 30, 2003              7.03%            Fixed                 1,000          1,000          1,000
     July 1, 2002                   6.80%            Fixed                 1,000          1,000          1,000
     March 20, 2009                 5.63%            Fixed                 3,000              -              -
                                                                     -----------    -----------    -----------

                                                                     $    12,000    $    12,000    $    17,000
                                                                     ===========    ===========    ===========

The advances are secured by a blanket lien on qualifying first mortgage loans in an amount equal to at least 170% of the amount of outstanding advances. The advances are also subject to a prepayment penalty.

NOTE 8 - INCOME TAXES

Income tax expense was as follows:

                                 Six Months Ended              Years Ended
                                    June 30,                   December 31,
                                    --------                   -----------
                               2001           2000         2000          1999
                               ----           ----         ----          ----
                                    (Unaudited)
     Current

         Federal            $      284    $      505    $      879   $      925
         State                     (46)            -             2           42
     Deferred                      (95)         (110)         (215)        (176)
                            ----------    ----------    ----------   ----------

         Total              $      143    $      395    $      666   $      791
                            ==========    ==========    ==========   ==========

________________________________________________________________________________

                                  (Continued)

                 A.J. SMITH FEDERAL SAVINGS BANK AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             (Dollars in thousands)

________________________________________________________________________________


NOTE 8 - INCOME TAXES (Continued)

Effective tax rates differ from federal statutory rates applied to financial statement income due to the following.

                                                          Six Months Ended                 Years Ended
                                                              June 30,                     December 31,
                                                              --------                     -----------
                                                         2001           2000            2000           1999
                                                         ----           ----            ----           ----
                                                             (Unaudited)
     Income tax at federal statutory rate            $       161     $       392    $       682    $       698
     Effect of
         State taxes, net of federal benefit                 (40)            (18)           (31)   $        89
         Other, net                                           22              21             15              4
                                                     -----------     -----------    -----------    -----------

         Total                                       $       143     $       395    $       666    $       791
                                                     ===========     ===========    ===========    ===========

         Effective tax rate                                 30.2%          34.3%           33.2%          38.5%
                                                     ===========     ==========     ===========    ===========

The net deferred tax assets included in other assets in the consolidated statements of financial condition are as follows:

                                                                      June 30,             December 31,
                                                                                           ------------
                                                                        2001           2000           1999
                                                                        ----           ----           ----
                                                                     (Unaudited)
     Deferred tax assets

         Allowance for loan losses                                   $       833    $       821    $       645
         Accrued expenses                                                    633            512            400
         Unrealized loss on securities available-for-sale                      -              -            323
                                                                     -----------    -----------    -----------
                                                                           1,466          1,333          1,368
                                                                     -----------    -----------    -----------
     Deferred tax liabilities

         Premises and equipment                                              (42)           (61)           (85)
         Unrealized gain on securities available-for-sale                   (436)          (267)             -
         Federal Home Loan Bank stock dividends                              (99)           (82)           (48)
         Deferred loan fees                                                  (80)          (103)           (89)
         Mortgage servicing rights                                           (19)           (89)          (110)
         Other                                                              (267)          (234)          (164)
                                                                     -----------    -----------    -----------
                                                                            (943)          (836)          (496)
                                                                     -----------    -----------    -----------

              Net deferred tax asset                                 $       523    $       497    $       872
                                                                     ===========    ===========    ===========

Federal income tax laws provided additional bad debt deductions through 1987 totaling $2,372. Accounting standards do not require a deferred tax liability to be recorded on this amount, which liability otherwise would total $919 at June 30, 2001 (unaudited) and $919 at December 31, 2000. If the Bank were liquidated or otherwise ceased to be a bank or if tax laws were to change, this amount would be expensed.

________________________________________________________________________________

                                  (Continued)

                 A.J. SMITH FEDERAL SAVINGS BANK AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             (Dollars in thousands)

________________________________________________________________________________


NOTE 9 - EMPLOYEE BENEFITS

The Bank maintains a contributory profit sharing plan for its employees. To be eligible to participate, an employee must have completed one year of service, be credited with 1,000 hours of service during that period, and have attained the age of 18. Bank contributions to the plan are discretionary and determined by the Board of Directors. Profit sharing expense was $110 (unaudited) and $75 (unaudited) for the six months ended June 30, 2001 and 2000 and $220 and $150 for the years ended December 31, 2000 and 1999.

The Bank suspended its defined contribution 401(k) retirement plan in January 1997. No matching contributions were made as of June 30, 2001 and 2000 and for the years ended December 31, 2000 or 1999.

The Bank sponsors nonqualified unfunded retirement plans for directors, which provide annual benefit payments to directors upon retirement. The Bank's liability for the plans totaled $1,505 (unaudited), $1,190, and $1,034 at June 30, 2001 and December 31, 2000 and 1999. Expense related to the plans totaled $315 (unaudited) and $64 (unaudited) for the six months ended June 30, 2001 and 2000 and $156 and $141 for the years ended December 31, 2000 and 1999.

NOTE 10 - FAIR VALUES OF FINANCIAL INSTRUMENTS

Carrying amount and estimated fair values of financial instruments were as follows.

                                          June 30, 2001           December 31, 2000         December 31, 1999
                                          -------------           -----------------         -----------------
                                           (Unaudited)
                                     Carrying       Fair       Carrying       Fair        Carrying        Fair
                                      Amount        Value       Amount        Value        Amount         Value
                                      ------        -----       ------        -----        ------         -----
    Financial assets

       Cash and cash equivalents    $  19,122    $   19,122   $   22,808   $   22,808   $   26,893   $   26,893
       Certificates of deposit              -             -            -            -        8,000        8,000
       Securities available-for-sale   54,804        54,804       57,377       57,377       46,458       46,458
       Securities held-to-maturity        736           742          791          796          944          951
       Federal Home Loan Bank
         stock                          1,274         1,274        1,228        1,228        1,143        1,143
       Loans                          116,737       118,484      107,769      111,083      109,776      111,776
       Accrued interest receivable      1,464         1,464        1,474        1,474        1,446        1,446

    Financial liabilities
       Deposits                     $ 162,508    $  160,560   $  161,251   $  162,084   $  161,793   $  162,145
       Advances from Federal
         Home Loan                     12,000        11,861       12,000       12,035       17,000       16,487
       Advances from borrowers for
         taxes and insurance            1,413         1,413        1,242        1,242        1,201        1,201
       Accrued interest payable           141           141          148          148          157          157

________________________________________________________________________________

                                  (Continued)

                 A.J. SMITH FEDERAL SAVINGS BANK AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             (Dollars in thousands)

________________________________________________________________________________


NOTE 10 - FAIR VALUES OF FINANCIAL INSTRUMENTS (Continued)

The methods and assumptions used to estimate fair value are described as follows.

Carrying amount is the estimated fair value for cash and cash equivalents, certificates of deposit, short-term borrowings, Federal Home Loan Bank stock, accrued interest receivable and payable, demand deposits, short-term debt, and variable rate loans or deposits that reprice frequently and fully. Security fair values are based on market prices or dealer quotes and, if no such information is available, on the rate and term of the security and information about the issuer. For fixed rate loans or deposits and for variable rate loans or deposits with infrequent repricing or repricing limits, fair value is based on discounted cash flows using current market rates applied to the estimated life and credit risk. Fair values for impaired loans are estimated using discounted cash flow analysis or underlying collateral values. Fair value of loans held for sale is based on market quotes. Fair value of debt is based on current rates for similar financing. The fair value of off-balance-sheet items is based on the current fees or cost that would be charged to enter into or terminate such arrangements.

NOTE 11 - REGULATORY CAPITAL

The Bank is subject to regulatory capital requirements administered by federal banking agencies. Capital adequacy guidelines and, additionally for banks, prompt corrective action regulations involve quantitative measures of assets, liabilities, and certain off-balance-sheet items calculated under regulatory accounting practices. Capital amounts and classifications are also subject to qualitative judgements by regulators. Failure to meet capital requirements can initiate regulatory action.

Prompt corrective action regulations provide five classifications: well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized, and critically undercapitalized, although these terms are not used to represent overall financial condition. If adequately capitalized, regulatory approval is required to accept brokered deposits. If undercapitalized, capital distributions are limited, as is asset growth and expansion, and capital restoration plans are required.


________________________________________________________________________________

                                   (Continued)

                 A.J. SMITH FEDERAL SAVINGS BANK AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             (Dollars in thousands)

--------------------------------------------------------------------------------


NOTE 11 - REGULATORY CAPITAL (Continued)

Actual and required capital amounts (in thousands) and ratios are presented below:

                                                                                                   To Be Well
                                                                                                Capitalized Under
                                                                             For Capital        Prompt Corrective
                                                          Actual          Adequacy Purposes     Action Provisions
                                                    ----------------      -----------------     -----------------
                                                    Amount     Ratio      Amount      Ratio     Amount      Ratio
                                                    ------     -----      ------      -----     ------      -----
As of June 30, 2001 (unaudited)
-------------------------------
   Total capital to risk-weighted assets          $  20,893     22.8%    $  7,338     8.0%     $ 9,172      10.0%
   Tier I (core) capital to risk-weighted assets     19,125     20.9        3,669     4.0        5,503       6.0
   Tier I (core) capital to adjusted total assets    19,125      9.7        7,889     4.0        9,862       5.0

As of December 31, 2000
-----------------------
   Total capital to risk-weighted assets          $  20,107     22.4%    $  7,189     8.0%     $ 8,986      10.0%
   Tier I (core) capital to risk-weighted assets     18,795     20.9        3,594     4.0        5,392       6.0
   Tier I (core) capital to adjusted total assets    18,795      9.6        7,817     4.0        9,772       5.0

As of December 31, 1999
-----------------------
   Total capital to risk-weighted assets          $  18,614     20.3%    $  7,340     8.0%     $ 9,174      10.0%
   Tier I (core) capital to risk-weighted assets     17,456     19.0        3,670     4.0        5,505       6.0
   Tier I (core) capital to adjusted total assets    17,456      8.7        8,014     4.0       10,017       5.0

As of June 30, 2001 (unaudited) and December 31, 2000, the most recent notification from the Office of Thrift Supervision ("the OTS") categorized the Bank as well capitalized under the regulatory framework for prompt correction action. There are no conditions or events since that notification that management believes have changed the Bank's category.

In 2001, for institutions involved in "subprime" lending (see Note 3), the OTS adopted new regulations which increased the amount of minimum total capital required to meet each prompt corrective action classification. Although OTS guidance that would permit the accurate calculation of the new requirements is not yet available, management believes that the new regulations will not affect the Bank's categorization as well capitalized.

The following is a reconciliation of the Bank's equity under generally accepted accounting principles (GAAP) to regulatory capital as of the dates indicated (in thousands):

                                              June 30,          December 31,
                                                2001         2000        1999
                                                ----         ----        ----
                                            (Unaudited)

     GAAP equity                             $ 19,812    $ 19,215   $ 16,947
     Nonqualifying equity instruments            (687)       (420)       509
                                             --------    --------   --------
         Tier I capital                        19,125      18,795     17,456
     General regulatory loan loss reserves      1,768       1,312      1,158
                                             --------    --------   --------

         Total capital                       $ 20,893    $ 20,107   $ 18,614
                                             ========    ========   ========

--------------------------------------------------------------------------------

                                  (Continued)

                 A.J. SMITH FEDERAL SAVINGS BANK AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             (Dollars in thousands)

--------------------------------------------------------------------------------


NOTE 12 - OFF-BALANCE-SHEET ACTIVITIES

Some financial instruments, such as loan commitments, credit lines, letters of credit, and overdraft protection, are issued to meet customer financing needs. These are agreements to provide credit or to support the credit of others, as long as conditions established in the contract are met, and usually have expiration dates. Commitments may expire without being used. Off-balance-sheet risk to credit loss exists up to the face amount of these instruments, although material losses are not anticipated. The same credit policies are used to make such commitments as are used for loans, including obtaining collateral at exercise of the commitment.

Financial instruments with off-balance-sheet risk were as follows.

                                           June 30,       December 31,
                                             2001       2000        1999
                                             ----       ----        ----
                                          (Unaudited)

     Commitments to make loans             $  6,942   $ 2,589    $ 1,272
     Letters of credit                           32        57         57
     Unused lines of credit                   5,110     5,259      5,325

Commitments to make loans are fixed rate and are generally made for periods of 120 days or less. As of June 30, 2001 (unaudited) and December 31, 2000, fixed rate loan commitments had interest rates ranging from 7.00% to 11.25%. All unused lines of credit are variable rate commitments.

In the normal course of business, there are various outstanding contingent liabilities such as claims and legal actions that are not reflected in the financial statements. In the opinion of management, no material losses are anticipated as a result of these actions or claims.

The Bank originates fixed-rate mortgages and secures them in mortgage pools through FNMA and FHLMC. These mortgage-backed securities are sold with and without recourse. The Bank was at risk for $1,534 (unaudited), $1,639, and $2,078 at June 30, 2001 and December 31, 2000 and 1999 representing loans sold with recourse.

--------------------------------------------------------------------------------

                                  (Continued)

                A.J. SMITH FEDERAL SAVINGS BANK AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             (Dollars in thousands)

--------------------------------------------------------------------------------

NOTE 13 - OTHER COMPREHENSIVE INCOME

Other comprehensive income components and related taxes were as follows.

                                           Six Months Ended       Years Ended
                                               June 30,           December 31,
                                               --------           ------------
                                            2001       2000     2000       1999
                                            ----       ----     ----       ----
                                                   Unaudited)
     Unrealized holding gains and losses
       on securities available-for-sale    $  436     $   -    $ 1,518  $  (949)
     Tax effect                              (169)        -       (589)     368
                                           ------     -----    -------  -------

     Other comprehensive income            $  267     $   -    $   929  $  (581)
                                           ======     =====    =======  =======


NOTE 14 - ADOPTION OF PLAN OF REORGANIZATION AND STOCK ISSUANCE
 (UNAUDITED)

On June 19, 2001, the Board of Directors of the Bank adopted a Plan of Reorganization and Stock Issuance ("the Plan") to reorganize the Bank into a mutual holding company, form a new holding company and a federal stock savings bank with the concurrent sale of the new holding company's common stock in an amount equal to 49% of the consolidated pro forma market value of the holding company and the Bank after giving effect to the offering. A subscription offering of the shares of common stock in the new holding company will be offered initially to the Bank's eligible deposit account holders and the Bank's tax qualified employee benefit plan, then to other members of the Bank. Any shares of the holding company's common stock not sold in the subscription offering will be offered for sale to the general public, giving preference to the Bank's market area.

Upon completion of the Plan, the mutual holding company will own 51% of the outstanding stock of the new holding company, with the remaining 49% held by the public. The new holding company will own 100% of the federal stock savings bank. The new federal stock savings bank may not pay dividends to the new holding company if the dividends would cause the Bank to fall below the "well capitalized" capital threshold.

Offering costs will be deferred and deducted from the proceeds of the shares sold in the stock offering. If the offering is not completed, all costs will be charged to expense. At June 30, 2001 (unaudited), $29,000 has been deferred.


--------------------------------------------------------------------------------

================================================================================

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different. If the laws of your state or other jurisdiction prohibit us from offering our common stock to you, then this prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of our common stock. Neither the delivery of this prospectus nor any sale hereunder shall imply that there has been no change in our affairs since any of the dates as of which information is furnished in this prospectus since the date hereof.









                              Our Table of Contents
                         is located on the inside of the
                       front cover page of this document.

Until _________, 2002 or 90 days after commencement of the syndicated community offering, if any, whichever is later, all dealers effecting transactions in our common stock may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to any unsold allotments or subscriptions.

                                 918,505 Shares
                              (Anticipated Maximum)
                 (Subject to Increase to Up to 1,056,281 Shares)

                                AJS Bancorp, Inc.

                          (Proposed Holding Company for
                        A. J. Smith Federal Savings Bank)


                                  COMMON STOCK




                              ---------------------

                                   PROSPECTUS

                              ---------------------







                               Trident Securities
                     A Division of McDonald Investments Inc.

                                November __, 2001

================================================================================

PART II:  INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors and Officers

     Generally, federal regulations define areas for indemnity coverage for federal savings associations and federal MHC subsidiary holding companies as follows:

          (a) Any person against whom any action is brought or threatened because that person is or was a director or officer of the savings association shall be indemnified by the savings association for:

               (i) Any amount for which that person becomes liable under a judgment in such action; and

               (ii) Reasonable costs and expenses, including reasonable attorneys' fees, actually paid or incurred by that person in defending or settling such action, or in enforcing his or her rights under this section if he or she attains a favorable judgement in such enforcement action.

          (b) Indemnification shall be made to such person under paragraph (b) of this Section only if:

               (i)   Final judgment on the merits is in his or her favor; or

               (ii)  In case of:

                     a.   Settlement,
                     b.   Final judgement against him or her, or
                     c. Final judgement in his or her favor, other than on the merits, if a majority of the disinterested directors of the savings association determine that he or she was acting in good faith within the scope of his or her employment or authority as he or she could reasonably have perceived it under the circumstances and for a purpose he or she could reasonably have believed under the circumstances was in the best interest of the savings association or its members. However, no indemnification shall be made unless the association gives the Office at least 60 days notice of its intention to make such indemnification. Such notice shall state the facts on which the action arose, the terms of any settlement, and any disposition of the action by a court. Such notice, a copy thereof, and a certified copy of the resolution containing the required determination by the board of directors shall be sent to the Regional Director, who shall promptly acknowledge receipt thereof. The notice period shall run from the date of such receipt. No such indemnification shall be made if the OTS advises the association in writing, within such notice period, of its objection thereto.

          (c)  As used in this paragraph:

               (i) "Action" means any judicial or administrative proceeding, or threatened proceeding, whether civil, criminal, or otherwise, including any appeal or other proceeding for review;

               (ii) "Court" includes, without limitation, any court to which or in which any appeal or any proceeding for review is brought;

               (iii) "Final Judgment" means a judgment, decree, or order which is not appealable or as to which the period for appeal has expired with no appeal taken;

               (iv) "Settlement" includes the entry of a judgment by consent or confession or a plea of guilty or of nolo contendere.

Item 25.    Other Expenses of Issuance and Distribution

                                                                                  Amount
                                                                                  ------
       *    Legal Fees and Expenses .....................................  $      120,000
       *    Printing, Postage, Mailing and EDGAR ........................         100,000
       *    Appraisal and Business Plan Fees and Expenses ...............          30,000
       *    Blue Sky Filing Fees and Expenses
             (including counsel fees) ...................................          30,000
       *    Accounting Fees and Expenses ................................          80,000
       *    Conversion Agent and Data Processing Fees ...................          12,500
       **   Marketing Agent Fees and Expenses ...........................         115,000
       *    Marketing Agent Counsel Fees ................................          30,000
       *    Filing Fees (OTS and SEC) ...................................          20,000
       *    Other Expenses ..............................................          10,000
                                                                           --------------
       *    Total .......................................................  $      547,500
                                                                           ==============

__________________
*      Estimated
** AJS Bancorp, Inc. has retained Trident Securities, A Division of McDonald Investments Inc., to assist in the sale of common stock on a best efforts basis in the Offerings.

Item 26.    Recent Sales of Unregistered Securities

            Not Applicable.

Item 27.    Exhibits:

            The exhibits filed as part of this registration statement are as follows:

            (a) List of Exhibits

1.1 Engagement Letter between A.J. Smith Federal Savings Bank and Trident Securities, a Division of McDonald Investments Inc.*

1.2 Form of Agency Agreement among AJS Bancorp, Inc., A.J. Smith Federal Savings Bank and Trident Securities, a Division of McDonald Investments Inc.*

2 Plan of Reorganization from a Mutual Savings Bank to a Mutual Holding Company and Stock Issuance Plan*

3.1    Charter of AJS Bancorp, Inc. (Included in Exhibit 2)*

3.2    Bylaws of AJS Bancorp, Inc. (Included in Exhibit 2)*

4      Form of Common Stock Certificate of AJS Bancorp, Inc.*

5 Opinion of Luse Lehman Gorman Pomerenk & Schick regarding legality of securities being registered*

8.1    Federal Tax Opinion of Luse Lehman Gorman Pomerenk & Schick*

8.2    Opinion of Keller & Company, Inc. with respect to Subscription Rights*

10.1   Employment Agreement for Thomas R. Butkus*

10.2   Form of Employee Stock Ownership Plan*

10.3   Retirement Plan for Inside Directors*

10.4   Retirement Plan for Outside Directors*

21     Subsidiaries of Registrant*

23.1 Consent of Luse Lehman Gorman Pomerenk & Schick (contained in Opinions included on Exhibits 5 and 8.1)*

23.2   Consent of Crowe, Chizek and Company

23.3   Consent of Keller & Company, Inc.

24     Power of Attorney (set forth on signature page)*

99.1 Appraisal Agreement between A.J. Smith Federal Savings Bank and Keller & Company, Inc.*

99.2   Appraisal Report of Keller & Company, Inc.*


99.3   Marketing Materials*

99.4   Order and Acknowledgment Form*

99.5 Business Plan Agreement between A.J. Smith Federal Savings Bank and Keller & Company, Inc.*


99.6   Appraisal Report Update
_______________________________
*      Previously filed.

Item 28.    Undertakings

            The undersigned Registrant hereby undertakes:

        (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

        (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

        (ii) Reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any duration from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

        (iii) Include any additional or changed material information on the plan of distribution.

              (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

              (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

              The small business issuer will provide to the underwriter at the closing specified in the Underwriting Agreement certificates in such documentation and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

              Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the city of Midlothian, State of Illinois on November 6, 2001.


                                     AJS BANCORP, INC.


                             By:     /s/ Thomas R. Butkus
                                     -------------------------------------------
                                     Thomas R. Butkus
                                     Chairman of the Board and President
                                     (Duly Authorized Representative)

                                POWER OF ATTORNEY

     We, the undersigned directors and officers of AJS Bancorp, Inc. (the "Company") hereby severally constitute and appoint Thomas R. Butkus as our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said Thomas R. Butkus may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration statement on Form SB-2 relating to the offering of the Company's Common Stock, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby approve, ratify and confirm all that said Thomas R. Butkus shall do or cause to be done by virtue thereof.

     In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates stated.


            Signatures                                  Title                           Date
            ----------                                  -----                           ----
/s/ Thomas R. Butkus                     Chairman of the Board and                November 6, 2001
---------------------------------
Thomas R. Butkus                         President (Principal Executive
                                         Officer)


/s/ Lyn G. Rupich                        Vice President and Chief                 November 6, 2001
---------------------------------
Lyn G. Rupich                            Financial Officer (Principal
                                         Financial and Accounting Officer)


/s/ Roger L. Aurelio                     Director                                 November 6, 2001
---------------------------------
Roger L. Aurelio


/s/ Raymond J. Blake                     Director                                 November 6, 2001
---------------------------------
Raymond J. Blake


/s/ Jack A. Long                         Director                                 November 6, 2001
---------------------------------
Jack A. Long


/s/ Edward S. Milen                      Director                                 November 6, 2001
---------------------------------
Edward S. Milen

    As filed with the Securities and Exchange Commission on October 29, 2001
                                                      Registration No. 333-69482

================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             _______________________




                                    EXHIBITS
                                       TO
                      PRE-EFFECTIVE AMENDMENT NO. 1 TO THE
                             REGISTRATION STATEMENT
                                       ON
                                    FORM SB-2


                             _______________________




                                AJS Bancorp, Inc.
                              Midlothian, Illinois

                                  EXHIBIT INDEX

1.1 Engagement Letter between A.J. Smith Federal Savings Bank and Trident Securities, A Division of McDonald Investments, Inc.*


1.2 Form of Agency Agreement among AJS Bancorp, Inc., A.J. Smith Federal Savings Bank and Trident Securities, A Division of McDonald Investments, Inc.*


2 Plan of Reorganization From a Mutual Savings Bank to a Mutual Holding Company and Stock Issuance Plan*

3.1  Charter of AJS Bancorp, Inc. (Included in Exhibit 2)*

3.2  Bylaws of AJS Bancorp, Inc. (Included in Exhibit 2)*

4    Form of Common Stock Certificate of AJS Bancorp, Inc.*

5 Opinion of Luse Lehman Gorman Pomerenk & Schick regarding legality of securities being registered*

8.1  Federal Tax Opinion of Luse Lehman Gorman Pomerenk & Schick*

8.2  Opinion of Keller & Company, Inc. with respect to Subscription Rights*

10.1 Employment Agreement for Thomas R. Butkus*

10.2 Form of Employee Stock Ownership Plan*

10.3 Retirement Plan for Inside Directors*

10.4 Retirement Plan for Outside Directors*

21   Subsidiaries of Registrant*

23.1 Consent of Luse Lehman Gorman Pomerenk & Schick (contained in Opinions included on Exhibits 5 and 8.1)*

23.2 Consent of Crowe, Chizek and Company

23.3 Consent of Keller & Company, Inc.

24   Power of Attorney (set forth on signature page)*

99.1 Appraisal Agreement between A.J. Smith Federal Savings Bank and Keller & Company, Inc.*

99.2 Appraisal Report of Keller & Company, Inc.*


99.3 Marketing Materials*



99.4 Order and Acknowledgment Form*


99.5 Business Plan Agreement between A.J. Smith Federal Savings Bank and Keller & Company, Inc.*


99.6 Appraisal Report Update

________________________________
*    Previously filed